                                                             EXHIBIT 10





                     AMENDED AND RESTATED CREDIT AGREEMENT

                         Dated as of December 27, 1996

                                     Among

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                as the Lenders

                                      and

                       BANKAMERICA BUSINESS CREDIT, INC.

                          as the Administrative Agent

                     GENERAL ELECTRIC CAPITAL CORPORATION

                                 as a Co-Agent

                        CONGRESS FINANCIAL CORPORATION

                                 as a Co-Agent

                                      and

                                 AMES STORES

                                  as Borrower

                           ZAYRE NEW ENGLAND CORP.

                                  as Borrower

                                      and

                     THE OTHER CREDIT PARTIES NAMED HEREIN

                               TABLE OF CONTENTS

Section                                                                   Page

ARTICLE 1    INTERPRETATION OF THIS AGREEMENT
      1.1    Definitions.....................................................1
      1.2    Accounting Terms...............................................29
      1.3    Interpretive Provisions........................................29

ARTICLE 2    LOANS AND LETTERS OF CREDIT
      2.1    Total Facility.................................................30
      2.2    Revolving Loans................................................32
      2.3    Term Loans.....................................................38
      2.4    Letters of Credit..............................................39

ARTICLE 3    INTEREST AND FEES
      3.1    Interest.......................................................48
      3.2    Conversion and Continuation Elections..........................48
      3.3    Maximum Interest Rate..........................................50
      3.4    Closing Fee....................................................50
      3.5    Unused Line Fee................................................51
      3.6    Letter of Credit Fee...........................................51
      3.7    Remaining Tranche B Facility Fee...............................51
      3.8    Syndication Fee................................................51

ARTICLE 4    PAYMENTS AND PREPAYMENTS
      4.1    Loans..........................................................51
      4.2    Termination and Reduction of Facility..........................52
      4.3    Payments from Insurance and Other Proceeds.....................53
      4.4    Payments by the Borrowers......................................54
      4.5    Payments as Revolving Loans....................................55
      4.6    Apportionment, Application and Reversal of Payments............55
      4.7    Indemnity for Returned Payments................................56
      4.8    Administrative Agent's and Lenders' Books and Records;
               Monthly Statements...........................................56

ARTICLE 5    TAXES, YIELD PROTECTION AND ILLEGALITY
      5.1    Taxes..........................................................57
      5.2    Illegality.....................................................58
      5.3    Increased Costs and Reduction of Return........................58
      5.4    Funding Losses.................................................60
      5.5    Inability to Determine Rates...................................60
      5.6    Certificates of Lenders........................................60
      5.7    Substitution of Lenders........................................60
      5.8    Survival.......................................................61

ARTICLE 6    COLLATERAL
      6.1    Grant of Security Interest.....................................62

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Section                                                                   Page

      6.2    Perfection and Protection of Security Interest.................63
      6.3    Location of Collateral.........................................64
      6.4    Title to, Liens on, and Sale and Use of Collateral.............64
      6.5    Appraisals.....................................................64
      6.6    Access and Examination; Confidentiality........................65
      6.7    Collateral Reporting...........................................66
      6.8    Collection of Accounts, Inventory and Other Amounts............67
      6.9    Inventory; Cycle Counts........................................68
      6.10   Equipment......................................................68
      6.11   Documents, Instruments, and Chattel Paper......................69
      6.12   Right to Cure..................................................69
      6.13   Power of Attorney..............................................69
      6.14   The Administrative Agent's and Lenders' Rights, Duties
               and Liabilities..............................................69

ARTICLE 7    BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES
      7.1    Books and Records..............................................70
      7.2    Financial Information..........................................70
      7.3    Notices to the Administrative Agent............................73

ARTICLE 8    GENERAL WARRANTIES AND REPRESENTATIONS
      8.1    Authorization, Validity, and Enforceability of this
               Agreement and the Loan Documents.............................75
      8.2    Validity and Priority of Security Interest.....................75
      8.3    Organization and Qualification.................................76
      8.4    Corporate Name; Prior Transactions.............................76
      8.5    Subsidiaries and Affiliates....................................76
      8.6    Financial Statements and Projections...........................76
      8.7    Capitalization.................................................76
      8.8    Solvency.......................................................77
      8.9    Debt...........................................................77
      8.10   Distributions..................................................77
      8.11   Title to Property..............................................77
      8.12   Proprietary Rights.............................................79
      8.13   Trade Names....................................................79
      8.14   Litigation.....................................................79
      8.15   Restrictive Agreements.........................................79
      8.16   Labor Matters..................................................79
      8.17   Environmental Laws.............................................80
      8.18   No Violation of Law............................................81
      8.19   No Default.....................................................81
      8.20   Employee Benefit Plans.........................................81
      8.21   Taxes..........................................................82
      8.22   Regulated Entities.............................................82
      8.23   Use of Proceeds; Margin Regulations............................83
      8.24   Copyrights, Patents, Trademarks and Licenses, etc..............83
      8.25   No Material Adverse Change.....................................83

Section                                                                   Page

      8.26   Full Disclosure................................................83
      8.27   Material Agreements............................................83
      8.28   Bank Accounts..................................................84
      8.29   Plan of Reorganization.........................................84

ARTICLE 9    AFFIRMATIVE AND NEGATIVE COVENANTS
      9.1    Taxes and Other Obligations....................................84
      9.2    Corporate Existence and Good Standing..........................84
      9.3    Compliance with Law; Maintenance of Licenses;
               Performance of Agreements....................................85
      9.4    Maintenance of Property........................................85
      9.5    Insurance......................................................85
      9.6    Leases; New Real Estate; Permitted Transfers...................87
      9.7    Environmental Laws.............................................89
      9.8    Compliance with ERISA..........................................92
      9.9    Mergers, Consolidations or Sales...............................94
      9.10   Restricted Investments; Capital Change; Distributions..........94
      9.11   Transactions Affecting Collateral or Obligations...............94
      9.12   Guaranties.....................................................95
      9.13   Debt...........................................................95
      9.14   Redemptions and Other Payments.................................95
      9.15   Transactions with Affiliates...................................96
      9.16   Investment Banking and Finder's Fees...........................96
      9.17   Management Compensation........................................96
      9.18   Business Conducted.............................................96
      9.19   Liens..........................................................96
      9.20   Sale and Leaseback Transactions................................97
      9.21   New Subsidiaries...............................................97
      9.22   Fiscal Year....................................................97
      9.23   Capital Expenditures...........................................97
      9.24   Lease Obligations..............................................98
      9.25   EBITDA.........................................................98
      9.26   Coverage Ratio 1...............................................98
      9.27   Cleanup........................................................99
      9.28   Use of Proceeds................................................99
      9.29   Modification of Plan of Reorganization and Other Documents.....99
      9.30   No Negative Pledges............................................99
      9.31   Supplemental Disclosure.......................................100
      9.32   Further Assurances............................................100

ARTICLE 10   CONDITIONS OF LENDING
      10.1   Conditions Precedent to Making of Loans on the Closing Date...100
      10.2   Conditions Precedent to Each Loan.............................102

ARTICLE 11   DEFAULT; REMEDIES
      11.1   Events of Default.............................................103

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Section                                                                   Page

      11.2   Remedies......................................................107

ARTICLE 12   TERM AND TERMINATION
      12.1   Term and Termination..........................................109

ARTICLE 13   AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS;
             SUCCESSORS
      13.1   No Waivers; Cumulative Remedies...............................109
      13.2   Amendments and Waivers........................................109
      13.3   Assignments; Participations...................................110

ARTICLE 14   THE ADMINISTRATIVE AGENT
      14.1   Appointment and Authorization.................................113
      14.2   Delegation of Duties..........................................113
      14.3   Liability of Administrative Agent.............................113
      14.4   Reliance by Administrative Agent..............................114
      14.5   Notice of Default.............................................114
      14.6   Credit Decision...............................................115
      14.7   Indemnification...............................................115
      14.8   Administrative Agent in Individual Capacity...................116
      14.9   Successor Administrative Agent................................116
      14.10  Withholding Tax...............................................116
      14.11  Co-Agents.....................................................118
      14.12  Collateral Matters............................................118
      14.13  Restrictions on Actions by Lenders; Sharing of Payments.......119
      14.14  Agency for Perfection.........................................120
      14.15  Payments by Administrative Agent to Lenders...................120
      14.16  Concerning the Collateral and the Related Loan Documents......120
      14.17  Field Audit and Examination Reports; Disclaimer by Lenders....120
      14.18  Relation Among Lenders........................................121

ARTICLE 15   GUARANTEES

ARTICLE 16   MISCELLANEOUS
      16.1   Cumulative Remedies; No Prior Recourse to Collateral..........123
      16.2   Severability..................................................123
      16.3   Governing Law; Choice of Forum; Service of Process;
               Jury Trial Waiver...........................................123
      16.4   WAIVER OF JURY TRIAL..........................................124
      16.5   Survival of Representations and Warranties....................125
      16.6   Other Security and Guaranties.................................125
      16.7   Fees and Expenses.............................................125
      16.8   Notices.......................................................126
      16.9   Waiver of Notices.............................................127
      16.10  Binding Effect................................................128
      16.11  Indemnity of the Administrative Agent and
               the Lenders by the Credit Parties...........................128

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Section                                                                   Page

      16.12  Limitation of Liability.......................................128
      16.13  Final Agreement...............................................128
      16.14  Counterparts..................................................129
      16.15  Captions......................................................129
      16.16  Right of Setoff...............................................129
      16.17  Joint and Several Liability...................................129

                            EXHIBITS AND SCHEDULES



EXHIBIT A   -           FORM OF BORROWING BASE CERTIFICATE

EXHIBIT B   -           LIST OF CLOSING DOCUMENTS

EXHIBIT C   -           NOTICE OF BORROWING

EXHIBIT D   -           NOTICE OF CONVERSION/CONTINUATION

EXHIBIT E   -           FORM OF ASSIGNMENT AND ACCEPTANCE
                        AGREEMENT

EXHIBIT F   -           FORM OF ACCOUNTANT'S LETTER

EXHIBIT G   -           FORM OF NOTE


SCHEDULE A              -           OUTSTANDING LETTERS OF CREDIT
SCHEDULE B              -           ADDRESSES FOR NOTICES TO LENDERS
                                    AND WIRE TRANSFER INFORMATION FOR
                                    LENDERS
SCHEDULE C              -           LANDLORD LIEN STATES
SCHEDULE 6.3            -           LOCATIONS OF COLLATERAL
SCHEDULE 8.3            -           CORPORATE ORGANIZATION AND
                                    QUALIFICATION
SCHEDULE 8.5            -           SUBSIDIARIES AND AFFILIATES
SCHEDULE 8.7            -           CAPITALIZATION
SCHEDULE 8.11           -           REAL ESTATE; LEASES
SCHEDULE 8.12           -           REGISTERED PROPRIETARY RIGHTS
SCHEDULE 8.13           -           TRADE NAMES
SCHEDULE 8.14           -           LITIGATION
SCHEDULE 8.16           -           LABOR MATTERS
SCHEDULE 8.17           -           ENVIRONMENTAL LAWS
SCHEDULE 8.20           -           ERISA
SCHEDULE 8.21           -           TAX MATTERS
SCHEDULE 8.27           -           MATERIAL AGREEMENTS
SCHEDULE 8.28           -           BANK ACCOUNTS
SCHEDULE 9.5            -           INSURANCE
SCHEDULE 9.9            -           ASSET SALES
SCHEDULE 9.13           -           DEBT
SCHEDULE 9.19           -           LIENS

                     AMENDED AND RESTATED CREDIT AGREEMENT

      Amended and Restated Credit Agreement, dated as of December 27, 1996, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), BankAmerica Business Credit, Inc., a Delaware corporation ("BABC"), with an office at 40 East 52nd Street, New York, New York 10022, as administrative agent for the Lenders (in its capacity as administrative agent, together with any successor in such capacity, the "Administrative Agent"), General Electric Capital Corporation ("GECC"), as a co-agent for the Lenders (in its capacity as such, a "Co-Agent"), Congress Financial Corporation ("Congress"), as a co-agent for the Lenders (in its capacity as such, a "Co-Agent"), Ames Stores, a Delaware general partnership, with an office at 2418 Main Street, Rocky Hill, Connecticut 06067 ("Ames Stores"), and Zayre New England Corp., a Delaware corporation, with offices at 2418 Main Street, Rocky Hill, Connecticut 06067 ("Zayre New England" and together with Ames Stores, each a "Borrower" and collectively, the "Borrowers"), and the other Credit Parties named herein and signatories hereto.

                              W I T N E S S E T H

      WHEREAS, the Borrowers and certain affiliates thereof, all or some of the Lenders (in such capacity, the "Existing Lenders"), the Co-Agents party thereto (in such capacity, the "Existing Co-Agents") and the Administrative Agent are parties to the Credit Agreement, dated as of April 28, 1994 (as heretofore amended and in effect on the date hereof, together with the Exhibits and Schedules thereto, the "Existing Credit Agreement"), providing for loans to be made to, and letters of credit to be issued for the account of, the Borrowers in the aggregate principal and/or face amount not exceeding $300,000,000 at any one time outstanding. The parties hereto desire to amend and restate the Existing Credit Agreement as hereinafter set forth;

      WHEREAS, the Lenders have agreed to make available to the Borrowers a revolving credit facility (including a letter of credit subfacility) and a term loan facility upon the terms and conditions set forth in this Agreement; and

      WHEREAS, the Parent and its Subsidiaries will each derive substantial benefits from the execution, delivery and performance of this Agreement.

      NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree that the Existing Credit Agreement shall be amended and restated as follows:


                                   ARTICLE 1

                        INTERPRETATION OF THIS AGREEMENT

      1.1   Definitions.  As used herein:

            "Accounts" means, with respect to any Credit Party, all of such Credit Party's now owned or hereafter acquired or arising accounts, and any other rights of such Credit Party to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

            "Account Debtor" means each Person obligated in any way on or in connection with an Account.

            "Administrative Agent" means BankAmerica Business Credit, Inc., solely in its capacity as administrative agent for the Lenders, and any successor agent.

            "Administrative Agent Advances" has the meaning specified in Section 2.2(i).

            "Administrative Agent's Liens" means the Liens granted to the Administrative Agent, for the ratable benefit of the Lenders, BABC and the Administrative Agent pursuant to this Agreement and the other Security Documents.

            "Administrative Agent-Related Persons" means the Administrative Agent and any successor agent, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

            "Adverse Environmental Condition" means any of the matters referred to in clause (i), (ii) or (iii) of the definition of Environmental Claim.

            "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, ten percent (10%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

            "Agreement" means this Amended and Restated Credit Agreement.

            "Amended and Restated Guaranty" means the Guaranty, dated as of June 22, 1994, as heretofore amended and as amended and restated as of the date hereof, by each of the Credit Parties in favor of the Administrative Agent and the Lenders.

            "Amended and Restated Intercompany Note (Ames Stores)" means the Intercompany Note, dated as of June 22, 1994, as heretofore amended and as amended and restated as of the date hereof, in the principal amount of $320,000,000 by the Parent in favor of Ames Stores and endorsed to the Administrative Agent.

            "Amended and Restated Intercompany Note (Zayre New England)" means the Intercompany Note, dated as of June 22, 1994, as heretofore amended and as amended and restated as of the date hereof, in the principal amount of $320,000,000 by the Parent in favor of Zayre New England and endorsed to the Administrative Agent.

            "Amended and Restated Intercompany Notes" means, collectively, the Intercompany Note (Zayre New England) and the Amended and Restated Intercompany Note (Ames Stores).

            "Amended and Restated Intercompany Security Agreements" means, collectively, the Intercompany Security Agreement, dated as of June 22, 1994, as heretofore amended and as amended and restated as of the date hereof, by the Parent in favor of Zayre New England and the Intercompany Security Agreement, dated as of April 28, 1994, as heretofore amended and as amended and restated as of the date hereof, by the Parent in favor of Ames Stores.

            "Amended and Restated Intercompany Subordination Agreement" means the Intercompany Subordination Agreement, dated as of June 22, 1994, as heretofore amended and as amended and restated as of the date hereof, among the Credit Parties and the Administrative Agent.

            "Amended and Restated Note Pledge Agreement" means the Note Pledge Agreement, dated as of June 22, 1994, as heretofore amended and as amended and restated as of the date hereof, by each of the Borrowers in favor of the Administrative Agent and the Lenders.

            "Amended and Restated Patent and Trademark Agreement" means the Security Agreement and Mortgage - Trademarks, Patents and Copyrights, dated as of June 22, 1994, as heretofore amended and as amended and restated as of the date hereof, executed and delivered by the Credit Parties to the Administrative Agent to evidence and perfect the Administrative Agent's Lien in the present and future patents, trademarks, copyrights and related licenses and rights of the Credit Parties, for the benefit of the Administrative Agent and the Lenders.

            "Amended and Restated Partnership Pledge Agreement" means the Partnership Pledge Agreement, dated as of June 22, 1994, as heretofore amended and as amended and restated as of the date hereof, by Zayre New England and Zayre Central in favor of the Administrative Agent and the Lenders.

            "Amended and Restated Security Agreement" means the Security Agreement, dated as of June 22, 1994, as heretofore amended and as amended and restated as of the date hereof, by the Credit Parties in favor of the Administrative Agent and the Lenders.

            "Amended and Restated Stock Pledge Agreement" means the Pledge Agreement (Capital Stock), dated as of June 22, 1994, as heretofore amended and as amended and restated as of the date hereof, by the Parent in favor of the Administrative Agent and the Lenders.

            "Amended and Restated Subordinated Intercompany Note (Ames Stores)" means the Subordinated Intercompany Note, dated as of June 22, 1994, as heretofore amended and as amended and restated as of the date hereof, in the principal amount of $320,000,000 by Ames Stores in favor of the Parent and endorsed to the Administrative Agent.

            "Amended and Restated Subordinated Intercompany Note (Zayre New England)" means the Subordinated Intercompany Note, dated as of June 22, 1994, as heretofore amended and as amended and restated as of the date hereof, in the principal amount of $320,000,000 by Zayre New England in favor of the Parent and endorsed to the Administrative Agent.

            "Amended and Restated Subordinated Intercompany Notes" means, collectively, the Amended and Restated Subordinated Intercompany Note (Zayre New England) and the Amended and Restated Subordinated Intercompany Note (Ames Stores).

            "Amended Collateral Assignments" means (i) the Collateral Assignment of Master Sublease, dated as of June 22, 1994, as heretofore amended and as amended as of the dated hereof, between a Credit Party and the Administrative Agent and delivered to the Administrative Agent, and (ii) each Collateral Assignment of Leases and Rents, dated as of June 22, 1994, as heretofore amended and as amended as of the date hereof, between a Credit Party and the Administrative Agent and delivered to the Administrative Agent, each of which is listed on Exhibit B and which provides the Administrative Agent a Lien, for the benefit of the Administrative Agent and the Lenders, on or other interest in the property covered thereby.

            "Amended Mortgages" means each Open End Mortgage, Assignment of Leases, Rents and Profits, Security Agreement, Financing Statement and Fixture Filings, dated as of June 22, 1994, as heretofore amended and as amended as of the date hereof, between the Credit Party or Credit Parties named therein and the Administrative Agent and delivered to the Administrative Agent, each of which is listed on Exhibit B, and as from time to time further amended, spread, severed, partially released, increased or otherwise modified, in each case, which provide the Administrative Agent a Lien, for the benefit of the Administrative Agent and the Lenders, on or other interest in any portion of the Premises or the Real Estate or which relate to any such Lien or interest.

            "Anniversary Date" means each anniversary of the Closing Date.

            "Applicable Margin" means, with respect to any Loan, the amount set forth below which corresponds to the Coverage Ratios set forth below for the four consecutive fiscal quarter period of the Parent ended with the most recent fiscal quarter of the Parent for which the Administrative Agent receives the financial statements and Coverage Ratios Certificate required below, determined and adjusted as provided herein. On the Closing Date and thereafter until the first day of the first full calendar month after the delivery to the Administrative Agent of the financial statements of the Parent and its Subsidiaries required pursuant to Section 7.2(c) as at the end of and for the fiscal quarter of the Parent ended January 30, 1998, together with the corresponding Coverage Ratios Certificate for the four consecutive fiscal quarter period ended on such date, the Applicable Margin for LIBOR Rate Loans shall be 2.25% and the Applicable Margin for Base Rate Loans shall be 0.75% and each shall thereafter be adjusted after each delivery to the Administrative Agent of the quarterly financial statements of the Parent and its Subsidiaries required pursuant to Section 7.2(c) for each fiscal quarter of the Parent, together with the corresponding Coverage Ratios Certificate for the four fiscal quarter period ending on the last day of such fiscal quarter, which Coverage Ratio Certificate demonstrates that both Coverage Ratios indicated below for any such adjustment have been achieved, each such adjustment to be effective on the first day of the first full calendar month after the latest date each such delivery is required hereunder.

                                            Applicable Margin  Applicable Margin
      Coverage               Coverage              for                for
       Ratio 1               Ratio 2        LIBOR Rate Loans    Base Rate Loans
      ---------             ---------       ----------------    ---------------

Equal to or greater    Equal to or greater        1.50%             zero (0)
than 4.25 to 1.00      than 1.35 to 1.00

Equal to or greater    Equal to or greater        1.75%              0.25%
than 4.00 to 1.00 but than 1.25 to 1.00 but less than 4.25 to 1.00 less than 1.35 to 1.00

Equal to or greater    Equal to or greater        2.00%              0.50%
than 3.25 to 1.00 but than 1.01 to 1.00 but less than 4.00 to 1.00 less than 1.25 to 1.00

Less than 3.25 to 1.00 Less than 1.01 to 1.00     2.25%              0.75%


            Notwithstanding anything in this definition to the contrary, (i) in the event that the Administrative Agent shall fail to receive any such financial statements and the related Coverage Ratios Certificate for any fiscal quarter of the Parent within forty-five (45) days following the end of such fiscal quarter (within ninety (90) days following the end of such fiscal quarter if such fiscal quarter is the last fiscal quarter of any Fiscal Year), then the Applicable Margin shall, at the end of such forty-fifth or ninetieth day, as appropriate, immediately and without notice or further action be the highest Applicable Margin provided herein (such Applicable Margin to be in effect until the first day of the first full calendar month after the Administrative Agent receives the financial statements of the Parent and its Subsidiaries required under Section 7.2(c) for the most recent fiscal quarter of the Parent, and the related Coverage Ratios Certificate); (ii) in the event that, with respect to any four fiscal quarter period of the Parent which shall be a Fiscal Year, the audited financial statements of the Parent and its Subsidiaries required under Section 7.2(a) for such Fiscal Year shall indicate either or both Coverage Ratios for such four fiscal quarter period (as determined by the Administrative Agent) was less than that reflected in the Coverage Ratios Certificate delivered to the Administrative Agent for such four fiscal quarter period, the Applicable Margin shall be adjusted retroactively (to the effective date of the Applicable Margin which was determined based upon the delivery of such Coverage Ratios Certificate and the related quarterly financial statements of the Parent and its Subsidiaries delivered pursuant to Section 7.2(c) for the fourth quarter of such four fiscal quarter period) to reflect an Applicable Margin based upon the Coverage Ratios determined from the audited financial statements and each of the Borrowers shall make payments to the Administrative Agent on behalf of the Lenders to reflect such adjustment; and (iii) in the event that the Coverage Ratios do not result in the same Applicable Margin, the Applicable Margin for each Loan shall be the highest rate indicated above for Coverage Ratio 1 or Coverage Ratio 2, as applicable.

            "Assignee" has the meaning specified in Section 13.3(a).

            "Assignment and Acceptance" has the meaning specified in Section 13.3(a).

            "Attorney Costs" means and includes all fees, expenses and disbursements of any law firm or other external counsel engaged by the Administrative Agent, the allocated cost of internal legal services of the Administrative Agent and all expenses and disbursements of internal counsel of the Administrative Agent.

            "BABC" means BankAmerica Business Credit, Inc.

            "BABC Loan" and "BABC Loans" have the meanings specified in Section 2.2(h).

            "Bank of America" means Bank of America National Trust and Savings Association, a national banking association, or any successor entity thereto.

            "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C.ss. 101 et seq.).

            "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America in San Francisco, California, as its "reference rate" (the "reference rate" being a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

            "Base Rate Loans" means, collectively, the Base Rate Revolving Loans and the Base Rate Term Loans.

            "Base Rate Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

            "Base Rate Term Loan" means any portion of a Term Loan during any period in which such portion bears interest based on the Base Rate.

            "Book Value" means at any time, as to any Inventory of a Borrower in respect of which such amount is to be determined, the lower of (i) cost at such time (determined in accordance with GAAP on a first-in, first-out basis) or (ii) market value at such time.

            "Borrowing" means a borrowing hereunder consisting of Revolving Loans or Term Loans made on the same day by the Lenders to a Borrower (or by BABC in the case of a Borrowing funded by BABC Loans) or by the Administrative Agent in the case of a Borrowing consisting of an Administrative Agent Advance.

            "Borrowing Base Certificate" means a certificate by a Responsible Officer of a Borrower, substantially in the form of Exhibit A (or another form acceptable to the Administrative Agent) setting forth the calculation of the Combined Availability and the Individual Availability for such Borrower or the Individual Term Availability for such Borrower, as applicable, including a calculation of each component thereof, as of the close of business no more than five (5) Business Days prior to the date of such certificate, all in such detail as shall be satisfactory to the Administrative Agent. All calculations of Combined

Availability and Individual Availability or Individual Term Availability of a Borrower in connection with the preparation of any Borrowing Base Certificate shall originally be made by such Borrower and certified to the Administrative Agent; provided, that the Administrative Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculations are not in accordance with this Agreement.

            "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in San Francisco, California, are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading is carried on by and between banks in the London interbank market.

            "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

            "Capital Expenditures" means, for any Person, any expenditures or costs made or to be made by such Person for the acquisition, maintenance or repair of fixed or capital assets (in each case, which are required to be capitalized on the balance sheet of such Person in accordance with GAAP), including, without limitation, the incurrence or assumption of any Debt in respect of such fixed or capital asset, including, without limitation, those costs arising in connection with a Capital Lease; provided, however, that the expenditure of proceeds of casualty insurance on tangible property for any replacement, repair or restoration of such tangible property, the loss or destruction of or damage to which gave rise to such proceeds, shall not constitute a Capital Expenditure for purposes of determining compliance with
Section 9.23.

            "Capital Lease" of any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of such Person.

            "Cash Interest Expense" means, with respect to the Parent and its consolidated Subsidiaries for any period, the aggregate amount of cash required to be paid by the Parent and its Subsidiaries on a consolidated basis during such period in respect of Interest Expense of the Parent and its Subsidiaries on a consolidated basis during such period.

            "Change in Control" means such time as (i) any Credit Party liquidates or dissolves except to the extent expressly permitted under Section
9.9 hereof, (ii) the Parent shall cease to own and control, directly or indirectly, 100% of each class of capital stock or other ownership interests (on a fully diluted basis) of each Credit Party (other than the Parent), (iii) Zayre Central and Zayre New England shall cease to be the sole general partners of Ames Stores, or (iv) there occurs any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13(d)(3) of the Exchange Act) of more than 25% of the total aggregate voting power of the voting capital stock of the Parent and/or warrants or options to acquire such voting capital stock, calculated on a fully diluted basis.

            "Cleanup Period" has the meaning specified in Section 9.27.

            "Closing Date" means December 27, 1996.

            "Closing Fee" has the meaning specified in Section 3.4.

            "COBRA" has the meaning specified in Section 8.20.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and regulations promulgated thereunder.

            "Collateral" has the meaning specified in Section 6.1.

            "Combined Availability" means at any time the aggregate of the Individual Availability of the Borrowers at such time.

            "Combined Borrowing Base" means at any time the aggregate of the Individual Borrowing Bases of the Borrowers at such time.

            "Combined Outstandings", means at any time the aggregate of the Individual Outstandings of the Borrowers at such time.

            "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on the signature pages of this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.3, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 13.3, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

            "Common Paymaster Agreement" means the Common Paymaster Agreement, dated as of December 28, 1992, among the Parent and certain of its Subsidiaries, as in effect on the date of this Agreement.

            "Constrained Lender" has the meaning specified in Section 13.3(e).

            "Contaminant" means all Hazardous Materials and all those substances which are regulated by or form the basis of liability under Federal, state or local environmental, health and safety statutes or regulations including, without limitation, asbestos, polychlorinated biphenyls ("PCBs"), and radioactive substances, or any other material or substance which constitutes a material health, safety or environmental hazard to any Person or property.

            "Conversion/Continuation Date" has the meaning specified in Section 3.2(b).

            "Coverage Ratio" means either Coverage Ratio 1 or Coverage Ratio 2, as the context may require, and "Coverage Ratios" means, collectively, Coverage Ratio 1 and Coverage Ratio 2.

            "Coverage Ratio 1" means, with respect to the Parent and its consolidated Subsidiaries for any period, the ratio of (i) EBITDA for such period to (ii) Cash Interest Expense for such period.

            "Coverage Ratio 2" means, with respect to the Parent and its consolidated Subsidiaries for any period, the ratio of (i) EBITDA for such period to (ii) the sum of (x) Cash Interest Expense for such period and (y) Capital Expenditures permitted by Section 9.23 for such period; provided, however, that Capital Expenditures for point-of-sale systems aggregating in excess of $12,000,000 for such period shall be excluded from such calculation.

            "Coverage Ratios Certificate" means a certificate of a Responsible Officer of the Parent setting forth the Coverage Ratios for the four fiscal quarter period of the Parent ending on the last day of each fiscal quarter of the Parent, together with such supporting documentation and calculations as the Administrative Agent may reasonably request with respect to such Coverage Ratios.

            "Credit Parties" means and includes each Borrower, the Parent and each other Guarantor.

            "Credit Support" has the meaning specified in Section 2.4(a).

            "Debt" means, as to any Person, all liabilities, obligations and indebtedness of such Person to any other Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing: (i) such Person's liabilities and obligations to trade creditors;
(ii) all Obligations; (iii) all obligations and liabilities of any Person secured by any Lien on such Person's property, even though such Person shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Person prepared in accordance with GAAP; (iv) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by such Person, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Person prepared in accordance with GAAP; (v) all accrued pension fund and other employee benefit plan obligations and liabilities; (vi) all obligations and liabilities under Guaranties; and (vii) deferred taxes.

            "Debt For Borrowed Money" means, as to any Person, Debt for borrowed money or as evidenced by notes, bonds, debentures or similar evidences of any such Debt of such Person, the deferred and unpaid purchase price of any property or business (other than trade accounts payable incurred in the ordinary course of business and constituting current liabilities) and all obligations under Capital Leases.

            "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

            "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (i) the otherwise applicable Interest Rate plus (ii) two percent (2.00%). Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, with respect to Letters of Credit, the Default Rate shall mean an increase in the Letter of Credit Fee by two percentage points.

            "Defaulting Lender" has the meaning specified in Section 2.2(g)(ii).

            "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition of any capital stock (or any options or warrants for such stock) of such corporation.

            "DOL" means the United States Department of Labor or any successor department or agency.

            "Dollar" and "$" mean dollars in the lawful currency of the United States.

            "EBITDA" means, for the Parent and its Subsidiaries, on a consolidated basis for any period, the sum of:

                  (i) the net income (or net loss) of the Parent and its
            Subsidiaries on a consolidated basis (determined in accordance with GAAP) for such period, without giving effect to any GAAP extraordinary gains or losses; plus (or minus)

                  (ii) to the extent that any of the items referred to in any of clauses (A) through (E) below were deducted (or added) in calculating such net income (or net loss):

                        (A) Interest Expense of the Parent and its Subsidiaries,
                  on a consolidated basis for such period;

                        (B) income tax expense or benefit (including, without
                  limitation, income tax refunds pertaining to prior fiscal years) of the Parent and its Subsidiaries, on a consolidated basis with respect to operations for such period;

                        (C) the amount of all depreciation, amortization, LIFO
                  inventory expense, stock appreciation right accruals and other noncash charges in accordance with GAAP, in each case of the Parent and its Subsidiaries on a consolidated basis for such period;

                        (D) the amount of non-recurring restructuring charges in
                  connection with the closing of stores in an amount not to exceed the amounts set forth in the projections of the Parent and its Subsidiaries entitled "Ames Department Stores, Inc. Long Range Plan 1994-1999 dated August 22, 1996" for the fiscal periods set forth therein (or, for any Fiscal Year not fully set forth in such projections, the Latest Projections most recently delivered to the Administrative Agent for such period), except that the amount of such charges for the Fiscal Year of the Parent and its consolidated Subsidiaries ending January, 1997, shall not exceed $10,000,000; and

                        (E) gains or losses (other than those described in
                  clause (ii)(D) above) of the Parent and its Subsidiaries on a consolidated basis for such period on sales of Facilities, to the extent permitted under this Agreement, which are completed on or after January 28, 1996.

            "Eligible Inventory" means Inventory, valued at the lower of cost or market, that constitutes first quality finished goods and that, unless the Administrative Agent in its sole discretion elects: (i) is not, in the Administrative Agent's good faith judgment, obsolete or unmerchantable; (ii) is located at premises owned by or leased to a Credit Party or on premises otherwise reasonably acceptable to the Administrative Agent (unless such Inventory is in-transit and also is subject to a merchandise or documentary Letter of Credit); provided, however, that Inventory located (x) in any warehouse not owned by a Credit Party (or otherwise held by any bailee), (y) on premises leased to a Credit Party in (A) any jurisdiction in which, as of the date hereof, no Credit Party maintains any leased premises to the extent that the law of such jurisdiction provides for a Lien in favor of lessors on inventory located on leased premises or (B) any jurisdiction which is listed in Schedule C as in effect on the date hereof or any jurisdiction which, by virtue of any change in law enacted or effective after the date hereof, provides a Lien in favor of lessors on inventory located on leased premises or (z) on premises owned by such Credit Party and subject to a mortgage the mortgagee of which holds a Lien on inventory located on such premises by virtue of such mortgage or possession by the mortgagee of the premises, shall in each case not be Eligible Inventory unless (A) such Borrower shall have delivered to the Administrative Agent a Lien Waiver Certificate for the Inventory at any such premises or (B) a reserve has been established by the Administrative Agent for the Inventory at such premises which, in the case of Inventory located at such premises, shall not exceed an amount equal to 3 months' rent or mortgage amortization, as applicable, at such premises (currently estimated to be $1,843,000 for all such premises located in the jurisdictions described in clauses (x), (y) and (z) of this clause (ii), it being understood that no such reserve in respect of a change of law described in clause (y) of this clause (ii) shall be imposed prior to the sixty-first day following the date such change becomes effective); (iii) is Inventory upon which the Administrative Agent for the benefit of the Lenders has a first priority perfected security interest; (iv) is not work-in-process, spare parts, packaging and shipping materials, raw materials, supplies, bill-and-hold Inventory, returned or defective Inventory, lay-away Inventory, Inventory in-transit (other than that covered by a merchandise or documentary Letter of Credit as provided in the definition of Individual Availability) or Inventory delivered to a Borrower on approval or consignment ;

and (v) the Administrative Agent, in the exercise of its good faith judgment, deems eligible as the basis for Loans based on such collateral criteria as the Administrative Agent may from time to time in its sole discretion deem necessary or appropriate. If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

            "Employee Plan" means an "employee benefit plan" as defined in
Section 3(3) of ERISA, which is maintained for, or contributions are made on behalf of, employees of any Credit Party, and any ERISA Affiliate, other than a Multiemployer Plan.

            "Environmental Claim" means any written notice of violation, claim, demand, abatement or order by any governmental authority or any person for personal injury (including sickness, disease or death), property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or deed or use restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden, accidental or nonaccidental Releases), of, or exposure to, any Contaminant, odor or audible noise or other release or emission in, into or onto the environment (including, without limitation, the air, ground, water or any surface) at, in, by or from any of the Facilities, (ii) the environmental aspects of the transportation, storage, treatment or disposal of Contaminants in connection with the operation of any of the Facilities or (iii) the violation, or alleged violation by the Parent or any of its Subsidiaries, of any statutes, ordinances, orders, rules, regulations, Permits or licenses of or from any governmental authority, agency or court relating to environmental matters connected with any of the Facilities, under any applicable Environmental Law.

            "Environmental Compliance Reserve" means any reserves which the Administrative Agent, after the Closing Date, establishes from time to time for amounts that are reasonably likely to be expended by the Borrowers in order for the Borrowers and their respective operations and property (i) to comply with any notice from a Governmental Authority asserting non-compliance with Environmental Laws, or (ii) to correct any such non-compliance identified in a report delivered to the Administrative Agent and the Lenders pursuant to Section 9.7, in either case, the result of which could reasonably be expected to have a Material Adverse Effect.

            "Environmental Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Oil Pollution Act of 1990 (P.L. 101-380), the Safe Drinking Water Act (42 U.S.C. ss. 300(f), et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), as such laws have been and hereafter may be amended or supplemented, and any analogous present or future federal, state or local, statutes and regulations promulgated pursuant thereto.

            "Equipment" means, with respect to any Credit Party, all of such Credit Party's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by such Credit Party and all of such Credit Party's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

            "ERISA" means, at any date, the Employee Retirement Income Security Act of 1974 and the applicable regulations promulgated and rulings issued thereunder, all as the same shall be in effect at such date.

            "ERISA Affiliate" means any trade or business (whether or not incorporated), any individual, trust, firm, partnership or joint venture that for purposes of Title I and Title IV of ERISA and Section 412 of the Code is a member of any Credit Party's controlled group or is under common control with any Credit Party within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the applicable regulations promulgated and rulings issued thereunder.

            "ERISA Event" means, with respect to any Credit Party or any ERISA Affiliate and with respect to any Pension Benefit Plan, (a)(i) a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under subsection .13, .14, .15, .18 or .19 of PBGC Reg. ss.
2615) and (ii) the requirements of Section 4043(b)(i) of ERISA are met (without regard to the requirements of Section 4043(b)(2)), and an event described in paragraphs (9), (10), (11) (12) or (13) of Section 4043(c) is reasonably expected to occur with respect to any Pension Benefit Plan within the following 30 days, (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Pension Benefit Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the provision of a notice of intent to terminate a Pension Benefit Plan under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Pension Benefit Plan by the PBGC under
Section 4042 of ERISA, (e) the failure to make required contributions which would result in the imposition of a Lien under Section 412 of the Code or
Section 302 of ERISA, or (f) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Benefit Plan or to cause the imposition of any liability on any Credit Party or any ERISA Affiliate under Title IV of ERISA.

            "Event of Default" has the meaning specified in Section 11.1.

            "Exchange Act" means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

            "Existing Credit Agreement" has the meaning assigned to such term in the recitals hereto.

            "Existing Lenders" has the meaning assigned to such term in the recitals hereto.

            "Existing Letters of Credit" means letters of credit issued under the Existing Credit Agreement and outstanding on the Closing Date, all of which are listed on Schedule A hereto.

            "Existing Revolving Loans" means the "Revolving Advances" outstanding on the Closing Date under (and as defined in) the Existing Credit Agreement.

            "Existing Security Documents" means the "Security Documents" as defined in the Existing Credit Agreement.

            "Facilities" means any and all real property owned, operated or leased by any Credit Party.

            "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

            "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

            "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

            "Financial Statements" means, according to the context in which it is used, the financial statements referred to in Section 8.6 or any other financial statements required to be given to the Administrative Agent and the Lenders pursuant to this Agreement.

            "Fiscal Year" means a fiscal year of the Parent and its consolidated Subsidiaries for financial accounting purposes, which in any event shall end on the last Saturday of January of each year.

            "Fixed Assets" means, with respect to any Credit Party, Equipment, Facilities and Real Estate of such Credit Party.

            "Funding Date" means the date on which a Borrowing occurs.

            "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination; provided, that for the purposes of determining compliance with the financial covenants contained in Sections 9.25 and 9.26 and the calculation of EBITDA and the financial tests contained in the definition of Applicable Margin (and the definitions contained herein to the extent employed in determining such compliance) only, "GAAP" shall mean generally accepted accounting principles as in effect as of the Closing Date, except that EBITDA shall be calculated based on the Parent's historical treatment of inventory mark-downs in connection with store closings, consistent with the methodology used during the term of the Existing Credit Agreement and in the preparation of the projections of the Parent and its Subsidiaries entitled "Ames Department Stores, Inc. Long Range Plan 1994-1999 dated August 22, 1996".

            "General Intangibles" means any and all of any Credit Party's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of such Credit Party of every kind and nature (other than Accounts), including, without limitation, all contract rights, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Credit Party in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to such Credit Party from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Credit Party is beneficiary, and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Credit Party.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            "Guarantor" means, at any time, the Parent and each present or future direct and indirect Subsidiary thereof, or other Person, in any case, which shall have executed and delivered an Amended and Restated Guaranty (with appropriate modifications if delivered after the Closing Date) as of such time.

            "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (i) to purchase the guaranteed obligations or any property constituting security therefor; (ii) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (iii) to lease property or to purchase any debt or equity securities or other property or services.

            "Hazardous Material" means any pollutant, contaminant, chemical, or industrial or hazardous, toxic or dangerous waste, substance or material, defined or regulated as such in

(or for purposes of) any Environmental Law and any other toxic, reactive, or flammable chemicals, including (without limitation) any asbestos, any petroleum (including crude oil or any fraction), any radioactive substance and any polychlorinated biphenyls; provided, in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided, further, to the extent that the applicable laws of any state establish a meaning for "hazardous material," "hazardous substance," "hazardous waste," "solid waste" or "toxic substance" which is broader than that specified in any Environmental Law, such broader meaning shall apply.

            "Indemnified Liabilities" has the meaning specified in
Section 16.11.

            "Indemnified Person" has the meaning specified in Section 16.11.

            "Individual Availability" means, with respect to any Borrower at any time, (a) the lesser of (i) the Maximum Revolver Amount minus the Individual Outstandings of the other Borrower at such time or (ii) the sum of (x) sixty percent (60%) of the Book Value of Eligible Inventory of such Borrower (excluding Inventory referred to in clause (y) below), plus (y) fifty percent (50%) of the Book Value of finished goods Inventory of such Borrower not in the possession of such Borrower as to which a merchandise or documentary Letter of Credit has been issued and which, if in possession of such Borrower, would be treated as Eligible Inventory of such Borrower, but only if such Inventory is covered by insurance with recognized insurers on terms (including, without limitation, types of coverage, policy limits and deductible amounts) not materially different from those of the insurance maintained by the Borrowers with respect to such Inventory on the Closing Date or is otherwise deemed adequate by the Administrative Agent; minus (b) the sum of (i) the unpaid balance of Revolving Loans of such Borrower at such time, (ii) the aggregate amount of Pending Revolving Loans of such Borrower at such time, (iii) the unpaid balance of Term Loans of such Borrower at such time, (iv) the aggregate amount of Pending Term Loans of such Borrower at such time, (v) the aggregate undrawn amount of all outstanding Letters of Credit issued for the account of such Borrower at such time, (vi) the aggregate amount of any unpaid reimbursement obligations of such Borrower in respect of the Letters of Credit,
(vii) reserves for accrued interest on the Obligations established with respect to such Borrower, (viii) the Environmental Compliance Reserve established with respect to such Borrower, and (ix) all other reserves which the Administrative Agent deems necessary or appropriate in its sole discretion to maintain with respect to such Borrower's account, including, without limitation, reserves for any amounts which the Administrative Agent or any Lender may be obligated to pay in the future for the account of such Borrower.

            The Administrative Agent reserves the right in good faith, based on such collateral considerations as the Administrative Agent may in its sole discretion deem necessary or appropriate, to adjust the Individual Borrowing Base of any Borrower by establishing reserves, making determinations of Eligible Inventory, revising standards of eligibility of Eligible Inventory or decreasing from time to time the percentages set forth above, in which case the "Individual Availability" and the "Individual Borrowing Base" of such Borrower shall be defined to include such reserves, revisions or decreased percentages and limited to Eligible Inventory as so determined.

            "Individual Borrowing Base" means, with respect to any Borrower at any time, the aggregate amount of clauses (a)(ii)(x) and (a)(ii)(y) of the definition of Individual Availability at such time.

            "Individual Outstandings", with respect to any Borrower at any time, means the aggregate amount of clauses (b)(i) through (b)(ix) of the definition of Individual Availability at such time.

            "Individual Term Availability" means with respect to any Borrower at any time, the least of (i) $20,000,000 minus the aggregate of the unpaid balance of the Term Loans and the aggregate amount of Pending Terms Loans, (ii) the excess of such Borrower's Individual Borrowing Base at such time over such Borrower's Individual Outstandings at such time and (iii) the excess of the Maximum Revolver Amount over the Combined Outstandings at such time.

            "Intercompany Accounts" means all assets and liabilities, however arising, which are due to the Parent and/or any of its Subsidiaries from, which are due from the Parent and/or any of its Subsidiaries to, or which otherwise arise from any transaction by the Parent and/or any of its Subsidiaries with, any Affiliate thereof.

            "Interest Expense" means, with respect to the Parent and its consolidated Subsidiaries for any period, total interest expense (net of interest income) on a consolidated basis during such period determined in accordance with GAAP, and shall include in any event, without limitation, interest expense with respect to Debt for Borrowed Money and payments under Rate Protection Agreements.

            "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three or six months thereafter as selected by a Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided, that:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the Stated
            Termination Date.

            "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 3.1.

            "Inventory" means any and all now owned or hereafter acquired (i) inventory, goods, merchandise, and other tangible personal property (including, without limitation, all raw materials, work-in-process, finished goods, lay-away inventory, returned and repossessed goods) that are intended for sale or lease in the ordinary course of business, and (ii) materials and supplies of any kind, nature or description which are or might be used or consumed in any Credit Party's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such inventory, goods, merchandise and such other personal property, and all documents of title or other documents representing them, and all books and records relating thereto, including, without limitation, computer records, disks, tapes and other media on which any information relating to inventory, inventory control systems or Accounts is stored or recorded and all computer software, management information systems and other similar systems of any kind, in the case of (i) or (ii), in the custody or possession, actual or constructive, of any of the Credit Parties, or in transit to any of the Credit Parties, and including, without limitation, such inventory as is on consignment to third parties, leased to customers of any of the Credit Parties, or otherwise temporarily out of the custody or possession of the Credit Parties.

            "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

            "J. Baker Shoe Agreement" means the Agreement, dated as of November 17, 1987, among the Parent, certain of its Affiliates and JBI Holding Company, Inc., as amended by an Amendment No. 1 to Agreement, dated as of April 29, 1989, a letter agreement, dated as of April 29, 1989 and an Amendment No. 2 to Agreement, dated as of December 18, 1992, as in effect on the date of this Agreement, and as from time to time further amended to the extent permitted under the terms of this Agreement.

            "Latest Projections" means: (i) on the Closing Date and thereafter until the Administrative Agent receives new projections pursuant to Section 7.2(e), the projections of the financial condition, results of operations, and cash flow of the Parent and its Subsidiaries, entitled "Ames Department Stores, Inc. Long Range Plan 1994-1999 dated August 22, 1996" and delivered to the Administrative Agent prior to the Closing Date; and (ii) thereafter, the projections most recently received by the Administrative Agent pursuant to
Section 7.2(e).

            "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Administrative Agent to the extent of any Administrative Agent Advance outstanding and BABC to the extent of any BABC Loan outstanding; provided that no such Administrative Agent Advance or BABC Loan shall be taken into account in determining any Lender's Pro Rata Share.

            "Letter of Credit" means a letter of credit issued or caused to be issued for the account of a Borrower pursuant to Section 2.4.

            "Letter of Credit Fee" has the meaning specified in Section 3.6.

            "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1.0%) determined pursuant to the following formula:

            LIBOR Rate        =                   LIBOR
                                  ------------------------------------
                                  1.00 - Eurodollar Reserve Percentage

            where

                  "Eurodollar Reserve Percentage" means the maximum reserve
            percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on the date LIBOR for such Interest Period is determined (whether or not applicable to Bank of America National Trust and Savings Association) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period; and

                  "LIBOR" means the rate of interest per annum determined by
            Bank of America to be the arithmetic mean (rounded upward, if necessary, to the nearest one-hundredth of one percent (1/100%)) of the rates of interest per annum notified to Bank of America as the rate of interest at which dollar deposits in an amount approximately equal to the amount of the Revolving Loan to be made or continued as, or converted into, a Eurodollar Advance by the Lenders and having a maturity equal to such Interest Period would be offered to major banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day before the commencement of such Interest Period.

            "LIBOR Rate Loans" means, collectively, the LIBOR Revolving Loans and the LIBOR Term Loans.

            "LIBOR Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

            "LIBOR Term Loan" means any portion of a Term Loan during any period in which such portion bears interest based on the LIBOR Rate.

            "Lien" means any lien, mortgage, pledge, security interest or other type of charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property and any financing statement filed in respect of any of the foregoing (other than precautionary filings in respect of true leases of Equipment and in respect of goods which have been consigned to a Borrower as to which such Borrower has no right, title or interest).

            "Lien Waiver Certificate" means an agreement, waiver, subordination or other certificate, in form and substance satisfactory to the Administrative Agent, with respect to personal property of the Credit Parties that is located at a leased Facility, stored in a public warehouse, placed on consignment, or otherwise held by any bailee or other third party, duly executed on behalf of the appropriate warehouseman, bailee, consignee, landlord, mortgagee or such other third party.

            "Loan Account" means, with respect to a Borrower, the loan account of such Borrower, which account shall be maintained by the Administrative Agent.

            "Loan Documents" means this Agreement, the Notes, each Security Document, the Amended and Restated Guaranty, the Amended and Restated Intercompany Notes, the Amended and Restated Subordinated Intercompany Notes, the Amended and Restated Intercompany Security Agreements and the Amended and Restated Intercompany Subordination Agreement, each as from time to time amended, supplemented or modified, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

            "Loans" means, collectively, all loans and advances provided for in
Article 2.

            "Majority Lenders" means, (i) at any time when the Administrative Agent and the Co-Agents collectively have fifty percent (50%) or more of the Commitments, Lenders having sixty-six and two-thirds percent (662/3%) or more of the amount of the Commitments of the Lenders at such time or, if no Commitments shall then be in effect, Lenders who hold more than sixty-six and two-thirds percent (662/3%) of the aggregate principal amount of the Loans then outstanding and (ii) at any time when the Administrative Agent and the Co-Agents collectively have less than fifty percent (50%) of the Commitments, Lenders having more than fifty percent (50%) of the Commitments of the Lenders at such time or, if no Commitments shall then be in effect, Lenders who hold more than fifty percent (50%) of the aggregate principal amount of the Loans then outstanding.

            "Management Agreement" means the Amended and Restated Administrative Services and Consultation Agreement, dated as of December 31, 1992, among the Parent, Ames Stores, Zayre Central, Zayre New England, Ames Transportation Systems, Inc. and Ames Realty II, Inc., as heretofore amended and as in effect on the date of this Agreement.

            "Management Agreements" means the Management Agreement and the Common Paymaster Agreement.

            "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve Board.

            "Master Sublease" means that certain sublease agreement dated as of December 28, 1992 between Ames Realty II, Inc., as sublessor and Ames Stores, as sublessee with respect to each leased Ames Stores location, as in effect on the date of this Agreement.

            "Material Adverse Effect" means a material adverse effect on (i) the business, assets, properties, prospects, performance, operations or financial or other condition of any Credit Party, (ii) the ability of any Credit Party to pay its Obligations in accordance with the terms hereof or (iii) the Administrative Agent's Lien on any material portion of the Collateral or the priority of any such Lien (other than by reason of acts or omissions of the Administrative Agent or any Lender except to the extent such act or omission has occurred and is continuing as the result or consequence of a Default or Event of Default by any Credit Party or the failure of a Credit Party to deliver any instruments or agreements requested by the Administrative Agent to perfect or protect the priority of such Lien).

            "Material Contracts" means the agreements listed in Schedule 8.27, including without limitation, the Master Sublease, the Amended and Restated Intercompany Notes, the Management Agreements, the J. Baker Shoe Agreement, the Amended and Restated Subordinated Intercompany Notes, the Amended and Restated Intercompany Security Agreements and the Trademark License Agreement, each as in effect on the date hereof.

            "Maximum Revolver Amount" means $320,000,000, as such amount may be reduced from time to time pursuant to Section 4.2.

            "Mortgage" has the meaning specified in Section 9.6(c).

            "Mortgaged Sale-Leaseback Facility" means each of the Facilities located in Woodsville, New Hampshire and Ellwood City, Pennsylvania.

            "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) in ERISA) maintained or contributed to within the preceding five years for employees of (i) the Parent or any of its Subsidiaries; (ii) any Credit Party; or (iii) any ERISA Affiliate.

            "Net Cash Proceeds" means, with respect to any sale of assets of a Credit Party, cash (freely convertible into U.S. dollars) received by such Credit Party from such sale (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such sale), after (i) provision for all title, recording or other taxes measured by or resulting from such sale, (ii) payment of all reasonable brokerage commissions, investment banking and legal fees and other fees and expenses related to such sale, (iii) deduction of appropriate amounts to be provided by such Credit Party as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such transaction and retained by such Credit Party after such transaction, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such transaction and (iv) amounts paid to satisfy Debt (other than the Obligations) which are required to be repaid in connection with any such sale.

            "Non-Mortgaged Sale-Leaseback Facility" means each of the Facilities located in Lewiston, Maine, Monroeville, Pennsylvania and Irwin, Pennsylvania.

            "Note" and "Notes" means the Notes of the Borrowers, executed and delivered as provided in Section 4.8, in substantially the form of Exhibit G, as amended, modified or supplemented from time to time.

            "Notice of Borrowing" has the meaning specified in Section 2.2(b).

            "Notice of Conversion/Continuation" has the meaning specified in
Section 3.2(b).

            "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by any Borrower or other Credit Party to the Administrative Agent and/or any Lender, arising under or pursuant to this Agreement, the Notes or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Administrative Agent and/or any Lender in any Borrower's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to any Borrower hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, all debts, liabilities, and obligations now or hereafter owing from any Borrower to the Administrative Agent and/or any Lender under or in connection with the Letters of Credit.

            "originating Lender" has the meaning specified in Section 13.3(e).

            "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

            "Parent" means Ames Department Stores, Inc., a Delaware corporation.

            "Participating Lender" means any Person who shall have been granted the right by any Lender in accordance with Section 13.3(e) to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

            "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereof under ERISA.

            "PCBs" has the meaning set forth in the definition of Contaminant herein.

            "Pending Loans" means, with respect to any Borrower at any time, collectively, the Pending Revolving Loans and the Pending Term Loans of such Borrower.

            "Pending Revolving Loans" means, with respect to any Borrower at any time, the aggregate principal amount of all Revolving Loans requested by such Borrower in any Notice(s) of Borrowing received by the Administrative Agent which have not yet been advanced and for which the related Notice of Borrowing has not been declined by the Administrative Agent.

            "Pending Term Loans" means, at any time, the aggregate principal amount of all Term Loans requested in any Notice(s) of Borrowing received by the Administrative Agent which have not yet been advanced and for which the related Notice of Borrowing has not been declined by the Administrative Agent.

            "Pension Benefit Plan" means any Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is subject to Title IV of ERISA, other than a Multiemployer Plan.

            "Permits" means any permit, approval, authorization, license or variance required from a governmental authority having jurisdiction under an applicable Environmental Law.

            "Permitted Liens" means:

                  (a)   the Administrative Agent's Liens;

                  (b) (i) Liens for taxes, assessments or governmental charges or levies, provided payment thereof shall not at the time be required in accordance with the provisions of Section 9.1;

                        (ii) deposits, Liens or pledges of cash collateral to
            secure payments of workmen's compensation and other payments, unemployment and other insurance, old age pensions or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or other similar obligations arising in the ordinary course of business;

                          (iii) mechanics', workmen's, repairmen's,
            warehousemen's, vendors' or carriers' Liens, or other similar Liens arising in the ordinary course of business and securing sums which are not past due, or deposits or pledges to obtain the release of any such Liens;

                        (iv) zoning restrictions, encroachments, easements,
            rights of way, licenses and restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the normal operation of the business of any of the Credit Parties or any of their respective Subsidiaries or the value of such property for the purpose of such business; and

                          (v) Liens created by statute or common law in favor of
            landlords for unpaid rent and related amounts as to which the Administrative Agent is entitled to create a reserve under the definition of Individual Availability.

                  (c) existing Liens set forth in Schedule 9.19 hereto and any renewals thereof, but not any increase in amount thereof and not any extension thereof to other property;

                  (d) purchase money mortgages or other purchase money Liens
            (including, without limitation, Capital Leases) in favor of non-Affiliates of the Credit Parties and their respective Subsidiaries upon any fixed or capital assets hereafter acquired by any Credit Party or any Subsidiary thereof constituting real property interests or machinery and equipment, or purchase money mortgages (including, without limitation, Capital Leases) on any such assets hereafter acquired or existing at the time of acquisition of such assets by any Credit Party or any Subsidiary thereof, whether or not assumed, so long as (i) any such Lien does not extend to or cover any other asset of any Credit Party or any of its Subsidiaries, (ii) such Lien secures only the obligation to pay the purchase price of such asset (or the obligation under such Capital Leases), interest thereon and other customary incidental obligations relating thereto only, (iii) the cost of each such acquisition, if such Equipment is acquired by any Borrower or any other Credit Party, constitutes a Capital Expenditure permitted by Section 9.23, and (iv) the Debt incurred to finance each such acquisition is permitted by Section 9.13; and

                  (e) Liens arising under the Amended and Restated Intercompany Security Agreements.

            "Permitted Transfer", for any Sale-Leaseback Facility, means the sale-leaseback arrangements contemplated on the Closing Date with respect to such Sale-Leaseback Facility substantially in accordance with the agreements and other relevant particulars heretofore delivered to the Administrative Agent (for such Sale-Leaseback Facility, the "Sale-Leaseback Plans" for such Sale-Leaseback Facility).

            "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

            "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Credit Party sponsors or maintains or to which such Credit Party makes, is making, or is obligated to make contributions and includes any Pension Plan.

            "Plan of Reorganization" means the Third Amended and Restated Joint Plan of Reorganization of Ames Department Stores, Inc. and Other Members of the Ames Group, as confirmed by the United States Bankruptcy Court for the Southern District of New York on December 18, 1992.

            "Premises" means the land identified by addresses on Schedule 8.11, together with all buildings, improvements, and fixtures thereon and all tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, and which constitutes all of the real property in which any Credit Party has any interests on the Closing Date.

            "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders.

            "Proprietary Rights" means all of any Credit Party's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including, without limitation, those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 8.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

            "Rate Protection Agreements" means interest rate swap, cap, collar or floor arrangements or other similar agreements entered into by the Parent or any Subsidiary thereof to provide protection against fluctuations in interest rates. Each Rate Protection Agreement shall be on terms satisfactory to the Administrative Agent with a counter party satisfactory to the Administrative Agent.

            "Real Estate" means all of the Premises now owned or hereafter acquired by any Credit Party or any interest therein including, without limitation, those listed on Schedule 8.11 hereto and more particularly described in the Amended Mortgages and after the Closing Date, those more particularly described in the Mortgages, if any, together with the right, title and interest of any Credit Party, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, adjoining, or abutting the Premises to the center line thereof, the air space and development rights pertaining to the Land and right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, awards from any condemnation or eminent domain proceedings and insurance proceeds resulting from any casualty or other damage to the buildings and other improvements on the Premises, all fixtures, all easements now or hereafter benefiting the Premises and all royalties and rights appertaining to the use and enjoyment of the Premises, including, without limitation, all alley, vault, drainage, mineral, water, oil, coal, gas, timber and other similar rights, together with all of the buildings and other improvements now or hereafter erected on the Premises, all fixtures and all additions thereto and substitution and replacement thereof.

            "Release" means any releasing, spilling, escaping, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, leaching, disposing or dumping. The meaning of the term shall also include any threatened Release.

            "Remedial Action" means all actions required to (i) clean up, remove, treat or dispose of Contaminants in the indoor or outdoor environment;
(ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or otherwise endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care in respect of actions contemplated in the preceding clauses (i) and (ii).

            "Rentals" has the meaning specified in Section 9.24.

            "Reportable Event" has the meaning specified in Section 9.8(b)(i).

            "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

            "Responsible Officer" means the Chief Executive Officer, the President, the Executive Vice President/Chief Financial Officer, the Chief Financial Officer, the Senior Vice President-Finance, the Vice President/Controller, the Treasurer or the Assistant Treasurer of the Parent or any Borrower, as appropriate, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the Executive Vice President/Chief Financial Officer, the Chief Financial Officer, the Senior Vice President-Finance, the Vice President/Controller, the Treasurer or the Assistant Treasurer of the Parent and each Borrower, or any other officer having substantially the same authority and responsibility.

            "Restricted Investment" means any acquisition of property by the Parent or any of its Subsidiaries in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except the following: (i) Equipment to be used in the business of the Parent or any Subsidiary thereof so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (ii) Inventory of a Borrower in the ordinary course of business;
(iii) current assets arising from the sale or lease of goods or the rendition of services in the ordinary course of business of a Borrower; (iv) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America; provided that such obligations mature within one year from the date of acquisition thereof; (v) certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a Lender or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $500,000,000, the holding company of which has outstanding commercial paper meeting the requirements of clause (vii) of this definition; (vi) repurchase agreements with a term of not more than seven (7) days for underlying securities of the types described in clause (iv) or (v) of this definition; provided, that the underlying securities of the type described in clause (iv) may not have maturities of more than six months from the date of acquisition) entered into with any Lender or any other bank meeting the qualifications specified in clause (v) above or with securities dealers of recognized national standing; provided, further, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy Repurchase Agreements of Depositary Institutions With Securities Dealers and Others as adopted by the Comptroller of the Currency on October 31, 1985 (the "Supervisory Policy"); and provided, further, that possession or control of the underlying securities is established as provided in the Supervisory Policy; (vii) commercial paper given a rating of "A-1" or better by Standard & Poor's Ratings Group or "P-1" or better by Moody's Investors Service, Inc. and maturing not more than 180 days from the date of creation thereof; (viii) loans and advances evidenced by the Amended and Restated Intercompany Notes; (ix) in the case of the Parent or any other Credit Party, common equity investments existing on the date hereof in the capital stock of its Subsidiaries, but not any additional investments therein other than increases solely by reason of increases in the retained earnings of such Subsidiary; (x) individual store deposit accounts with local depositary banks and concentration deposit accounts, if any, permitted by Section 6.8; (xi) investments representing stock or obligations issued to any Credit Party or any Subsidiary thereof in settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor of any Credit Party or such Subsidiary; (xii) the Guaranties permitted under Section
9.12 hereof; and (xiii) investments of the Parent in Debt of any Credit Party pursuant to expenditures made under and contemplated by the Management Agreements.

            "Revolving Loans" has the meaning specified in Section 2.2 and includes each Administrative Agent Advance and BABC Loan.

            "Sale-Leaseback Facility" means a Mortgaged Sale-Leaseback Facility or a Non-Mortgaged Sale-Leaseback Facility, as applicable, and "Sale-Leaseback Facilities" means, collectively, the Mortgaged Sale-Leaseback Facilities and the Non-Mortgaged Sale-Leaseback Facilities.

            "Sale-Leaseback Plans" has the meaning specified in the definition of Permitted Transfer.

            "Security Documents" means this Agreement, the Amended and Restated Security Agreement, the Amended and Restated Patent and Trademark Agreement, the Amended Mortgages, the Amended Collateral Assignments, the Amended and Restated Stock Pledge Agreement, the Amended and Restated Note Pledge Agreement and the Amended and Restated Partnership Pledge Agreement, each as from time to time amended, supplemented or modified, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Collateral.

            "Settlement" and "Settlement Date" have the meanings specified in
Section 2.2(j)(l).

            "Shipping Release Indemnity" has the meaning specified in Section 2.4(k).

            "Solvent" means when used with respect to any Person that at the time of determination:

                  (i) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including, without limitation, contingent liabilities); and

                  (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

                  (iii) it is then able and expects to be able to pay its debts
            (including, without limitation, contingent debts and other commitments) as they mature; and

                   (iv) it has capital sufficient to carry on its business
            as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Stated Termination Date" means June 30, 2000.

            "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Parent.

            "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or maintains a lending office.

            "Term Loan" and "Term Loans" have the meanings specified in Section 2.3

            "Termination Date" means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Total Facility is terminated either by the Borrowers pursuant to Section 4.2 or by the Majority Lenders pursuant to Section 11.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever.

            "Total Facility" has the meaning specified in Section 2.1(a).

            "Trademark License Agreement" means the Trademark License Agreement, dated as of December 28, 1992, between AMD, Inc., as licensor, and Ames Stores, as licensee, as in effect on the date of this Agreement, and as from time to time further amended, supplemented or modified, to reflect the making of a capital contribution of the trademarks described therein by the owner thereof to another Credit Party which is a party to the Amended and Restated Patent and Trademark Agreement (and subject to the terms thereof).

            "Transfer Date" means the date (which shall be no later than May 31, 1997) on which the relevant Credit Party shall have entered into the Permitted Transfer with respect to the related Sale-Leaseback Facility, in each case pursuant to terms and conditions satisfactory to the Administrative Agent (which terms and conditions shall be deemed satisfactory if, on such date, (x) such terms and conditions do not materially and adversely deviate from the Sale-Leaseback Plans for such Sale-Leaseback Facility, and (y) there is in existence no Default or Event of Default).

            "UCC" means the Uniform Commercial Code (or any successor statute) of the State of New York or of any other state the laws of which are required by
Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

            "Unused Letter of Credit Subfacility" means an amount equal to $100,000,000 minus the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit plus (ii) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

            "Unused Term Loan Subfacility" means an amount equal to the least of
(i) $20,000,000 minus the aggregate of the unpaid balance of Term Loans of, and the aggregate amount of Pending Terms Loans of, the Borrowers at that time, (ii) the excess of the Combined Borrowing Bases at such time over the Combined Outstandings at such time and (iii) the Combined Availability at such time.

            "Unused Line Fee" has the meaning specified in Section 3.5.

            "Zayre Central" means Zayre Central Corp., a Delaware corporation.

            "Zayre New England" has the meaning set forth in the preamble to this Agreement.

      1.2 Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

      1.3 Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

            (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                 (ii) The term "including" is not limiting and means "including without limitation."

                 (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

            (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

            (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

            (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

            (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Credit Parties and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Administrative Agent merely because of the Administrative Agent's or Lenders' involvement in their preparation.


                                   ARTICLE 2

                          LOANS AND LETTERS OF CREDIT

      2.1   Total Facility.

            (a) Credit Facility. Subject to all of the terms and conditions of this Agreement, the Lenders severally agree to make available a total credit facility of up to $320,000,000 (the "Total Facility") for the Borrowers' use from time to time during the term of this Agreement. The Total Facility shall be comprised of: (i) a revolving line of credit consisting of revolving loans and letters of credit up to the Maximum Revolver Amount, as described in Sections
2.2 and 2.4; and (ii) the Term Loans described in Section 2.3.

            (b) Existing Revolving Loans and Existing Letters of Credit. On the Closing Date:

                        (i) the Existing Revolving Loans held by each Existing
                  Lender shall automatically, and without any action on the part of any Person, be designated as Revolving Loans of such Lender hereunder and any Notes (as defined in the Existing Credit Agreement) evidencing the same shall be returned to the Administrative Agent (to be held until the Termination Date), with any Revolving Loans then outstanding to be reflected by the Administrative Agent on its books and records in accordance with the terms of this Agreement;

                        (ii) the Existing Letters of Credit issued or caused to
                  be issued by BABC, as Issuing Lender (under and as defined in the Existing Credit Agreement), shall automatically, and without any action on the part of any Person, be designated as Letters of Credit issued hereunder;

                        (iii) the "commitment" of each of the Existing Lenders
                  to lend under the Existing Credit Agreement shall continue as, and be evidenced by, the Commitment of each such Lender under this Agreement, as reflected by the Administrative Agent on its books and records, except that with respect to BABC, its Commitment under this Agreement shall be increased over its "commitment" under the Existing Agreement by the principal amount of $20,000,000, as reflected by the Administrative Agent on its books and records; and

                        (iv) all interest and fees (other than the fee specified
                  in Section 3.7) accrued up to, but not including, the Closing Date, under the Existing Credit Agreement shall be paid by the Borrowers to the Administrative Agent for disbursement to the Agents (under and as defined in the Existing Credit Agreement), the Existing Lenders and BABC, as Issuing Lender, in accordance with the terms of (and in accordance with their pro rata shares under and as defined in) the Existing Credit Agreement. All such interest and fees may be financed by the Lenders as a Revolving Loan to be made on the Closing Date;

            in each case in such amounts (and the Lenders shall, through the Administrative Agent, make such additional adjustments among themselves as shall be necessary) so that after giving effect to such assignments, adjustments, revolving credit loans and letters of credit, the Lenders shall hold the Revolving Loans and Letters of Credit ratably in accordance with their respective Pro Rata Shares.

            (c) Interest Periods. On the Closing Date, all "Interest Periods" under and as defined in the Existing Credit Agreement, if any, shall automatically be terminated.

            (d) Continuation of Indebtedness, Etc. Except as expressly provided herein, the indebtedness outstanding under the Existing Credit Agreement on the Closing Date shall not be deemed to be repaid or prepaid by the amendment and restatement of the Existing Credit Agreement provided for hereby or the other transactions stated to occur on the Closing Date, but such indebtedness shall continue to be outstanding hereunder on the terms and conditions hereof. Without limitation of the foregoing, upon the satisfaction of the conditions precedent set forth in Article 10 hereof, the Commitments and the Notes (if any) shall be in renewal of, and substitution and replacement for, the commitments (if any) of the Existing Lenders to lend under the Existing Credit Agreement (and each of the Notes as defined therein and delivered thereunder).

      2.2   Revolving Loans.

            (a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 10, each Lender severally agrees, upon a Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to such Borrower, in amounts not to exceed (except for BABC with respect to BABC Loans or Administrative Agent Advances) such Lender's Pro Rata Share of such Borrower's Individual Availability. The Lenders, however, in their discretion, may elect to make Loans or participate (as provided for in Section 2.4(f)) in the credit support or enhancement provided to a Borrower through the Administrative Agent to the issuers of Letters of Credit in excess of such Borrower's Individual Availability on one or more occasions, but if they do so, neither the Administrative Agent nor the Lenders shall be deemed thereby to have changed the limits of the Total Facility or such Borrower's Individual Availability or to be obligated to exceed such limits on any other occasion. If a Borrower's Individual Outstandings exceeds the Individual Availability of such Borrower, the Lenders may refuse to make or otherwise restrict the making of Revolving Loans to such Borrower as the Lenders determine until such excess has been eliminated, subject to the

Administrative Agent's authority, in its sole discretion, to make Administrative Agent Advances pursuant to the terms of Section 2.2(i).

            (b) Procedure for Borrowing. (1) Each Borrowing by a Borrower (including BABC Loans) shall be made upon such Borrower's irrevocable written notice delivered to the Administrative Agent in substantially the form attached hereto as Exhibit C (a "Notice of Borrowing") together with a Borrowing Base Certificate reflecting sufficient Individual Availability of such Borrower (and sufficient Combined Availability for all Borrowers), which must be received by the Administrative Agent not later than 12:00 Noon New York time (i) at least three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (ii) no later than 12:00 Noon on the requested Funding Date, in the case of Base Rate Loans, specifying:

                        (A)   the amount of the Borrowing;

                        (B) the requested Funding Date, which shall be a
                  Business Day;

                        (C) whether the Loans requested are to be Base Rate
                  Loans or LIBOR Rate Loans; and

                        (D) the duration of the Interest Period if the requested
                  Loans are to be LIBOR Rate Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be one month;

provided, however, that with respect to any Borrowing to be made on the Closing Date, such Borrowing will consist of Base Rate Loans only; and provided, further, that no Notice of Borrowing shall be required with respect to any Borrowing pursuant to Section 2.2(i) or Section 2.4(e)(2).

                  (2) After giving effect to any Borrowing, there may not be more than seven (7) LIBOR Rate Loans outstanding in the aggregate for both Borrowers.

                  (3) With respect to any request for Base Rate Loans, in lieu of delivering the above-described Notice of Borrowing a Borrower may give the Administrative Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice but the Administrative Agent shall be entitled to rely on the telephonic notice in making such Base Rate Loans.

            (c) Reliance upon Authority. On or prior to the Closing Date and thereafter prior to any change with respect to any of the information contained in the following clauses (i) and (ii), the applicable Borrower shall deliver to the Administrative Agent a writing setting forth (i) the account of such Borrower to which the Administrative Agent is authorized to transfer the proceeds of the Loans requested by such Borrower pursuant to this Section 2.2, and (ii) the names of the officers authorized to request Loans on behalf of such Borrower, and shall provide the Administrative Agent with a specimen signature of each such officer. The Administrative Agent shall be entitled to rely conclusively on such officer's authority to request Loans on behalf of the applicable Borrower, the proceeds of which are to be transferred to any of the accounts specified by such Borrower pursuant to the immediately preceding sentence, until the Administrative Agent receives written notice to the contrary. The Administrative Agent shall have no duty to verify the identity of any individual representing him or herself as one of the officers authorized by the applicable Borrower to make such requests on its behalf.

            (d) No Liability. The Administrative Agent shall not incur any liability to any Borrower as a result of acting upon any notice referred to in Sections 2.2(b) and (c), which notice the Administrative Agent believes in good faith to have been given by an officer duly authorized by such Borrower to request Loans on its behalf or for otherwise acting in good faith under this
Section 2.2, and the crediting of Loans to such Borrower's deposit account, or transmittal to such Person as such Borrower shall direct, shall conclusively establish the obligation of such Borrower to repay such Loans as provided herein.

            (e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.2(b) shall be irrevocable and the applicable Borrower shall be bound to borrow the funds requested therein in accordance therewith.

            (f) Administrative Agent's Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof) pursuant to Section 2.2(b), the Administrative Agent shall elect, in its discretion, (i) to have the terms of Section 2.2(g) apply to such requested Borrowing, or (ii) to request BABC to make a BABC Loan pursuant to the terms of Section 2.2(h) in the amount of the requested Borrowing; provided, however, that if BABC declines in its sole discretion to make a BABC Loan pursuant to Section 2.2(h), the Administrative Agent shall elect to have the terms of Section 2.2(g) apply to such requested Borrowing.

            (g) Making of Loans. (i) In the event that the Administrative Agent shall elect to have the terms of this Section 2.2(g) apply to a requested Borrowing as described in Section 2.2(f), then promptly after receipt of a Notice of Borrowing or telephonic notice pursuant to Section 2.2(b), the Administrative Agent shall notify the Lenders by telecopy, telephone or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Administrative Agent in same day funds, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 1:00 p.m. (New York time) on the Funding Date applicable thereto. After the Administrative Agent's receipt of the proceeds of such Loans, upon satisfaction of the applicable conditions precedent set forth in Article 10, the Administrative Agent shall make the proceeds of such Loans available to the applicable Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Loans received by the Administrative Agent to the account of such Borrower, designated in writing by such Borrower and acceptable to the Administrative Agent; provided, however, that the amount of Loans so made to such Borrower on any date shall in no event exceed the Individual Availability of such Borrower on such date.

                  (ii) Unless the Administrative Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing (or, with respect to any Base Rate Loan, by 1:00 p.m. on the date of such Borrowing), that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of applicable

Borrower the amount of that Lender's Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in immediately available funds on the Funding Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to such Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to applicable Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Loan to the applicable Borrower on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Funding Date, the Administrative Agent will notify the applicable Borrower of such failure to fund and, upon demand by the Administrative Agent, such Borrower shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing. The failure of any Lender to make any Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of any obligation hereunder to make a Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Funding Date.

                  (iii) The Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by any Borrower to the Administrative Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Administrative Agent. The Administrative Agent may hold and, in its discretion, re-lend to the applicable Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so re-lent to such Borrower shall bear interest at the rate applicable to Base Rate Loans and for all other purposes of this Agreement shall be treated as if they were Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents (other than with respect to increasing the Commitment of such Lender under Section 13.2(a)) and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (1) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (2) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing, shall be allocated among such performing Lenders ratably based upon their relative Commitments, and shall be calculated based upon the average amount by which the aggregate Commitments of such performing Lenders exceeds the sum of outstanding Loans and the undrawn face amount of all outstanding Letters of Credit. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the applicable Borrower of its duties and obligations hereunder.

            (h) Making of BABC Loans. (i) In the event the Administrative Agent shall elect, with the consent of BABC, to have the terms of this Section 2.2(h) apply to a requested Borrowing as described in Section 2.2(f), BABC shall make a Revolving Loan in the amount of such Borrowing (any such Revolving Loan made solely by BABC pursuant to this Section 2.2(h) being referred to as a "BABC Loan" and such Revolving Loans being referred to collectively as "BABC Loans") available to the applicable Borrower on the Funding Date applicable thereto by transferring same day funds to an account of such Borrower, designated in writing by such Borrower and acceptable to the Administrative Agent. Each BABC Loan is a Revolving Loan hereunder and shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to BABC solely for its own account (and for the account of the holder of any participation interest with respect to such Revolving Loan). The Administrative Agent shall not request BABC to make any BABC Loan if (i) the Administrative Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that one or more of the applicable conditions precedent set forth in Article 10 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Individual Availability of the applicable Borrower on such Funding Date. BABC shall not otherwise be required to determine whether the applicable conditions precedent set forth in Article 10 have been satisfied or the requested Borrowing would exceed the Individual Availability of the Borrower on the Funding Date applicable thereto prior to making, in its sole discretion, any BABC Loan.

                  (ii) The BABC Loans shall be repayable on demand and secured by the Collateral, shall constitute Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Loans from time to time.

            (i) Administrative Agent Advances. (i) Subject to the limitations set forth in the provisos contained in this Section 2.2(i), the Administrative Agent is hereby authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent's sole discretion, (1) after the occurrence of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Article 10 have not been satisfied, to make Loans to any Borrower on behalf of the Lenders which the Administrative Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (C) to pay any other amount chargeable to any Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 16.7 (any of the advances described in this Section 2.2(i) being hereinafter referred to as "Administrative Agent Advances"); provided, that the Majority Lenders may at any time revoke the Administrative Agent's authorization contained in this Section 2.2(i) to make Administrative Agent Advances, any such revocation to be in writing and to become effective prospectively upon the Administrative Agent's receipt thereof; and provided, further, that the Administrative Agent shall not make Administrative Agent Advances for purposes described in clauses (B) and (C) above which would cause the sum of (w) the aggregate unpaid balance of all outstanding Loans made to the Borrowers at such time, (x) the aggregate amount of Pending Loans requested by the Borrowers at such time, (y) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (z) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit at such time to exceed the lesser of the Maximum Revolver Amount or $15,000,000 in excess of the Combined Borrowing Bases at such time.

                  (ii) The Administrative Agent Advances shall be repayable on demand and secured by the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Loans from time to time. The Administrative Agent shall notify each Lender in writing of each such Administrative Agent Advance.

            (j) Settlement. It is agreed that each Lender's funded portion of a Loan is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Loans. Notwithstanding such agreement, the Administrative Agent, BABC, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by any Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Loans, the BABC Loans and the Administrative Agent Advances shall take place on a periodic basis in accordance with the following provisions:

            (i) The Administrative Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by the Administrative Agent, (1) on behalf of BABC, with respect to each outstanding BABC Loan, (2) for itself, with respect to each Administrative Agent Advance, and (3) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:00 Noon (New York time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than BABC, in the case of BABC Loans) shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of the BABC Loans and Administrative Agent Advances with respect to which Settlement is requested available to the Administrative Agent, for itself or for the account of BABC, in same day funds, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 4:00 p.m. (New York time), on the Settlement Date applicable thereto, regardless of whether the applicable conditions precedent set forth in Article 10 have then been satisfied. Such amounts made available to the Administrative Agent shall be applied against the amounts of the applicable BABC Loan or Administrative Agent Advance and, together with the portion of such BABC Loan or Administrative Agent Advance representing BABC's Pro Rata Share thereof, shall constitute Loans of such Lenders. If any such amount is not made available to the Administrative Agent by any Lender on the Settlement Date applicable thereto, the Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans.

            (ii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Administrative Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Administrative Agent has requested a Settlement with respect to a BABC Loan or Administrative Agent Advance), each other Lender shall irrevocably and unconditionally purchase and receive from BABC or the Administrative Agent, as applicable, without recourse or warranty, an undivided interest and participation in such BABC Loan or Administrative Agent Advance to the extent of such Lender's Pro Rata Share thereof by paying to the Administrative Agent, in same day funds, an amount equal to such Lender's Pro Rata Share of such BABC Loan or Administrative Agent Advance. If such amount is not in fact made available to the Administrative Agent by any Lender, the Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to the Loans.

            (iii) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any BABC Loan or Administrative Agent Advance pursuant to subsection (ii) above, the Administrative Agent shall promptly distribute to such Lender at such address as such Lender may request in writing, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such BABC Loan or Administrative Agent Advance.

            (iv) Between Settlement Dates, the Administrative Agent, to the extent no Administrative Agent Advances or BABC Loans are outstanding, may pay over to BABC any payments received by the Administrative Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to BABC's other outstanding Revolving Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to BABC's other outstanding Revolving Loans other than to BABC Loans or Administrative Agent Advances, as provided for in the previous sentence, BABC shall pay to the Administrative Agent for the account of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, BABC with respect to BABC Loans, the Administrative Agent with respect to Administrative Agent Advances, and each Lender with respect to the Revolving Loans other than BABC Loans and Administrative Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by BABC, the Administrative Agent and the other Lenders.

            (k) Notation. The Administrative Agent shall record on its books the principal amount of the Loans owing by each Borrower to each Lender, including the BABC Loans owing by each Borrower to BABC, and the Administrative Agent Advances owing by each Borrower to the Administrative Agent, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal by each Borrower of such Lender's Loans in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

            (l) Lenders' Failure to Perform. All Loans (other than BABC Loans and Administrative Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (a) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Loans hereunder, (b) no failure by any Lender to perform its obligation to make any Loans hereunder shall excuse any other Lender from its obligation to make any Loans hereunder, and (c) the obligations of each Lender hereunder shall be several, not joint and several.

      2.3   Term Loans.

            (a) Amounts of Term Loans. Each Lender severally agrees, upon a Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, upon the satisfaction of the conditions precedent set forth in Article 10, to make term loans (any such term loan being referred to as a "Term Loan" and such term loans being referred to collectively as the "Term Loans") to such Borrower, in amounts not to exceed such Lender's Pro Rata Share of such Borrower's Individual Term Availability, but in no event in excess of the Unused Term Loan Subfacility at such time. The proceeds of each Term Loan shall be used solely by the relevant Borrower for Capital Expenditures permitted by Section 9.23 (including, without limitation, the purchase of new stores and lease acquisition costs). Each Term Loan shall be in a minimum principal amount of $500,000 or an integral multiple of $500,000 in excess thereof, and subject to the terms and conditions of this Agreement (including, without limitation, Section 3.2), each Term Loan may be continued as a Base Rate Term Loan or a LIBOR Rate Term Loan, as applicable, or converted into a Base Rate Term Loan or a LIBOR Rate Term Loan, as applicable.

            (b) Making of Term Loans. Each Lender shall make the amount of such Lender's Term Loan available to the Administrative Agent in same day funds, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 1:00 p.m. (New York City time) on each Funding Date. After the Administrative Agent's receipt of the proceeds of such Term Loans, upon satisfaction of the conditions precedent set forth in Article 10, the Administrative Agent shall make the applicable proceeds of such Term Loans available to the relevant Borrower on such Funding Date by transferring same day funds equal to the proceeds of such Term Loans received by the Administrative Agent to an account of the relevant Borrower designated in writing by such Borrower or as such Borrower shall otherwise instruct in writing. The Administrative Agent shall record on its books the principal amount of the Term Loans owing to each lender from time to time.

            (c) Procedures for Borrowing; Treatment of Term Loans. The procedures for Borrowing set forth in Section 2.2(b) shall be applicable to each request for a Term Loan hereunder, except that (i) such Borrower shall specify that the requested Loan is to be made as a Term Loan and provide particulars, satisfactory to the Administrative Agent, as to the proposed use of the proceeds thereof and (ii) the accompanying Borrowing Base Certificate delivered by such Borrower, in addition to the other information required to be contained therein, shall also reflect sufficient Individual Term Availability for such Borrower. Except as expressly provided in this Section 2.3, for all other purposes of this Agreement, Term Loans shall be subject to the same terms and conditions of this Agreement as are applicable to Revolving Loans.

      2.4   Letters of Credit.

            (a) Agreement to Cause Issuance. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Credit Parties herein set forth, the Administrative Agent agrees to take reasonable steps (i) to cause to be issued, for the account of any Borrower, Letters of Credit and (ii) to provide credit support or other enhancement to banks, acceptable to the Administrative Agent, which issue Letters of Credit for the account of any Borrower (any such credit support or enhancement being herein referred to as "Credit Support") in accordance with this Section 2.4 from time to time during the term of this Agreement.

            (b) Amounts; Outside Expiration Date. The Administrative Agent shall not have any obligation to take steps to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (1) the maximum undrawn amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (2) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the applicable Borrower in connection with the opening thereof exceed the Individual Availability of such Borrower at such time; or (3) such (a) merchandise or other documentary Letter of Credit has an expiration date later than the Stated Termination Date or more than one hundred and eighty (180) days from the date of issuance or (b) standby Letter of Credit has an expiration date later than the Stated Termination Date or more than twelve (12) months from the date of issuance; provided, however, that standby Letters of Credit may have "evergreen" clauses providing for automatic renewals (which renewals shall have an expiration date not later than the Stated Termination Date) unless terminated by the Administrative Agent or issuer of the Letter of Credit at the request of the Administrative Agent by written notice to the beneficiary of such standby Letter of Credit no less than thirty (30) days prior to a renewal date.

            (c) Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in Article 10, the obligation of the Administrative Agent to take reasonable steps to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Administrative Agent:

                  (1) The applicable Borrower shall have delivered to the proposed issuer of such Letter of Credit, at such times and in such manner as such proposed issuer may prescribe, an application in form and substance satisfactory to such proposed issuer and the Administrative Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to the Administrative Agent and such proposed issuer; and

                  (2) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

            (d)   Issuance of Letters of Credit.

                  (1) Request for Issuance. The Borrower for whose account the Letter of Credit is to be issued shall give the Administrative Agent one (1) Business Day's prior written notice of such Borrower's request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the Closing Date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower for whose account the Letter of Credit is to be issued shall attach to such notice the proposed form of the Letter of Credit.

                  (2) Responsibilities of the Administrative Agent; Issuance. The Administrative Agent shall determine, as of the Business Day immediately preceding the requested issuance date of the Letter of Credit set forth in the notice from the applicable Borrower pursuant to Section 2.4(d)(1), (i) the amount of the applicable Unused Letter of Credit Subfacility and (ii) the Combined Availability as of such date and the Individual Availability of such Borrower as of such date. If (i) the undrawn amount of the requested Letter of Credit is not greater than the applicable Unused Letter of Credit Subfacility and (ii) the issuance of such requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof would not exceed the Combined Availability or the Individual Availability of the applicable Borrower, the Administrative Agent shall take reasonable steps to cause such issuer to issue the requested Letter of Credit on such requested Closing Date of issuance.

                  (3) Notice of Issuance. On each Settlement Date, the Administrative Agent shall give notice to each Lender of the issuance of all Letters of Credit issued since the last Settlement Date.

                  (4) No Extensions or Amendment. The Administrative Agent shall not be obligated to cause any Letter of Credit to be extended or amended unless the requirements of this Section 2.4(d) are met as though a new Letter of Credit were being requested and issued. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Administrative Agent, not less than 30 days prior to the last date on which the applicable issuer can in accordance with the terms of the applicable Letter of Credit decline to extend or renew such Letter of Credit, written notice that it declines to consent to any such extension or renewal; provided, that if all of the requirements of this Section 2.4 are met and no Default or Event of Default exists, no Lender shall decline to consent to any such extension or renewal.

            (e)   Payments Pursuant to Letters of Credit.

                  (1) Payment of Letter of Credit Obligations. Each Borrower agrees to reimburse the issuer for any draw under any Letter of Credit issued for such Borrower's account and the Administrative Agent for the account of the Lenders upon any payment pursuant to any Credit Support issued for such Borrower's account immediately upon demand, and to pay the issuer of such Letter of Credit the amount of all other obligations and other amounts payable to such issuer under or in connection with any Letter of Credit issued for such Borrower's account immediately when due, irrespective of any claim, setoff, defense or other right which such Borrower may have at any time against such issuer or any other Person.

                  (2) Revolving Loans to Satisfy Reimbursement Obligations. In the event that the issuer of any Letter of Credit honors a draw under such Letter of Credit or makes any payment with respect to a Shipping Release Indemnity or the Administrative Agent shall have made any payment pursuant to any Credit Support or Shipping Release Indemnity and the applicable Borrower shall not have repaid such amount to the issuer of such Letter of Credit or Shipping Release Indemnity or the Administrative Agent, as applicable, pursuant to Section 2.4(e)(1) or Section 2.4(k)(2), as appropriate, the Administrative Agent shall, upon receiving notice of such failure, notify each Lender of such failure, and each Lender shall unconditionally and immediately pay to the Administrative Agent, for the account of such issuer or the Administrative Agent, as applicable, an amount equal to such Lender's Pro Rata Share of the amount of such payment in Dollars and in same day funds. Such amounts paid by the Lenders to the Administrative Agent shall constitute Revolving Loans which shall be deemed to have been requested by the applicable Borrower pursuant to
Section 2.2 as set forth in Section 4.5.

            (f)   Participations.

                  (1) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 2.4(d) or of any Shipping Release Indemnity in accordance with Section 2.4(k), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the Letter of Credit or the Credit Support provided through the Administrative Agent to such issuer in connection with the issuance of such Letter of Credit or the Shipping Release Indemnity, as appropriate, equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the amount of such Credit Support or the liability under or with respect to such Shipping Release Indemnity (including, without limitation, all obligations of the applicable Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

                  (2) Sharing of Reimbursement Obligation Payments. Whenever the Administrative Agent receives a payment from any Borrower on account of reimbursement obligations in respect of a Letter of Credit, Credit Support or Shipping Release Indemnity as to which the Administrative Agent has previously received for the account of the issuer thereof payment from a Lender pursuant to
Section 2.4(e)(2), the Administrative Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from such Borrower in Dollars. Each such payment shall be made by the Administrative Agent on the Business Day on which the Administrative Agent receives immediately available funds paid to such Person pursuant to the immediately preceding sentence, if received prior to 12:00 Noon (New York City time) on such Business Day and otherwise on the next succeeding Business Day.

                  (3) Documentation. Upon the request of any Lender, the Administrative Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through the Administrative Agent in connection with the issuance of any Letter of Credit, copies of any Shipping Release Indemnity and such other documentation as may reasonably be requested by such Lender.

                  (4) Obligations Irrevocable. The obligations of each Lender to make payments to the Administrative Agent with respect to any Letter of Credit, with respect to any Credit Support provided through the Administrative Agent with respect to a Letter of Credit or with respect to any Shipping Release Indemnity, and the obligations of the Borrowers to make payments to the Administrative Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever , including, without limitation, any of the following circumstances:

                   (i) any lack of validity or enforceability of this
            Agreement or any of the other Loan Documents;

                  (ii) the existence of any claim, setoff, defense or other
            right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit or Shipping Release Indemnity (or any Person for whom any such transferee may be acting), any Lender, the Administrative Agent, the issuer of such Letter of Credit or Shipping Release Indemnity, or any other Person, whether in connection with this Agreement, any Letter of Credit or Shipping Release Indemnity, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Borrower or any other Person and the beneficiary named in any Letter of Credit);

                  (iii) any draft, certificate or any other document presented under the Letter of Credit or with respect to any Shipping Release Indemnity proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                   (iv) the surrender or impairment of any security for the
            performance or observance of any of the terms of any of the Loan Documents; or

                  (v)   the occurrence of any Default or Event of Default.

            (g) Recovery or Avoidance of Payments. In the event any payment by or on behalf of any Borrower received by the Administrative Agent with respect to any Letter of Credit or Shipping Release Indemnity or Credit Support provided for any Letter of Credit (or any guaranty by any Borrower or reimbursement obligation of any Borrower relating thereto) and distributed by the Administrative Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Administrative Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Administrative Agent, pay to the Administrative Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Administrative Agent upon the amount required to be repaid by it.

            (h)   Compensation for Letters of Credit.

                  (1) Letter of Credit Fee. Each Borrower agrees to pay to the Administrative Agent with respect to each Letter of Credit issued for such Borrower's account, for the account of the Lenders, the Letter of Credit Fee specified in, and in accordance with the terms of, Section 3.6.

                  (2) Issuer Fees and Charges. Each Borrower shall pay to the issuer of any Letter of Credit issued for such Borrower's account, or to the Administrative Agent, for the account of the issuer of any such Letter of Credit, solely for such issuer's account, such fees and other charges as are charged by such issuer for letters of credit issued by it, including, without limitation, its standard fees for issuing, administering, amending, renewing, paying and canceling letters of credit and all other fees associated with issuing or servicing letters of credit, as and when assessed. Each Borrower hereby acknowledges that Bank of America has provided to such Borrower a schedule of Bank of America's fees and charges for opening, amending, transferring or negotiating a letter of credit and the like, which fees and charges may change from time to time based on Bank of America's desired return and other factors, including, without limitation, volume of letter of credit business and reserve requirements.

            (i)   Indemnification; Exoneration; Power of Attorney

                  (1) Indemnification. In addition to amounts payable as elsewhere provided in this Section 2.4, each Borrower hereby agrees to protect, indemnify, pay and save the Lenders and the Administrative Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Administrative Agent may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit for the account of such Borrower or the provision of any credit support or enhancement in connection therewith; provided, that the Borrowers shall have no obligation to the Agent or any Lender under this clause (1) with respect to any such claims, demands, liabilities, damages, losses, costs, charges and expenses to the extent resulting from the gross negligence or wilful misconduct of such Lender or the Administrative Agent. The agreement in this Section 2.4(i)(1) shall survive payments of all Obligations.

                  (2) Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders, and the Administrative Agent, each Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Administrative Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lenders or the Administrative Agent, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Administrative Agent or any Lender under this Section 2.4(i).

                  (3) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Administrative Agent or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the Administrative Agent or any Lender under any resulting liability to any Borrower or relieve any Borrower of any of its obligations hereunder to any such Person.

                  (4) Power of Attorney. In connection with all Inventory financed by Letters of Credit, each Borrower hereby appoints the Administrative Agent, or the Administrative Agent's designee, as its attorney, with full power and authority: (a) to sign and/or endorse such Borrower's name upon any warehouse or other receipts; (b) to sign such Borrower's name on bills of lading and other negotiable and non-negotiable documents; (c) to clear Inventory through customs in the Administrative Agent's or such Borrower's name, and to sign and deliver to customs officials powers of attorney in such Borrower's name for such purpose; (d) to complete in such Borrower's or the Administrative Agent's name, any order, sale, or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; and (e) to do such other acts and things as are necessary in order to enable the Administrative Agent to obtain possession of the Inventory and to obtain payment of the Obligations. Neither the Administrative Agent nor its designee, as any Borrower's attorney, will be liable for any acts or omissions, or for any error of judgement or mistakes of fact or law. This power, being coupled with an interest, is irrevocable until all Obligations have been paid and satisfied and this Agreement has been terminated.

                  (5) Account Party. Each Borrower hereby authorizes and directs any issuer of a Letter of Credit issued for the account of such Borrower to name such Borrower as the "Account Party" therein and to deliver to the Administrative Agent all instruments, documents and other writings and property received by the issuer pursuant to the Letter of Credit, and to accept and rely upon the Administrative Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

                  (6) Control of Inventory. In connection with all Inventory financed by Letters of Credit, each Borrower will, at the Administrative Agent's request, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which the Administrative Agent holds a security interest to deliver them to the Administrative Agent and/or subject to the Administrative Agent's order, and if they shall come into such Borrower's possession, to deliver them, upon request, to the Administrative Agent in their original form. Each Borrower shall also, at the Administrative Agent's request, designate the Administrative Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

            (j) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 2.4(b) and Section 12.1 any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the applicable Borrower shall deposit with the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, with respect to each Letter of Credit issued for the account of such Borrower then outstanding, as the Majority Lenders, in their discretion shall specify, either
(A) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Administrative Agent, issued by an issuer satisfactory to the Administrative Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit the Administrative Agent is entitled to draw amounts necessary to reimburse the Administrative Agent and the Lenders for payments made by the Administrative Agent and the Lenders under such Letter of Credit or under any credit support or enhancement provided through the Administrative Agent with respect thereto and any fees and expenses associated with such Letter of Credit, or (B) cash in amounts necessary to reimburse the Administrative Agent and the Lenders for payments made by the Administrative Agent or the Lenders under such Letter of Credit or under any credit support or enhancement provided through the Administrative Agent with respect thereto and any fees and expenses associated with such Letter of Credit. Such Supporting Letter of Credit or deposit of cash shall be held by the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

            (k) Airway Bills, Etc. Each Borrower hereby confirms and agrees that
(i) from time to time such Borrower may request the Administrative Agent to issue or cause to be issued Letters of Credit providing for direct consignment of goods to the Administrative Agent or the issuer of a Letter of Credit and providing that the original bills of lading, airway bills and other documents be forwarded directly to the Administrative Agent or any such issuer, (ii) such Borrower may request that the Administrative Agent or any such issuer from time to time endorse the bills of lading or other shipping documents and deliver them to such Borrower so as to permit such Borrower to obtain the goods covered by the Letters of Credit without first waiting for the bank that issued the Letter of Credit to examine the documents to be submitted by the beneficiary of the Letter of Credit to determine whether the documents conform to the terms of the Letter of Credit, and (iii) such Borrower may request that the Administrative Agent or the issuer of a Letter of Credit from time to time issue letters of indemnity, guarantees, air releases, and/or other documents (each a "Shipping Release Indemnity") to steamship companies, air freight companies and other shippers in order to permit such Borrower to take possession of the goods covered by Letters of Credit without production and surrender to the shipper of the original bill of lading, airway bill or other shipping documents. In connection with the foregoing, each Borrower hereby expressly and irrevocably:

                  (1) represents and warrants that it is otherwise entitled to the delivery of the goods and no other person or entity has any claim to its delivery;

                  (2) agrees to indemnify the Administrative Agent, the Lenders and any issuer of a Shipping Release Indemnity and to hold the Administrative Agent, the Lenders and any such issuer harmless from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against all liabilities, losses, damages, judgments, attorney fees (including any in-house counsel costs and expenses) and other expenses of every nature and character, by reason of the Administrative Agent or any such issuer of a Shipping Release Indemnity (i) issuing its Shipping Release Indemnities to steamship companies, freight companies or other shippers and (ii) endorsing and/or delivering to such Borrower the bills of lading and other documents so as to permit such Borrower to obtain possession of the goods covered by the Letters of Credit; agrees to reimburse the Administrative Agent, the Lenders and each issuer of a Shipping Release Indemnity on demand for any and all payments of or with respect to the foregoing which the Administrative Agent or any issuer of a Shipping Release Indemnity is required to make by any of such actions or in accordance with the terms or provisions of said Shipping Release Indemnities, regardless of any offsets, counterclaims or other defenses thereto which the Administrative Agent, any Lender or any issuer of a Shipping Release Indemnity might have or be entitled to assert, all of which offsets, counterclaims or other defenses the Administrative Agent, each Lender and each issuer of a Shipping Release Indemnity is hereby expressly and irrevocably authorized to waive at its discretion; and further agrees that upon the Administrative Agent's request, such Borrower shall appear and defend, represented by counsel satisfactory to the Administrative Agent and at such Borrower's cost and expense, any action or proceeding which may be commenced against the Administrative Agent, any Lender or the issuer in connection with any of the aforementioned actions; provided, that the Borrowers shall have no obligation to the Agent, any Lender or any issuer of a Shipping Release Indemnity under this clause (2) with respect to any such liabilities, losses, damages, judgments, attorneys' fees and other expenses to the extent resulting from the gross negligence or wilful misconduct of the Administrative Agent, such Lender or such issuer.

                  (3) authorizes and requests the Administrative Agent and the issuer of any Letters of Credit to honor and pay any drawing under the Letters of Credit covering the shipment notwithstanding the absence of any or all documents required thereunder or any discrepancy, defect or omission which may exist at the time of presentment in any of the required documents, all of which deficiencies, discrepancies, defects and omissions such Borrower hereby expressly and irrevocably waives. Such Borrower further authorizes the Administrative Agent to charge its Loan Account for all amounts drawn plus any applicable charges;

                  (4) agrees to pay on demand or to reimburse to the Administrative Agent, each Lender and each issuer of a Shipping Release Indemnity upon demand all freight and other charges which may be due or may appear to be due and chargeable to the said goods;

                  (5) agrees to procure and to subsequently surrender to the Administrative Agent all original bills of lading and other negotiable documents relating to the shipment of goods properly endorsed; and

                  (6) agrees to execute such other documents and indemnities relating to the foregoing as the Administrative Agent may from time to time reasonably request.


                                   ARTICLE 3

                               INTEREST AND FEES

      3.1   Interest.

            (a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate and Sections 3.1(a)(i) or (ii), as applicable, but not to exceed the Maximum Rate described in Section 3.3. Subject to the provisions of Section 3.2, any of the Loans may be converted into, or continued as, Base Rate Loans or LIBOR Rate Loans in the manner provided in Section 3.2. If at any time Loans are outstanding with respect to which notice has not been delivered to the Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Base Rate Loans and shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Administrative Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

                  (i) For all Base Rate Loans and other Obligations (other than
            LIBOR Rate Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

                  (ii) For all LIBOR Rate Loans at a per annum rate equal to the
            LIBOR Rate plus the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate described in (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest accrued on all Loans will be payable in arrears on the first day of each month hereafter.

            (b) Default Rate. If any Default or Event of Default occurs and is continuing and the Majority Lenders in their discretion so elect, then, while any such Default or Event of Default is outstanding, all of the Obligations shall bear interest at the Default Rate applicable thereto.

      3.2 Conversion and Continuation Elections. (a) Any Borrower may, upon irrevocable written notice to the Administrative Agent in accordance with Subsection 3.2(b):

                  (i) elect, as of any Business Day, in the case of Base Rate
            Revolving Loans made to it to convert any such Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Revolving Loans;

                  (ii) elect, as of the last day of the applicable Interest
            Period, to continue any LIBOR Rate Revolving Loans made to it having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

                  (iii) elect, as of any Business Day, in the case of Base Rate
            Term Loans made to it to convert any such Loans (or any part thereof in an amount not less than $500,000, or that is in an integral multiple of $500,000 in excess thereof) into LIBOR Rate Term Loans; and

                  (iv) elect, as of the last day of the applicable Interest
            Period, to continue any LIBOR Rate Term Loans made to it having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);


provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000 or in the case of LIBOR Rate Term Loans, $500,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the applicable Borrower to continue such Loans as, and convert such Loans into, LIBOR Rate Loans, as the case may be, shall terminate. Notwithstanding the foregoing, a Revolving Loan may only be continued as a, or converted into another type of, Revolving Loan, and a Term Loan may only be continued as a, or converted into another type of, Term Loan.

            (b) The applicable Borrower shall deliver a Notice of Conversion/Continuation in substantially the form attached hereto as Exhibit D (a "Notice of Conversion/Continuation") to be received by the Administrative Agent not later than 12:00 Noon (New York time) at least three (3) Business Days in advance of the conversion/continuation date (the "Conversion/Continuation Date"), if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

                        (i) the proposed Conversion/Continuation Date;

                        (ii) the aggregate amount of Loans owing by such
                  Borrower to be converted or renewed;

                        (iii) the type of Loans resulting from the proposed
                  conversion or continuation; and

                        (iv) the duration of the requested Interest Period.

            (c)If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the applicable Borrower has failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Default or Event of Default then exists, the applicable Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

            (d)The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

            (e)During the existence of a Default or Event of Default, the applicable Borrower may not elect to have a Loan converted into or continued as a LIBOR Rate Loan.

            (f)After giving effect to any conversion or continuation of Loans, there may not be more than seven (7) LIBOR Rate Loans outstanding in the aggregate for both Borrowers.

      3.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by the Lenders under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations and the termination of this Agreement, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the applicable Borrower shall, to the extent permitted by applicable law, pay the Administrative Agent, for the account of the Lenders, an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged to such Borrower if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest owing by such Borrower which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect and (b) the amount of interest actually paid or accrued by such Borrower under this Agreement. In the event that a court determines that the Administrative Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Administrative Agent and/or such Lender shall refund to the applicable Borrower such excess.

      3.4 Closing Fee. The Borrowers agree, jointly and severally, to pay to the Administrative Agent, for the ratable account of the Lenders, on the Closing Date a closing fee (the "Closing Fee") in the amount of $1,750,000, which Closing Fee shall be fully earned by the Lenders on the Closing Date. The Administrative Agent, the Lenders and the Borrowers agree that the Closing Fee may be financed by the Lenders as a Revolving Loan to be made on the Closing Date.

      3.5 Unused Line Fee. Until the Obligations have been paid in full and the Agreement terminated, the Borrowers agree, jointly and severally, to pay, on the first day of each month and on the Termination Date, to the Administrative Agent, for the ratable account of the Lenders, an unused line fee equal to three-eighths of one percent (0.375%) per annum on the average daily amount by which the lesser of the Maximum Revolver Amount or $300,000,000 exceeded the sum of the average daily outstanding amount of Revolving Loans and the undrawn face amount of all outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated on the Termination Date. The unused line fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All payments received by the Administrative Agent on account of Accounts or as proceeds of other Collateral shall be deemed to be credited to the Borrowers' Loan Accounts immediately upon receipt for purposes of calculating the unused line fee pursuant to this Section 3.5.

      3.6 Letter of Credit Fee. The Borrowers agree, jointly and severally, to pay to the Administrative Agent, for the ratable account of the Lenders, for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to one and three-eighths percent (1.375%) per annum of the undrawn face amount of each Letter of Credit issued for any Borrower's account at such Borrower's request, plus all fees and expenses specified in Section 2.4 (h) (2). The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remains outstanding. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

      3.7 Remaining Tranche B Facility Fee. The Borrowers agree, jointly and severally, to pay to the Administrative Agent, for the account of the Existing Lenders for distribution as provided in the Existing Credit Agreement, the $500,000 balance of the "Tranche B Facility Fee" (as defined in the Existing Credit Agreement), payable in installments of $250,000 on each of December 30, 1996 and March 30, 1997.

      3.8 Syndication Fee. The Borrowers agree, jointly and severally, to pay to the Administrative Agent, for its own account, a non-refundable syndication fee in the amount of $1,225,000, which shall be payable in installments of $350,000 on each of the Closing Date, the first Anniversary Date and the second Anniversary Date, with a final installment of $175,000 payable on the third Anniversary Date. Such syndication fee shall be fully earned by the Administrative Agent on the Closing Date.


                                   ARTICLE 4

                           PAYMENTS AND PREPAYMENTS

      4.1 Loans. The Borrowers shall repay the outstanding principal balance of the Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrowers may prepay Loans at any time, and re-borrow subject to the terms of this Agreement; provided, however, that with respect to any LIBOR Rate Loans prepaid by the Borrowers prior to the expiration date of the Interest Period applicable thereto, the Borrowers promise to pay to the Administrative Agent for account of the Lenders the amounts described in Section 5.4. In addition, and without limiting the generality of the foregoing, upon demand the Borrowers promise to pay to the Administrative Agent, for account of the Lenders, the amount, without duplication, by which the sum of outstanding Loans, the aggregate amount of Pending Loans, the aggregate undrawn amounts of all outstanding Letters of Credit and the amount of all unpaid reimbursement obligations with respect to the Letters of Credit exceeds the Individual Availability of such Borrower or the Combined Availability.

      4.2 Termination and Reduction of Facility. The Borrowers may jointly (but not individually) terminate this Agreement upon at least thirty (30) Business Days' joint notice to the Administrative Agent and the Lenders, upon (a) the payment in full of all outstanding Loans, together with accrued interest thereon, and the cancellation of all outstanding Letters of Credit, (b) the payment of the early termination fee set forth in the second succeeding sentence, (c) the payment in full in cash of all other Obligations (including, without limitation, all fees under Sections 3.5, 3.6, 3.7 and 3.8) together with accrued interest thereon, and (d) with respect to any LIBOR Rate Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in Section 5.4. In addition, the Borrowers may from time to time permanently reduce the Maximum Revolver Amount, ratably among the Lenders in accordance with their respective Commitments, upon (a) the payment in full of all outstanding Loans, together with accrued interest thereon, and the cancellation of all outstanding Letters of Credit, in each case in excess of the Maximum Revolver Amount so reduced, (b) the payment of the early reduction fee set forth in the next sentence, (c) the payment in full in cash of the unused line fees due and owing through and including the date of such reduction, and (d) with respect to any LIBOR Rate Loans prepaid in connection with such reduction prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in Section 5.4. If this Agreement is terminated or the Maximum Revolver Amount is permanently reduced at any time prior to the third Anniversary Date, whether pursuant to this Section or pursuant to Section 11.2, the Borrowers shall pay to the Administrative Agent, for the ratable account of the Lenders, an early termination fee or an early reduction fee, as applicable, determined in accordance with the following table:


     PERIOD DURING WHICH EARLY
         TERMINATION OCCURS                         EARLY TERMINATION FEE
         ------------------                         ---------------------

On or prior to the Third Anniversary         0.5% of the Total Facility.
Date


        PERIOD DURING WHICH
       EARLY REDUCTION OCCURS                            REDUCTION FEE
       ----------------------                            -------------

On or prior to the Third Anniversary         0.5% of the Maximum Revolver Amount
Date                                         reduction.


      4.3 Payments from Insurance and Other Proceeds. (a) Except as provided in
Section 4.3(b), not later than the fifteenth (15th) calendar day following the receipt by the Administrative Agent or any Credit Party of any proceeds of any insurance required to be maintained pursuant to any Loan Document on account of each separate loss, damage or injury in excess of $1,000,000 (or, if there shall be continuing an Event of Default, of any amount of proceeds) with respect to any tangible property of such Credit Party in which the Credit Parties are required hereunder to provide a Lien in favor of the Administrative Agent, such Credit Party shall notify the Administrative Agent of any such receipt by such Credit Party in writing or by telephone promptly confirmed in writing, and not later than the fifteenth (15th) calendar day following receipt of such proceeds by the Administrative Agent or such Credit Party, there shall become due and payable a prepayment of principal in an amount equal to such proceeds (with permanent reduction of the Commitments at the election of the Majority Lenders in the case of loss of or damage or injury to Inventory in excess of $10,000,000 (or, if there shall be continuing an Event of Default, of any amount of proceeds), occurring on the making of such prepayment, in the Maximum Revolver Amount (applied first to the Commitments in respect of the Term Loans (up to $20,000,000) until reduced to zero ($0) and then to the remainder of the Commitments until reduced to zero ($0)). Each prepayment from such proceeds shall be applied in the manner and order provided in Section 4.6 hereof and shall be accompanied by the payment of interest accrued and unpaid on the amount of such prepayment through the date of such prepayment. Any such prepayment of the Loans shall be made without penalty or premium but shall be subject to payment of any applicable indemnity obligations pursuant to Section 5.3, 5.4 or 16.11.

            (b) (i) In the case of the receipt of proceeds described in Section 4.3(a) in respect of tangible property of a Credit Party other than Inventory, such Credit Party may elect, by written notice delivered to the Administrative Agent not later than the day on which a prepayment would otherwise be required, to apply all or a portion of such Net Cash Proceeds for the purpose of replacing, repairing, restoring or rebuilding the relevant tangible property, and, in such event, any required prepayment under the first sentence of this Section 4.3, shall be reduced dollar for dollar by the amount of such election. An election under this
Section 4.3(b)(i) shall not be effective unless:

                        (A) at the time of such election no Default or Event of
            Default is continuing;

                        (B) such Credit Party shall have certified to the
            Administrative Agent that:

                        (x) the proceeds of the insurance adjustment for such loss, damage or injury, together with other funds available to such Credit Party (including proceeds of Loans) and which such Credit Party is permitted to utilize for such purpose, shall be sufficient to completely effect such replacement, repair, restoration or rebuilding in accordance with all applicable laws, regulations and ordinances; and

                        (y) to the best knowledge of such Credit Party, no Default or Event of Default will arise as a result of such loss, damage, injury, replacement, repair or rebuilding; and

                        (C) if the amount of proceeds in question exceeds
            $10,000,000, such Credit Party shall have obtained the prior written consent of the Majority Lenders (which consent will not be unreasonably withheld or delayed) to such election.

               (ii) In the event of an election by a Credit Party under Section 4.3(b)(i) hereof, such Credit Party shall nonetheless apply the proceeds of any insurance received in respect of the applicable tangible property to the repayment of the Loans at the time required under Section 4.3(a) hereof, and the Administrative Agent shall create a reserve against the Individual Borrowing Base of each Borrower (as allocated by the Administrative Agent), which reserve shall be reduced, dollar for dollar, by the amount expended by or on behalf of such Credit Party from time to time for the replacement (which shall include rebuilding within the same geographical area), repair, restoration or rebuilding of such tangible property. In addition, the Administrative Agent shall be entitled to require proof, as a condition to the making of any reduction in such reserve, that the proceeds of such withdrawal or advance are being applied to the purposes permitted hereunder and that no Default or Event of Default shall have occurred and be continuing.

            (c) In the event that any Credit Party receives any proceeds of any condemnation, confiscation, taking or similar award in an amount exceeding $1,000,000 (or, if an Event of Default is then continuing, of any amount), in respect of property of any Credit Party in which the Credit Parties are required hereunder to provide a Lien in favor of the Administrative Agent, then such proceeds shall be treated in the same manner and subject to the same prepayment provisions as proceeds of insurance on property other than Inventory under this
Section 4.3.

      4.4 Payments by the Borrowers. (a) All payments to be made by any Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by any Borrower shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's address set forth in Section 16.8, and shall be made in Dollars and in immediately available funds, no later than 12:00 Noon (New York time) on the date specified herein. Any payment received by the Administrative Agent later than 12:00 Noon (New York time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

            (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

            (c) Unless the Administrative Agent receives notice from the applicable Borrower prior to the date on which any payment is due to the Lenders that such Borrower will not make such payment in full as and when required, the Administrative Agent may assume that such Borrower shall make such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent any Borrower does not make such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

      4.5 Payments as Revolving Loans. All payments of principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder, including all reimbursement for expenses pursuant to Section 16.7, may, at the option of the Administrative Agent, in its sole discretion, subject only to the terms of this Section 4.5, be paid from the proceeds of Revolving Loans made hereunder, whether made following a request by a Borrower pursuant to Section 2.2 or a deemed request as provided in this
Section 4.5. Each Borrower hereby irrevocably authorizes the Administrative Agent to charge the relevant Loan Account for the purpose of paying principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder, including reimbursing expenses pursuant to Section 16.7, and agrees that all such amounts charged shall constitute Revolving Loans (including BABC Loans and Administrative Agent Advances) and that all such Revolving Loans so made shall be deemed to have been requested by a Borrower pursuant to Section 2.2. The Administrative Agent agrees to promptly provide the relevant Borrower with notice of any such charges, but the failure to provide such notice shall not affect the validity of any such charge.

      4.6 Apportionment, Application and Reversal of Payments. Aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to the Administrative Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Administrative Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent from the Borrowers; second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers; third, to pay interest due in respect of all Loans, including BABC Loans and Administrative Agent Advances; fourth, to pay or prepay principal of the BABC Loans and Administrative Agent Advances; fifth, to pay or prepay principal of the Revolving Loans (other than BABC Loans and Administrative Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; sixth, to pay or prepay principal of the Term Loans; and seventh, to the payment of any other Obligation due to the Administrative Agent or any Lender by any Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrowers, or unless an Event of Default is outstanding, neither the Administrative Agent nor any Lender shall apply any payments which it receives to any LIBOR Revolving Loan or LIBOR Term Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Revolving Loans or Base Rate Term Loans. The Administrative Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.2(j). The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

      4.7 Indemnity for Returned Payments. If, after receipt of any payment of, or proceeds applied to the payment of, all or any part of the Obligations, the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person, because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by the Administrative Agent or such Lender, and the Borrowers shall be liable to pay to the Administrative Agent, and hereby do indemnify the Administrative Agent and the Lenders and hold the Administrative Agent and the Lenders harmless for, the amount of such payment or proceeds surrendered. The provisions of this
Section 4.7 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Administrative Agent's and/or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.7 shall survive the termination of this Agreement.

      4.8 Administrative Agent's and Lenders' Books and Records; Monthly Statements. Each Borrower agrees that the Administrative Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Administrative Agent will provide to the Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and re-applications of payments made as provided in Section 4.6 and corrections of errors discovered by the Administrative Agent), unless the Borrowers notify the Administrative Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrowers, only the items to which exception is expressly made will be considered to be disputed by the Borrowers. At the request of a Lender, the Commitments of such Lender shall be evidenced by a single promissory note issued by the Borrowers payable to the order of such Lender, which shall be in the maximum principal amount of such Lender's Commitment. Each Note shall be dated the Closing Date and be duly completed, executed and delivered by the Borrowers. Each of the Notes shall mature on the Termination Date (or earlier as hereinafter provided), and shall be subject to payment and prepayment as provided in this Agreement.


                                   ARTICLE 5

                    TAXES, YIELD PROTECTION AND ILLEGALITY

      5.1 Taxes. (a) Any and all payments by any Borrower to each Lender or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall pay all Other Taxes.

            (b) Each Borrower agrees to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or the Administrative Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender or the Administrative Agent makes written demand therefor.



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



            (c) If any Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then:

                  (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                  (ii) such Borrower shall make such deductions and
            withholdings;

                  (iii) such Borrower shall pay the full amount deducted or
            withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                  (iv) such Borrower shall also pay to each Lender or the
            Administrative Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

            (d) Within 30 days after the date of any payment by any Borrower of Taxes or Other Taxes, such Borrower shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

            (e) If any Borrower is required to pay additional amounts to any Lender or the Administrative Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

      5.2 Illegality. (a) If any Lender determines that the introduction of any Requirement of Law which has been adopted, issued or become effective after the Closing Date, or any change in any Requirement of Law from that in effect on the Closing Date, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by the Lender to the Borrower through the Administrative Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until the Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.



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            (b) If a Lender determines that it is unlawful to maintain any LIBOR
Rate Loan, the Borrowers shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 5.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loan. If the Borrowers are required to so prepay any LIBOR Rate Loan, then concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

      5.3 Increased Costs and Reduction of Return. (a) If any Lender determines that, due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted, issued or becoming effective after the Closing Date (or in the event of any change in any law or regulation, from that in effect on the Closing Date), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, and the result of any of the foregoing is to increase the actual cost by an amount such Lender deems to be material to such Lender or any branch or Affiliate of such Lender of making, funding or maintaining such share of such Loan, or to reduce the amount of any payment (whether of principal, interest, or otherwise) received or receivable by such Lender or any branch or Affiliate of such Lender, or to require such Lender or any branch or Affiliate of such Lender to make any payment, in each case by or in an amount which such Lender in its reasonable judgment deems material and, in any case, is not compensated for by the Eurodollar Reserve Percentage, then and in any such case: (1) such Lender shall promptly notify the Borrowers, the Administrative Agent and the other Lenders in writing of the happening of such event; (2) such Lender shall promptly deliver to the Borrowers, the Administrative Agent and the other Lenders a certificate stating the change which has occurred, or the reserve requirements or other conditions which have been imposed on such Lender or branch or Affiliate of such Lender, or the request, directive or requirement with which it has complied, together with the date thereof, the amount of such increased cost, reduction or payment and the way in which such amount has been calculated; and (3) upon demand of such Lender to the Borrowers through the Administrative Agent (with a notice of such demand to be sent by such Lender to the Administrative Agent), the Borrowers shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase. The protection of this
Section 5.3(a) shall be available to such Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation, treaty, order, directive, interpretation or condition which has been imposed.

            (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender or any corporation or other entity


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



controlling the Lender with any Capital Adequacy Regulation, in each case adopted, issued or becoming effective after the Closing Date (or in the event of any change in any Capital Adequacy Regulation, from that in effect on the Closing Date), affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation or other entity controlling the Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement and the result of any of the foregoing is to increase the actual cost by an amount such Lender deems to be material to such Lender or any branch or Affiliate of such Lender of making, funding or maintaining such share of such Loan, or to reduce the amount of any payment (whether of principal, interest, or otherwise) received or receivable by such Lender or any branch or Affiliate of such Lender, or to require such Lender or any branch or Affiliate of such Lender to make any payment, in each case by or in an amount which such Lender in its reasonable judgment deems material and, in case of any LIBOR Rate Loan, is not compensated for by the Eurodollar Reserve Percentage, then and in any such case: (1) such Lender shall promptly notify the Borrowers, the Administrative Agent and the other Lenders in writing of the happening of such event; (2) such Lender shall promptly deliver to the Borrowers, the Administrative Agent and the other Lenders a certificate stating the change which has occurred, or the reserve requirements or other conditions which have been imposed on such Lender or branch or Affiliate of such Lender, or the request, directive or requirement with which it has complied, together with the date thereof, the amount of such increased cost, reduction or payment and the way in which such amount has been calculated; and (3) upon demand of such Lender to the Borrowers through the Administrative Agent (with a notice of such demand to be sent by such Lender to the Administrative Agent), the Borrowers shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase. The protection of this Section 5.3 shall be available to such Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation, treaty, order, directive, interpretation or condition which has been imposed.

      5.4 Funding Losses. Each Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

            (a) the failure of any Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

            (b) the failure of any Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

            (c) the prepayment or other payment (including after acceleration thereof) of an LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.



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      5.5 Inability to Determine Rates. If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of such notice, the Borrowers may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrowers do not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrowers, in the amount specified in the applicable notice submitted by the Borrowers, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

      5.6 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article 5 shall deliver to the Borrowers (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

      5.7 Substitution of Lenders. (a) In the event that any Lender claims any increased costs under Section 5.3 or Section 5.4, and (i) as a consequence of such increased costs the effective rate of interest payable to such Lender under this Agreement with respect to its Pro Rata Share of the Revolving Loans is more than 20 basis points per annum in excess of the effective average annual rate of interest payable to the Majority Lenders under this Agreement and (ii) Lenders holding at least 75% of the Commitments are not subject to such increased costs (any such Lender, an "Affected Lender"), the Borrowers may give not less than 30 days prior written notice (which written notice must be given within 90 days following the receipt by the Borrowers of such claim) to the Administrative Agent and the Affected Lender that the Borrowers intend to substitute another financial institution, which substitute financial institution must be reasonably acceptable to the Administrative Agent and the Majority Lenders; provided, that if more than one Lender claims increased costs arising from the same act or condition and such claims are received by a Borrower within 60 days of each other then the Borrowers may substitute all, but not less than all, Lenders making such claims. In the event that the proposed substitute financial institution is reasonably acceptable to the Administrative Agent and the Majority Lenders and the written notice was properly issued under this Section 5.7, the Affected Lender shall sell at par plus accrued interest and the substitute financial institution shall purchase, pursuant to assignment documentation that is reasonably acceptable to the Affected Lender (and in any event provides that such assignment shall be without recourse, representation or warranty to the Affected Lender), all rights and claims of such Affected Lender under the Loan Documents and the substitute financial institution shall assume and the Affected Lender shall be relieved of its Commitment and all other theretofore unperformed obligations of the Affected Lender under the Loan Documents. Upon the effectiveness of such sale, purchase and assumption (which, in any event shall be conditioned upon the payment in full by the Borrowers to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date), the substitute financial institution shall become a "Lender" hereunder for all purposes of this Agreement having a Commitment in the amount of such Affected Lender's


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



Commitment assumed by it and such Commitment of the Affected Lender shall be terminated; provided, that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

            (b) In the event that the Affected Lender as to which the requirements of paragraph (a) above apply is a participant which, under Section 13.13(e), is treated as a Lender, except as provided below, the Lender which created such participation shall, subject to the last sentence of this paragraph, be obligated to repurchase such participation from such Affected Lender and at the option of such Affected Lender either sell an equivalent interest in the Commitment (or a like participation) to the substitute financial institution (or to another financial institution selected by the Lender who granted such participation which other financial institution will not require reimbursement for such higher costs as triggered the application of this Section 5.7) or retain such participation for its own account and the claim by such Affected Lender for increased costs under Section 5.3 or Section 5.4 shall constitute an offer by such Affected Lender to sell to the Lender creating such participation the participation of such Affected Lender in the event such sale becomes required under this Section 5.7. Notwithstanding anything to the contrary contained in this Section 5.7, no Lender creating such participation shall be obligated to effect any such purchase of a participation under this
Section 5.7 until such Lender shall have been provided good collected funds therefor by the substitute financial institution and until the Borrowers have made all payments required under this Section 5.7.

      5.8 Survival. The agreements and obligations of the Borrowers in this
Article 5 shall survive the payment of all Obligations and the termination of this Agreement.


                                   ARTICLE 6

                                  COLLATERAL

      6.1 Grant of Security Interest. (a) As security for all present and future Obligations, each Credit Party hereby grants to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, a continuing first priority security interest in, lien on, and right of set-off against, all of the following property of such Credit Party, whether now owned or existing or hereafter acquired or arising, regardless of where located:

               (i)    all Accounts;

              (ii)    all Inventory;

             (iii) all contract rights, letters of credit, chattel paper, instruments, notes, documents, and documents of title;

              (iv)    all General Intangibles;



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               (v)    all Equipment;

              (vi) all money, investment property, securities and other property of any kind of such Credit Party in the possession or under the control of the Administrative Agent or any Lender, any assignee of or participant in the Obligations, or a bailee of any such party or such party's affiliates;

             (vii) all deposit accounts, credits and balances with and other claims against the Administrative Agent or any Lender or any of its affiliates or any other financial institution in which such Credit Party maintains deposits;

            (viii) all books, records and other property related to or referring to any of the foregoing, including, without limitation, books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

              (ix) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, together with the Real Estate covered by the Amended Mortgages and the property covered by the other Security Documents, and all other property of any Credit Party in which the Administrative Agent or any Lender may at any time be granted a Lien (including, without limitation, the Real Estate covered by the Mortgages, if any), is herein collectively referred to as the "Collateral."

            (b) As security for all Obligations, the relevant Credit Parties shall simultaneously herewith execute and deliver to the Administrative Agent, the Security Documents listed on Exhibit B to grant to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, a continuing Lien on the Real Estate and Premises and the other property covered thereby.

            (c) All of the Obligations shall be secured by all of the Collateral.

      6.2 Perfection and Protection of Security Interest. (a) Each Credit Party shall, at its expense, perform all steps requested by the Administrative Agent at any time to perfect, maintain, protect, and enforce the Administrative Agent's Liens, including, without limitation: (i) executing, delivering and/or filing and recording of the Amended Mortgages, the Amended Collateral Assignments and the Amended and Restated Patent and Trademark Agreements and executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Administrative Agent; (ii) delivering to the Administrative Agent the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Administrative Agent determines it should have physical possession in order to perfect and protect the Administrative Agent's security interest therein, duly pledged, endorsed or assigned to the Administrative Agent without restriction;
(iii) delivering to the


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Administrative Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued; and (iv) taking such other steps as are deemed necessary or desirable by the Administrative Agent to maintain and protect the Administrative Agent's Liens. To the extent permitted by applicable law, the Administrative Agent may file, without any Credit Party's signature, one or more financing statements disclosing the Administrative Agent's Liens. Each Credit Party agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

            (b) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any Credit Party's agents or processors, then such Credit Party shall notify the Administrative Agent thereof and shall notify such Person of the Administrative Agent's security interest in such Collateral and, upon the Administrative Agent's request, instruct such Person to hold all such Collateral for the Administrative Agent's account subject to the Administrative Agent's instructions.

            (c) From time to time, each Credit Party shall, upon the Administrative Agent's request, execute and deliver confirmatory written instruments pledging to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, the Collateral with respect to such Credit Party, but such Credit Party's failure to do so shall not affect or limit the Administrative Agent's security interest or the Administrative Agent's other rights in and to the Collateral with respect to such Credit Party. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Administrative Agent's Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Individual Availability, the Individual Term Availability or the Combined Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

      6.3 Location of Collateral. Each Credit Party represents and warrants to the Administrative Agent and the Lenders that: (a) Schedule 6.3 is a correct and complete list of such Credit Party's chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business; and (b) Schedule 6.3 correctly identifies any of such facilities and locations that are not owned by such Credit Party and sets forth the names of the owners and lessors or sublessors of and, to the best of such Credit Party's knowledge, the holders of any mortgages on, such facilities and locations. Each Credit Party covenants and agrees that it will not (i) maintain any Collateral at any location other than those locations listed on
Schedule 6.3, (ii) otherwise change or add to any of such locations, or (iii) change the location of its chief executive office from the location identified in Schedule 6.3, unless, in each case, it gives the Administrative Agent at least ten (10) days' prior written notice thereof and executes any and all financing statements and other documents that the Administrative Agent requests in connection therewith. Without limiting the foregoing, each Credit Party represents that all of its Inventory (other than Inventory in transit) is, and covenants that all of its Inventory will be, located either (a) on premises owned by a Credit Party, (b) on premises leased by a Credit Party, or (c) in a public warehouse (or otherwise held by a bailee).



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      6.4 Title to, Liens on, and Sale and Use of Collateral. Each Credit Party
represents and warrants to the Administrative Agent and the Lenders and agrees with the Administrative Agent and the Lenders that: (a) all of the Collateral is and will continue to be owned by such Credit Party free and clear of all Liens whatsoever, except for Permitted Liens; (b) the Administrative Agent's Liens in the Collateral will not be subject to any prior Lien; (c) such Credit Party will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only; and (d) such Credit Party will not, without the Administrative Agent's prior written approval, sell, or dispose of or permit the sale or disposition of any of the Collateral except for sales of Inventory in the ordinary course of business and other asset sales permitted by
Section 9.9. The inclusion of proceeds in the Collateral shall not be deemed to constitute the Administrative Agent's or any Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

      6.5 Appraisals. Whenever a Default or Event of Default exists, or at any time that EBITDA for any Fiscal Year is less than 80% of EBITDA for such period as set forth in the projections of the Parent and its Subsidiaries entitled "Ames Department Stores, Inc. Long Range Plan 1994-1999 dated August 22, 1996" (or, for any Fiscal Year not fully set forth in such projections, the Latest Projections most recently delivered to the Administrative Agent for such period), the Borrowers shall, at their expense and upon the Administrative Agent's request (to be made during the twelve-month period following delivery to the Administrative Agent of the financial statements required pursuant to
Section 7.2(a) and upon notice (which may be telephonic) to a Responsible Officer of each Borrower), provide the Administrative Agent with appraisals or updates thereof of any or all of the Collateral from an appraiser, and prepared on a basis, satisfactory to the Administrative Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Lenders. In addition, the Borrowers shall, not more frequently than once a year as the Administrative Agent requests upon notice (which may be telephonic) to a Responsible Officer of each Borrower, allow the Administrative Agent and its designees to perform, and shall assist the Administrative Agent and its designees in performing, appraisals or updates thereof of any or all of the Collateral, at the Lenders' expense, as the Administrative Agent shall direct from time to time.

      6.6 Access and Examination; Confidentiality. (a) The Administrative Agent, accompanied by any Lender which so elects, may at all reasonable times during regular business hours (and at any time when a Default or Event of Default exists) have access to, examine, audit, make extracts from or copies of and inspect any or all of any Credit Party's records, files, and books of account and the Collateral, and discuss any Credit Party's affairs with such Credit Party's officers, management and upon prior notice (which may be telephonic) to a Responsible Officer of such Credit Party, independent accountants (and each of the Credit Parties hereby irrevocably authorizes the independent accountants of the Credit Parties to discuss with the Administrative Agent the financial affairs of the Parent and its Subsidiaries), and the Credit Parties shall, to the extent reasonably requested by the Administrative Agent, confirm such authorization by sending to such independent accountants a letter substantially in the form attached hereto as Exhibit F. The Administrative Agent will use its best efforts to promptly give each of the Lenders notice of any inspection it intends to make pursuant to this Section 6.6. Each Credit Party will deliver to the Administrative Agent


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



any instrument necessary for the Administrative Agent to obtain records from any service bureau maintaining records for such Credit Party. The Administrative Agent may, and at the direction of the Majority Lenders shall, at any time when a Default or Event of Default exists, and at the Borrowers' expense, make copies of all of the books and records of any Credit Party, or require each Credit Party to deliver such copies to the Administrative Agent. The Administrative Agent may, without expense to the Administrative Agent, use such of the Borrower's respective personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Administrative Agent's Liens. The Administrative Agent shall have the right, at any time, in the Administrative Agent's name or in the name of a nominee of the Administrative Agent, to verify the validity, amount or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise.

            (b) Each Credit Party agrees that, subject to such Credit Party's prior consent for uses other than in a traditional tombstone, which consent shall not be unreasonably withheld or delayed, the Administrative Agent and each Lender may use such Credit Party's name in advertising and promotional material and in conjunction therewith disclose the general terms of this Agreement. The Administrative Agent and each Lender agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by any Credit Party and provided to the Administrative Agent or such Lender by or on behalf of such Credit Party, under this Agreement or any other Loan Document, and neither the Administrative Agent, nor such Lender nor any of their respective Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Administrative Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than a Credit Party, provided that the Administrative Agent or such Lender does not have reason to believe that such source is not bound by a confidentiality agreement with a Credit Party known to the Administrative Agent or such Lender; provided, however, that the Administrative Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Administrative Agent or such Lender is subject or in connection with an examination of the Administrative Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable requirement of law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Administrative Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Administrative Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participating Lender or assignee under any Assignment and Acceptance, actual or potential; provided, that such prospective Participating Lender or assignee agrees to keep such information confidential to the same extent required of the Administrative Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which a Credit Party is party or is deemed party with the Administrative Agent or such Lender; and (9) to its Affiliates. A Lender disclosing information under clause (2) or (4) of the immediately


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preceding sentence shall give reasonable prior notice to the Borrowers thereof, to the extent practicable and not prohibited by applicable law; provided, that no Lender shall be liable to any Person for failure to give any such notice.

      6.7 Collateral Reporting. Each Borrower shall provide the Administrative Agent with the following documents at the following times in form satisfactory to the Administrative Agent: (a) on Friday of each week, or more frequently if requested by the Administrative Agent, a Borrowing Base Certificate for the seven-day period ending Saturday of the prior week; (b)on a monthly basis (or more frequently if requested by the Administrative Agent), Inventory reports by department and by store, with additional detail showing additions to and deletions from the Inventory; (c) at the request of the Administrative Agent, on a quarterly basis, within thirty (30) days after the end of each fiscal quarter of the Parent, a reconciliation report in form and substance satisfactory to the Administrative Agent and the Lenders with respect to variances discovered during the cycle inventory count for the immediately preceding fiscal quarter required under Section 6.9(b) hereof; (d) upon request, copies of invoices in connection with such Borrower's Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with such Borrower's Accounts and for Inventory and Equipment acquired by such Borrower, purchase orders and invoices; (e) upon request, a statement of the balance of each of the Intercompany Accounts; (f) such other reports as to the Collateral of such Borrower or any Credit Party as the Administrative Agent shall reasonably request from time to time; and (g) with the delivery of each of the foregoing, a certificate of such Borrower executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If any Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, such Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Administrative Agent, for distribution to the Lenders.

      6.8 Collection of Accounts, Inventory and Other Amounts. (a) Each Borrower will, at its own cost and expense, cause all payments received by such Borrower on account of Accounts, Inventory and other Collateral and all other payments received by any Borrower from whatever source (other than cash needed to operate such Borrower's stores in the ordinary course of business consistent with past practice), whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise (referred to herein as "Payments"), (i) to be deposited not less often than once each Business Day in one or more bank accounts maintained by such Borrower at a creditworthy financial institution (consistent with such Borrower's historical practices) or otherwise meeting criteria acceptable to the Administrative Agent and (ii) to be transferred on each Business Day from the accounts referred to in clause (i) to one or more concentration accounts designated by a Borrower with a bank which meets criteria acceptable to the Administrative Agent. Each bank requested by the Administrative Agent at which an account referred to in clause (i) of the first sentence of this Section 6.8(a) is maintained and each bank at which a concentration account referred to in clause (ii) of such sentence shall execute and deliver to the Administrative Agent such agreements, in form and substance satisfactory to the Administrative Agent, as the Administrative Agent shall request with respect to such accounts, including, without limitation, with respect to prohibitions on such Borrower, upon notice from the Administrative Agent to the bank, withdrawing funds from such accounts or otherwise directing or modifying


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



actions with respect to such accounts. Each agreement with a bank at which a concentration account is established shall provide, among other things, that, upon notice from the Administrative Agent to such bank, all funds deposited into such account shall be transferred directly to the Administrative Agent, for its benefit and for the ratable benefit of the Lenders, on a daily basis (it being agreed that the Administrative Agent may give such notice if (x) a Default or Event of Default is continuing, (y) Combined Availability is less than $30,000,000 for a period of ten (10) consecutive Business Days or (z) a Material Adverse Effect has occurred). Notwithstanding the foregoing, each Borrower shall be entitled to maintain up to $20,000 in cash in the aggregate at each store operated by such Borrower (or the respective operating bank accounts for each such store). The Administrative Agent or the Administrative Agent's designee may, at any time after the occurrence of a Default or an Event of Default, notify Account Debtors that the Accounts have been assigned to the Administrative Agent and of the Administrative Agent's security interest therein, and may collect them directly and charge the collection costs and expenses to the applicable Borrower's Loan Account as a Revolving Loan. Upon the written request of the Administrative Agent, the Credit Parties agree to provide to the Administrative Agent a complete and accurate list of all bank accounts maintained by any Credit Party with any bank or other financial institution.

            (b) All payments, including immediately available funds received by the Administrative Agent at a bank designated by it, received by the Administrative Agent on account of Accounts or as proceeds of other Collateral will be the Administrative Agent's sole property for its benefit and the benefit of the Lenders and will be credited to the applicable Borrower's Loan Account (conditional upon final collection) after allowing one (1) Business Day for collection (except that collected funds received by the Administrative Agent on or prior to 12:00 Noon (New York City time) on any Business Day will be credited to the applicable Borrower's Loan Account on such Business Day); provided, however, that such payments shall be deemed to be credited to the applicable Borrower's Loan Account immediately upon receipt for purposes of (i) determining Combined Availability, Individual Availability or Individual Term Availability,
(ii) calculating the unused line fee pursuant to Section 3.5, and (iii) calculating the amount of interest to be distributed by the Administrative Agent to the Lenders (but not the amount of interest payable by the Borrowers).

            (c) In the event the Borrowers repay all of the Obligations upon the termination of this Agreement or upon acceleration of the Obligations, other than through the Administrative Agent's receipt of payments on account of the Accounts or proceeds of the other Collateral, such payment will be credited (conditional upon final collection) to the Borrowers' Loan Account one (1) Business Day after the Administrative Agent's receipt of such funds.

      6.9 Inventory; Cycle Counts. (a) Each Borrower represents and warrants to the Administrative Agent and the Lenders and agrees with the Administrative Agent and the Lenders that all of the Inventory owned by such Borrower is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of such Borrower's business, and is and will be fit for such purposes. Each Borrower will keep its Inventory in good and marketable condition, at its own expense. Each Borrower agrees that it will require of all vendors that all Inventory produced in the United States will be


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



produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Each Borrower will conduct a physical count of the Inventory at such times and in such manner as is consistent with such Borrower's historical practices, and after and during the continuation of an Event of Default, at such other times as the Administrative Agent requests. Each Borrower will maintain a perpetual inventory reporting system at all times.

            (b) Each Borrower shall, and shall engage one or more Persons acceptable to the Administrative Agent (it being understood that each of Washington Inventory Service and RGIS Inventory Service is acceptable to the Administrative Agent) to, conduct cycle counts of its Inventory at such times and in such manner as is consistent with such Borrower's historical practices.

      6.10 Equipment. (a) Each Borrower represents and warrants to the Administrative Agent and the Lenders and agrees with the Administrative Agent and the Lenders that all of the Equipment owned by such Borrower is and will be used or held for use in the Borrower's business, and is and will be fit for such purposes. Each Borrower shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

            (b) Each Borrower shall promptly inform the Administrative Agent of any material additions to or deletions from the Equipment. No Borrower will, without the Administrative Agent's prior written consent, alter or remove any identifying symbol or number on any of such Borrower's Equipment consisting of Collateral.

      6.11 Documents, Instruments, and Chattel Paper. Each Credit Party represents and warrants to the Administrative Agent and the Lenders that (a) all documents, instruments and chattel paper describing, evidencing, or constituting Collateral, and to the extent that any such documents, instruments and chattel paper cover Eligible Inventory, all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by such Credit Party, free and clear of all Liens other than Permitted Liens.

      6.12 Right to Cure. The Administrative Agent may, in its discretion, and shall, at the direction of the Majority Lenders, pay any amount or do any act required of any Credit Party hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Administrative Agent's Liens therein, and which such Credit Party fails to pay or do, including, without limitation, payment of any judgment against such Credit Party, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other Lien upon or with respect to the Collateral. All payments that the Administrative Agent makes under this
Section 6.12 and all out-of-pocket costs and expenses that the Administrative Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrowers' Loan Accounts as a Revolving Loan. Any payment made or other action taken by the Administrative Agent under this Section 6.12 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.


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




      6.13 Power of Attorney. Each Credit Party hereby appoints the Administrative Agent and the Administrative Agent's designee as such Credit Party's attorney, with power: (a) to endorse such Credit Party's name on any checks, notes, acceptances, money orders, instruments or other evidences of Collateral that come into the Administrative Agent's or any Lender's possession;
(b) to sign such Credit Party's name on any invoice, bill of lading, warehouse receipt or other document of title relating to any Collateral, on drafts against customers, on assignments and requests for verification of Accounts, on financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) so long as any Event of Default has occurred and is continuing, to execute proofs of claim and loss; (d) so long as any Event of Default has occurred and is continuing, to execute endorsements, assignments or other instruments of conveyance or transfer in respect of the Collateral; (e) so long as any Event of Default has occurred and is continuing, to adjust and compromise any claims under insurance policies or otherwise execute releases; and (f) to do all things necessary or advisable to carry out and enforce this Agreement or the Obligations. Each Credit Party ratifies and approves all acts of such attorney. None of the Lenders or the Administrative Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

      6.14 The Administrative Agent's and Lenders' Rights, Duties and Liabilities. The Credit Parties assume all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Administrative Agent or any Lender to take any steps to perfect the Administrative Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Credit Party from any of the Obligations. Following the occurrence and continuation of an Event of Default, the Administrative Agent may (but shall not be required to), and at the direction of the Majority Lenders shall, without notice to or consent from any Credit Party, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Administrative Agent and/or any Lender and any Credit Party.


                                   ARTICLE 7

               BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

      7.1 Books and Records. Each Credit Party shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial


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



Statements required to be delivered pursuant to Section 7.2(a). Each Credit Party shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. Each Credit Party shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Administrative Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejections, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

      7.2 Financial Information. Each Credit Party shall promptly furnish to each Lender, all such financial information as the Administrative Agent or any Lender shall reasonably request, and notify its auditors and accountants that the Administrative Agent, on behalf of the Lenders, is authorized to obtain such information directly from them. Without limiting the foregoing, the Parent and the Borrowers will furnish to the Administrative Agent, in sufficient copies for distribution by the Administrative Agent to each Lender, in such detail as the Administrative Agent or the Lenders shall request, the following:

            (a) As soon as available, but in any event not later than ninety
(90) days after the close of each Fiscal Year, consolidated audited balance sheets, and statements of income and expense, cash flow and of stockholders' equity for the Parent and its Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Parent and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified as to scope of a so-called "Big 6" accounting firm selected by the Parent or other independent certified public accountants selected by the Parent and reasonably satisfactory to the Administrative Agent. The Parent, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Administrative Agent and the Lenders, substantially in the form attached hereto as Exhibit F. The Parent hereby authorizes the Administrative Agent to communicate directly with its certified public accountants and, by this provision, authorizes those accountants to disclose to the Administrative Agent any and all financial statements and other supporting financial documents and schedules relating to the Parent and its Subsidiaries and to discuss directly with the Administrative Agent the finances and affairs of the Parent and its Subsidiaries.

            (b) As soon as available, but in any event not later than thirty
(30) days after the end of each fiscal month or forty-five (45) days in the case of a fiscal month that is the last month of a fiscal quarter, consolidated unaudited balance sheets of the Parent and its consolidated Subsidiaries as at the end of such month, and consolidated unaudited statements of income and expense and cash flow for the Parent and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, setting forth in comparative form in each case, actual figures for such period as against


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



budgeted figures for such period in the current Fiscal Year and actual figures as against actual figures for the comparable period during the prior Fiscal Year, all in reasonable detail, fairly presenting the financial position and results of operations of the Parent and its consolidated Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). The Parent shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, the financial position of the Parent and its consolidated Subsidiaries as at the dates thereof and its results of operations for the periods then ended.

            (c) As soon as available, but in any event not later than forty-five
(45) days after the close of each fiscal quarter or ninety (90) days in the case of a fiscal quarter that is the fourth quarter of a Fiscal Year, consolidated unaudited balance sheets of the Parent and its consolidated Subsidiaries as at the end of such quarter, and consolidated unaudited statements of income and expense and statement of cash flows for the Parent and its Subsidiaries for such quarter (which shall be satisfied for each of the first three fiscal quarters of a Fiscal Year by the delivery of a Form 10-Q for the relevant quarter pursuant to Section 7.2(f)), all in reasonable detail, fairly presenting the financial position and results of operation of the Parent and its Subsidiaries as at the date thereof and for such period, prepared in accordance with GAAP consistent with the audited Financial Statements required to be delivered pursuant to
Section 7.2(a).

            (d) With each of the annual audited Financial Statements delivered pursuant to Section 7.2(a), and within forty-five (45) days after the end of each fiscal quarter (or ninety (90) days in the case of the fourth quarter), a certificate of the chief financial officer of the Parent (i) setting forth in reasonable detail the calculations required to establish that the Credit Parties were in compliance with the covenants set forth in Sections 9.23, 9.25 and 9.26 during the period covered in such Financial Statements and as at the end thereof and setting the calculation of the Coverage Ratios for the four-quarter fiscal period of the Parent ended with such fiscal quarter or Fiscal Year, as appropriate, (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, (B) each Credit Party is, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents, (C) no Default or Event of Default then exists or existed during the period covered by such Financial Statements, and (D) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all Financial Statements, and (iii) with respect to the financial statements delivered for each fiscal quarter, stating that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, the financial position of the Parent and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Parent has taken or proposes to take with respect thereto.


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




            (e) Within thirty (30) days after the beginning of each Fiscal Year, an annual operating plan (to include forecasted consolidated balance sheets, statements of income and expenses and statements of cash flow, in each case consistent with the Borrowers' past practices) for the Parent and its Subsidiaries as at the end of and for each month of such Fiscal Year, together with (x) forecasts of the nature requested in this Subsection, computed on an annual basis for each Fiscal Year remaining until the Termination Date and (y) appropriate supporting details as reasonably requested by the Administrative Agent. The annual operating plan delivered in connection with this Section 7.2(e) shall be accompanied by evidence satisfactory to the Administrative Agent that such plan shall have been approved by the board of directors of the Parent.

            (f) Promptly and, in the any event not later than 10 Business Days following the filing thereof, copies of all reports, if any, to or other documents filed by the Parent or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act (including, without limitation, copies of all periodic reports on Forms 10-K, 10- Q and 8-K), and all reports, notices, or statements sent or received by the Parent or any of its Subsidiaries to or from the holders of any equity interests of the Parent (other than routine non-material correspondence sent by shareholders of the Parent to the Parent) or any such Subsidiary or of any Debt For Borrowed Money of the Borrower or any of its Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

            (g) As soon as available, but in any event not later than 15 days after any Credit Party's receipt thereof, a copy of all management reports and management letters prepared the independent certified public accountants of any Credit Party.

            (h) Promptly and in any event not later than 15 days after the end of each month, copies of all reports and returns (including evidence of payment) in respect of sales, use or like taxes with respect to the Parent or any of its Subsidiaries.

            (i) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which the Parent makes available to its shareholders.

            (j) If requested by the Administrative Agent or any Lender, copies of all federal, state, local and foreign tax returns and reports in respect of income, franchise or other taxes on or measured by income filed by the Parent or any of its Subsidiaries.

            (k) Such additional information as the Administrative Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Parent or any Subsidiary thereof.

      7.3 Notices to the Administrative Agent. The Credit Parties shall notify the Administrative Agent, in writing of the following matters at the following times:

            (a) Promptly and in any event not later than two Business Days after becoming aware of any Default or Event of Default.

            (b) Promptly and in any event not later than two Business Days after becoming aware of the assertion by the holder of any capital stock of any Credit Party or Subsidiary thereof or of any Debt For Borrowed Money in excess of $100,000 that a default exists with respect thereto or that any Credit Party is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance.

            (c) Promptly and in any event not later than two Business Days after becoming aware of any material adverse change in any Credit Party's or any Subsidiary's property, business, operations, or condition (financial or otherwise).

            (d) Promptly and in any event not later than ten (10) Business Days after becoming aware of any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Governmental Authority, or which may materially and adversely affect the Collateral, the repayment of the Obligations, the Administrative Agent's or any Lender's rights under the Loan Documents, or any Credit Party's or any Subsidiary's property, business, operations, or condition (financial or otherwise).

            (e) Promptly and in any event not later than ten (10) Business Days after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Parent or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect.

            (f) Promptly and in any event not later than ten (10) Business Days after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting any Credit Party which could reasonably be expected to have a Material Adverse Effect.

            (g) Promptly, and in any event within ten (10) Business Days thereof, notice:

                 (i) of any Environmental Claim or Adverse Environmental Condition of which any Credit Party or any Subsidiary thereof has knowledge or any written notice of an allegation which may reasonably give rise to an Environmental Claim or Adverse Environmental Condition, or a copy of any order, notice, permit, report or other written communication received by any Credit Party in connection with an Adverse Environmental Condition or Environmental Claim or any allegation that could reasonably be expected to give rise to any Adverse Environmental Condition or Environmental Claim, in each case where such Environmental Claim or Adverse Environmental Condition could reasonably be expected to exceed $500,000;

                (ii) of the occurrence of a spill or other Release of a Hazardous Material upon, under or affecting any Facilities, or Hazardous Materials at levels or in amounts that may have to be reported, remedied or responded to under any Environmental Law or that have been detected on or in the soil or groundwater, provided, that the cost to


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



      the Parent or its Subsidiaries of investigating, remedying, or responding to such Release could reasonably be expected to exceed $500,000;

               (iii) that a Credit Party or Subsidiary thereof is or may be liable for any costs of cleaning up or otherwise responding to a Release of Hazardous Materials, provided the cost of cleanup or response could reasonably be expected to exceed $500,000;

               (iv) that written notice has been received that any part of the Facilities is or may be subject to a Lien under any Environmental Law; and

                (v) that a Credit Party or Subsidiary will undertake or has undertaken any cleanup or other response action with respect to any Hazardous Material, provided the cost of cleanup or response could reasonably be expected to exceed $500,000.

            (h) Any change in any Credit Party's name, state of incorporation, or form of organization, trade names or styles under which any Credit Party will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto.



                                   ARTICLE 8

                    GENERAL WARRANTIES AND REPRESENTATIONS

      Each of the Credit Parties warrants and represents to the Administrative Agent and the Lenders that except as hereafter disclosed to and accepted by the Administrative Agent and the Majority Lenders in writing:

      8.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Each of the Credit Parties has the corporate or partnership power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Administrative Agent Liens upon and security interests in the Collateral. Each of the Credit Parties has taken all necessary corporate or partnership action (including without limitation, obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. No consent, approval, or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with any of the Credit Parties' execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, except for those already duly obtained. This Agreement and the other Loan Documents have been duly executed and delivered by each of the Credit Parties party thereto, and constitute the legal, valid and binding obligations of each of the Credit Parties party thereto, enforceable against each such Credit Party in accordance with their respective terms without defense, setoff or counterclaim. Each of the Credit Parties' execution, delivery, and performance of


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



this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or except for Liens created under the Security Documents, result in the creation or imposition of any Lien upon the property of the Parent or any of its Subsidiaries by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which any Credit Party is a party or which is binding upon it, (b) any Requirement of Law applicable to the Parent or any of its Subsidiaries, or (c) the certificate or articles of incorporation or by-laws of the Parent or any of its Subsidiaries.

      8.2 Validity and Priority of Security Interest. As of the Closing Date, the Administrative Agent has (and each of the Credit Parties confirms the pledge and grant to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, under the Existing Security Documents of a security interest in the Collateral therein described) a legal, valid and perfected security interest in and Lien on all of the Collateral. Without limitation of the foregoing, the provisions of this Agreement, the Amended Mortgages and the other Security Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral constituting personal property other than fixtures (to the extent that a security interest in such property, in accordance with Article 9 of the UCC, can be perfected by filing UCC financing statements), having priority over all other Liens on the Collateral (other than Permitted Liens), securing all the Obligations, and enforceable against each Credit Party and all third parties.

      8.3 Organization and Qualification. Each Credit Party (a) is duly incorporated and organized and validly existing in good standing under the laws of the state of its incorporation, (b) is qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth on Schedule
8.3 which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business and (c) has all requisite power and authority to conduct its business and to own its property.

      8.4 Corporate Name; Prior Transactions. Since December 30, 1992, no Credit Party has been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

      8.5 Subsidiaries and Affiliates. Schedule 8.5 is a correct and complete list of the name and relationship to the Parent of each and all of the Parent's Subsidiaries and other Affiliates. Each Subsidiary is (a) duly incorporated or organized and validly existing in good standing under the laws of its state of incorporation or organization as set forth on Schedule 8.5, (b) qualified to do business as a foreign corporation or organization and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a material adverse effect on any such Subsidiary's business, operations, prospects, property, or condition (financial or otherwise) and (c) has all requisite power and authority to conduct its business and own its property.



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



      8.6 Financial Statements and Projections. (a) The Parent has delivered to the Administrative Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Parent and its consolidated Subsidiaries as of January 27, 1996, and for the Fiscal Year then ended, accompanied by the report thereon of the Parent's independent certified public accountants. The Parent has also delivered to the Administrative Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for the Parent and its consolidated Subsidiaries as of October 26, 1996. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly the financial position of the Parent and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

            (b) The Latest Projections when submitted to the Lenders as required herein represent the Parent's best estimate of the future financial performance of the Parent and its consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Parent believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders.

      8.7 Capitalization. Schedule 8.7 sets forth the name of the Parent, the Borrowers and each other Credit Party and a statement of its outstanding capitalization and ownership of capital stock or partnership interests of such Credit Party. All such shares of the Parent, the Borrowers and each other Credit Party are validly issued, fully paid and nonassessable. The issued and outstanding shares of capital stock of each general partner of Ames Stores and of Zayre New England are owned, directly or indirectly, by the Parent.

      8.8 Solvency. Both prior to and after giving effect to the making of the Loans to be made (or deemed made) on the Closing Date and the issuance of the Letters of Credit to be issued (or deemed issued) on the Closing Date, each Credit Party is solvent, and at all times during the term of this Agreement, shall remain Solvent.

      8.9 Debt. After giving effect to the making of the Loans to be made (or deemed made) on the Closing Date and the issuance of the Letters of Credit to be issued (or deemed issued) on the Closing Date, the Parent and its Subsidiaries have no Debt, except (a) the Obligations, (b) Debt described on Schedule 9.13, and (c) the other Debt permitted by Section 9.13.

      8.10 Distributions. Since January 27, 1996, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Parent or any of its Subsidiaries.

      8.11 Title to Property. (a) Schedule 8.11 hereto correctly identifies, categorized by each Credit Party or Subsidiary of any Credit Party, (x) each parcel of real estate owned by any Credit Party or any Subsidiary of any Credit Party, together in each case with an accurate street address and description of the use of such parcel, (y) each parcel of real estate leased by or to any Credit Party or any Subsidiary of any Credit Party, together in each case with an


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accurate street address and description of the use of such parcel, and (z) each other interest in real property owned, leased or granted to or held by any Credit Party or any Subsidiary of any Credit Party. Each of the Credit Parties and their respective Subsidiaries owns good and marketable, indefeasible fee simple title to all of the real estate described on Schedule 8.11 as being owned by such Credit Party or Subsidiary thereof free and clear of all Liens or other encumbrances of any kind, except Permitted Liens. Except as set forth on
Schedule 8.11:

                     (i) to such Credit Party's knowledge, no structure owned or leased by any Credit Party or any Subsidiary thereof fails to conform with applicable ordinances, regulations, zoning laws and restrictive covenants nor encroaches upon property of others, nor is any such real property encroached upon by structures of others in any case in any manner that could reasonably be expected to have a Material Adverse Effect;

                    (ii) no charges or violations have been filed, served, made or threatened, to the knowledge of any Credit Party against or relating to any such property or structure or any of the operations conducted at any such property or structure, as a result of any violation or alleged violation of any applicable ordinances, requirements, regulations, zoning laws or restrictive covenants or as a result of any encroachment on the property of others where the effect of same could reasonably be expected to have a Material Adverse Effect;

                   (iii) other than pursuant to applicable laws, rules, regulations or ordinances, covenants that run with the land, Permitted Liens or provisions in the applicable leases or matters described on
      Schedule 8.11, there exists no restriction on the use, transfer or mortgaging of any such property;

                   (iv) each Credit Party and each of its Subsidiaries has adequate permanent rights of ingress to and egress from any such property used by it for the operations conducted thereon;

                    (v) there are no developments affecting any of the real property or interests therein identified in Schedule 8.11 pending or threatened that could reasonably be expected to have a Material Adverse Effect;

                   (vi) neither any Credit Party nor any Subsidiary thereof has any option (other than under any lease disclosed in Schedule 8.11) in, or any right or obligation to acquire any interest in, any real property;

                  (vii) all permits, licenses and approvals from governmental bodies, agencies or authorities having jurisdiction over each such property which are necessary or required to permit the use and occupancy of such property for the purposes for which it is now used have been duly and validly issued and are in full force and effect, except for permits, licenses or approvals which, if not in full force and effect could not reasonably be expected to have a Material Adverse Effect;



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                 (viii) the Credit Parties or their respective Subsidiaries have all the right, title and interest of the lessee in each such lease and presently occupy the property leased by them as lessee under each such lease to the extent not subleased; no consent under any such lease is necessary for the consummation of the transactions contemplated hereby; no event has occurred which (with the giving of notice or passage of time or both) would impair any right of such party to exercise and obtain the benefits of any options contained in any such lease; and there is no default under or any reasonable basis for acceleration or termination of, nor has any event occurred which (with the giving of notice or passage of time or both) would constitute a default under, any such lease, except for any such default which could not reasonably be expected to have a Material Adverse Effect; and

                    (ix) municipal water service, storm sewer, sanitary sewer facilities, and telephone, electric and gas service are available to serve all parcels of real property identified in Schedule 8.11 at the lot lines of such parcels, except where the failure to have such availability could not reasonably be expected to have a Material Adverse Effect.

            (b) Except as set forth on Schedule 8.11, the buildings, improvements and fixtures of each Credit Party and their respective Subsidiaries are in all material respects structurally sound with no known material defects and are in good operating condition and repair, normal wear and tear excepted.

            (c) Neither the whole nor any material portion of the property hereto or leaseholds of the Credit Parties or any of their Subsidiaries described on Schedule 8.11 is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any governmental body or other entity with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed to any Credit Party or any Subsidiary thereof.

            (d) Each of the Credit Parties and their respective Subsidiaries owns good and marketable title to, or valid leasehold interests in or license rights in, all of the material property and assets necessary to properly conduct its business subject to no Liens except the Permitted Liens.

      8.12 Proprietary Rights. Schedule 8.12 sets forth a correct and complete list of all of the Credit Parties' Proprietary Rights. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 8.12. To the best of the Credit Parties' knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on Schedule 8.12 constitute all of the property of such type necessary to the current and anticipated future conduct of the Credit Parties' business.



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      8.13 Trade Names. All trade names or styles under which the Parent or any of its Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 8.13.

      8.14 Litigation. Except as set forth on Schedule 8.14, there is no pending or (to the best of the Credit Parties' knowledge) threatened action, suit, proceeding, or counterclaim by any Person, or investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to cause a Material Adverse Effect.

      8.15 Restrictive Agreements. Neither the Parent nor any of its Subsidiaries is a party to any contract or agreement, or subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents and repay the Obligations or which materially and adversely affects or, insofar as the Credit Parties can reasonably foresee, could reasonably be expected to materially and adversely affect, the property, business, operations, profits, prospects or condition (financial or otherwise) of the Credit Parties or such Subsidiary, or would in any respect cause a Material Adverse Effect.

      8.16 Labor Matters. Except as set forth on Schedule 8.16, (a) there is no collective bargaining agreement or other labor contract covering employees of the Parent or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) to the best of the Credit Parties' knowledge, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Parent or any of its Subsidiaries or for any similar purpose, and (d) there is no pending or threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Parent or its Subsidiaries or their employees.

      8.17 Environmental Laws. Except as disclosed on Schedule 8.17 , (i) the operations of each of the Credit Parties and each of their respective Subsidiaries comply in all material respects with all applicable Environmental Laws; (ii) each of the Credit Parties and each of their respective Subsidiaries have obtained all material environmental, health and safety Permits necessary for their operation, and all such Permits are valid, and in good standing and each of the Credit Parties and each of their respective Subsidiaries are in compliance in all material respects with all terms and conditions of such Permits; (iii) each of the Credit Parties and each of their respective Subsidiaries and all of their present Facilities or operations, as well as to the knowledge of each of the Credit Parties and their respective Subsidiaries their past Facilities or operations, are not subject to any material outstanding written order or agreement with any governmental authority or private party respecting (a) any Environmental Laws, (b) any Remedial Action, or (c) any Environmental Claims arising from the Release of a Contaminant into the environment; (iv) none of the operations of any Credit Party or any of their respective Subsidiaries is subject to any material judicial or administrative proceeding under any Environmental Law; (v) to the best of the knowledge of the Credit Parties, none of the operations of any Credit Party or any of their respective Subsidiaries is the subject of any Federal or state investigation evaluating whether any material Remedial Action is needed to respond to a Release of any Contaminant into the environment; (vi) neither any Credit Party nor any Subsidiary thereof or to the knowledge of the Credit Parties any predecessor of any


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



Credit Party or any Subsidiary thereof has filed any notice under Federal or state law indicating past or present treatment, storage, or disposal of a hazardous waste or reporting a spill or Release of a Contaminant into the environment where such treatment, storage and disposal would result in a material liability; (vii) to the best of the knowledge of the Borrowers, neither any Credit Party nor any of their respective Subsidiaries has any material contingent liability in connection with any Release of any Contaminant into the environment; (viii) none of the Credit Parties' or any of their respective Subsidiaries' operations involve the generation, transportation, treatment or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent, other than in material compliance with Environmental Law; (ix) neither any Credit Party nor any of their respective Subsidiaries has disposed of any Contaminant by placing it in or on the ground or waters of any premises owned, leased or used by any Credit Party or such Subsidiary and to the knowledge of the Credit Parties neither has any lessee, prior owner, or other person where such disposal could reasonably be expected to result in a material liability; (x) no underground storage tanks or surface impoundments are on the Facilities of any Credit Party or any Subsidiary thereof, other than in material compliance with Environmental Law; and (xi) no Lien in favor of any governmental authority for (A) any liability under Environmental Laws or regulations, or (B) damages arising from or costs incurred by such governmental authority in response to a Release of a Contaminant into the environment, has been filed or attached to the Facilities of any Credit Party or any subsidiary thereof; provided that a breach of a representation under this Section 8.17 by any Credit Party or any of their respective current or former Subsidiaries shall not constitute an Event of Default under Section 11.1 unless such breach could reasonably be expected to result in a Material Adverse Effect. The foregoing representations and warranties shall survive the expiration or earlier termination of this Agreement until such time as the environmental indemnity referred to in Section 9.7 is terminated.

      8.18 No Violation of Law. Neither the Parent nor any of its Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

      8.19 No Default. Neither the Parent nor any of its Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Parent or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

      8.20 Employee Benefit Plans. Neither any Credit Party nor any ERISA Affiliate maintains or contributes to any Employee Plan or any Multiemployer Plan other than those listed on Schedule 8.20. Each Employee Plan of any Credit Party or any ERISA Affiliate, which is not a Multiemployer Plan and which is intended to be tax qualified under Code Section 401(a) has been determined by the Internal Revenue Service to qualify under Code Section 401, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Code Section 501. Nothing has occurred which would cause the loss of such qualification or the imposition of any Code or ERISA material tax liability or penalty to any Credit Party, or any ERISA Affiliate. With respect to each Employee Plan, all reports required under ERISA or any other applicable law or regulation to be filed by any Credit Party or any ERISA Affiliate with the relevant governmental authority have been duly filed


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



and all such reports are true and correct in all material respects as of the date given. Neither any Credit Party nor any ERISA Affiliate has engaged in a "prohibited transaction," as such term is defined in Code Section 4975 and Title I of ERISA, in connection with any Employee Plan which would subject any Credit Party or any ERISA Affiliate (after giving effect to any exemption) to a material tax or penalty on prohibited transactions imposed by Code Section 4975 or Section 502 of ERISA. No Pension Benefit Plan has incurred, or is reasonably expected to incur, an ERISA Event, nor has any accumulated funding deficiency (as defined in Code Section 412(a)) been incurred, nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Benefit Plan. The value of the assets of each Pension Benefit Plan subject to Title IV of ERISA equaled or exceeded the present value of the "benefit liabilities," as defined in Title IV of ERISA of each such Plan as of the end of the preceding plan year using Plan actuarial assumptions as in effect for such plan year. The funding methods used in connection with each Pension Benefit Plan are acceptable under ERISA and the actuarial assumptions and methods used in connection with such funding are reasonable. There are no claims (other than claims for benefits in the normal course), actions or lawsuits asserted or instituted against, and neither any Credit Party nor any ERISA Affiliate has knowledge of any threatened litigation or claims against (i) the assets of any Pension Benefit Plan or against any fiduciary of such Plan with respect to the operation of such Plan or (ii) the assets of any employee welfare benefit plan within the meaning of ERISA Section 3(l) or against any fiduciary thereof with respect to the operation of any such plan. Neither any Credit Party nor any ERISA Affiliate has incurred (a) any liability to the PBGC (other than routine claims and premium payments), (b) any withdrawal liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan or (c) any liability under ERISA Section 4062 to the PBGC, or to a trustee appointed under ERISA Section 4042. No Credit Party or ERISA Affiliate has been notified or otherwise has knowledge that any Multiemployer Plan is insolvent or in reorganization within the meanings of Sections 4245 and 4241 of ERISA. Neither any Credit Party nor any ERISA Affiliate nor any organization to which any Credit Party or any such ERISA Affiliate is a successor or parent corporation within the meaning of ERISA Section 4069(b) has engaged in a transaction within the meaning of ERISA Section 4069. Neither any Credit Party nor any ERISA Affiliate maintains a welfare benefit plan within the meaning of Section 3(1) of ERISA, other than those listed on Schedule 8.20, which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and the regulations thereunder or by applicable state statutory law. Each Credit Party and each ERISA Affiliate maintaining a welfare benefit plan within the meaning of Section 3(1) of ERISA has complied with the notice and continuation coverage requirements of COBRA and the regulations thereunder so as not to result in any material loss of deduction under Section 162 of the Code or any material tax, penalty or liability to any such Credit Party or any such ERISA Affiliate.

      8.21 Taxes. The Parent and its Subsidiaries have filed all Federal and other tax returns and reports required to be filed, and have paid all Federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their


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properties, income or assets otherwise due and payable (except for the non-payment of any such taxes, assessments, fees and other governmental charges permitted by Section 9.1). Schedule 8.21 sets forth, for each of the Parent and its Subsidiaries (and each such Affiliate), those taxable years for which its tax returns have been audited within the twelve (12) month period preceding the Closing Date or are being audited as of the date hereof by the IRS or, in the case of any material Tax, any other Governmental Authority. No issue has been raised in writing or, if not in writing, to any Credit Party's knowledge, in any such examination that, by application of similar principles, reasonably may be expected to result in assertion of a material deficiency for any other taxable year not so examined that has not been accrued on the Financial Statements that would be required to be so accrued in accordance with GAAP. Except as described on Schedule 8.21 hereto, neither the Parent nor any of its Subsidiaries has, as of the date hereof, executed or filed with the IRS or, to its knowledge, any other Governmental Authority, any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges, fines, penalties or assessments. Neither the Parent nor any of its Subsidiaries has agreed or has been requested to make any adjustment under Code
Section 481(a) by reason of a change in accounting method initiated by the Parent or any of its Subsidiaries. Except as described on Schedule 8.21, neither the Parent nor any Subsidiary thereof has any obligation under a tax sharing agreement.

      8.22 Regulated Entities. None of the Parent, any Person controlling the Parent, or any Subsidiary of the Parent, is an "investment company" within the meaning of the Investment Company Act of 1940. Neither the Parent nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur indebtedness.

      8.23 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely to refinance the indebtedness under the Existing Credit Agreement and for working capital purposes, Capital Expenditures and other general corporate purposes of the Parent and its Subsidiaries not prohibited hereby. Neither the Parent nor any Subsidiary thereof is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

      8.24 Copyrights, Patents, Trademarks and Licenses, etc. Each Credit Party owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of its businesses, without material conflict with the rights of any other Person. To the best knowledge of each Credit Party, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Parent or any Subsidiary thereof infringes upon any rights held by any other Person, which could reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of any Credit Party, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.


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      8.25 No Material Adverse Change. No Material Adverse Effect has occurred since the date of the Financial Statements referred to in Section 8.6(a).

      8.26 Full Disclosure. None of the representations or warranties made by the Parent or any Subsidiary thereof in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Parent or any Subsidiary thereof in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of any Credit Party to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact (known to any such Person in the case of any document not furnished to it) required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

      8.27 Material Agreements. Schedule 8.27 hereto sets forth all material agreements and contracts to which each of the Credit Parties or any Subsidiary thereof is a party or is bound as of the date hereof (including, without limitation, all Material Contracts).

      8.28 Bank Accounts. Schedule 8.28 contains a complete and accurate list of all bank accounts maintained by each of the Credit Parties with any bank or other financial institution.

      8.29 Plan of Reorganization. The Parent and its Subsidiaries have performed all of their respective material obligations under or pursuant to the Plan of Reorganization which, as of the Closing Date, are required to have been performed thereunder or pursuant thereto.


                                   ARTICLE 9

                      AFFIRMATIVE AND NEGATIVE COVENANTS

            Each of the Credit Parties covenants to the Administrative Agent and each Lender that, so long as any of the Obligations remain outstanding or this Agreement is in effect:

      9.1 Taxes and Other Obligations. The Parent shall, and shall cause each of its Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves in accordance with GAAP for the payment of all such items, and provide to the Administrative Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, and all other indebtedness owed by it and trade payables and rent payable under leases of real property and perform and discharge in a timely manner all other material obligations undertaken by it; provided, however, neither the


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Parent nor any of its Subsidiaries need pay any tax, fee, assessment, or governmental charge, if, in each case, (i) it is contesting the validity or amount thereof in good faith by appropriate proceedings diligently pursued, (ii) the Parent or its Subsidiary, as the case may be, has established proper reserves for as provided in GAAP, and (iii) Liens securing an aggregate amount of $3,000,000 or more and arising from the non-payment thereof when due have not attached to any Collateral in a manner which could have priority over the Lien of the Administrative Agent thereon and there is no imminent risk of the sale of or foreclosure on any property or assets of any Credit Party by the holder of any Liens arising from the non-payment thereof when due. Each Credit Party shall, and shall cause each of its Subsidiaries to remit when due, all sales, use or like taxes collected by such Credit Party or Subsidiary to the appropriate governmental authority.


      9.2 Corporate Existence and Good Standing. The Parent shall, and shall cause each of its Subsidiaries to, maintain its corporate or partnership existence (except as otherwise permitted under Section 9.9) and its qualification and good standing in all jurisdictions in which the failure to maintain such qualification or good standing could reasonably be expected to have a Material Adverse Effect.

      9.3 Compliance with Law; Maintenance of Licenses; Performance of Agreements. (a) The Parent shall comply, and shall cause each of its Subsidiaries to comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, the failure to comply with which could reasonably be expected to have a Material Adverse Effect. The Parent shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations determined by the Parent or its Subsidiary, in their respective good faith reasonable business judgment, to be material to the ownership of its property and to the conduct of its business as conducted on the Closing Date. The Parent shall not, and shall not permit any of its Subsidiaries to, modify, amend or alter its charter or by-laws other than in a manner which does not adversely affect the rights of the Lenders or the Administrative Agent.

            (b) Each Credit Party shall, and shall cause each of its Subsidiaries to, perform, within all required time periods (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each agreement to which it is a party, including, without limitation, any leases to which any such Credit Party is a party, where the failure to so perform and enforce could reasonably be expected to have a Material Adverse Effect. No Credit Party shall, or shall suffer or permit any of its Subsidiaries to, enter into, or terminate or modify in any manner adverse to any such Person, any agreement if the effect thereof could reasonably be expected to have a Material Adverse Effect.

      9.4 Maintenance of Property. The Parent shall, and shall cause each of its Subsidiaries to, maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

      9.5 Insurance. (a) Schedule 9.5 lists all insurance of any nature maintained by the Parent and its Subsidiaries (other than any insurance plans described in Schedule 8.20). The


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



Credit Parties shall, at their sole cost and expense, maintain "All Risk" physical damage insurance on all real and personal property of the Credit Parties including, but not limited to, fire and extended coverage, boiler and machinery coverage, coverage as to flood, theft, explosion, collapse, and all other hazards and risks ordinarily insured against by owners or users of such properties in similar businesses. All policies of insurance on such real and personal property as well as all other insurance required under this Section 9.5 shall be in form acceptable to the Administrative Agent and shall be provided by recognized insurers reasonably acceptable to the Administrative Agent. All insurance on such real and personal property shall contain an endorsement, in form and substance reasonably acceptable to the Administrative Agent, showing the Administrative Agent as loss payee, additional insured and/or mortgagee as its interests may appear. Such endorsement, or an independent instrument furnished to the Administrative Agent, shall provide that the insurance companies name the Administrative Agent as an additional insured (to the extent of any liability coverage contained therein) and give the Administrative Agent at least thirty (30) (or, in the case of nonpayment of premium, ten (10)) days' prior written notice of any cancellation, or material decrease in amount of, or other material change in, coverage provided by or cancellation of such policy or policies of insurance, and that no act, omission or default of the Parent or any of its Subsidiaries or any other Person shall affect the right of the Administrative Agent or any Lender to recover under such policy or policies of insurance in case of loss or damages.

            (b) The Credit Parties shall, at their sole cost and expense, maintain comprehensive general liability insurance (with insurers and on terms (including, without limitation, types of coverage, policy limits and deductible amounts) not materially different from the terms of the insurance maintained by the Credit Parties on the Closing Date) covering themselves and their Subsidiaries on an "occurrence basis" (unless such insurance cannot be reasonably obtained at commercially reasonable rates, in which case such insurance shall be on a "claims made" basis) against claims for personal injury, bodily injury and property damage with a minimum limit of $1,000,000 per occurrence with excess coverage under umbrella liability insurance policies with a minimum limit of $100,000,000 per occurrence and $100,000,000 in the aggregate. Such coverage shall include but not be limited to premises/operations, broad form contractual liability, underground, explosion and collapse hazard, independent contractors, broad form property coverage, products and completed operations liability.

            (c) The Credit Parties shall, at their sole cost and expense, maintain workers' compensation insurance covering themselves and their Subsidiaries including employer's liability in the minimum amount required by applicable law.

            (d) The Credit Parties shall, at their sole cost and expense, maintain automobile liability insurance covering themselves and their Subsidiaries for all owned, non-owned or hired automobiles against claims for personal injury, bodily injury and property damage with a minimum combined single limit of $1,000,000 per occurrence with excess coverage under umbrella liability insurance policies with a minimum limit of $100,000,000 per occurrence and $100,000,000 in the aggregate.



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



            (e) The Credit Parties shall, at their sole cost and expense, maintain business interruption insurance covering themselves and their Subsidiaries with the policy limits not less than those as in effect immediately prior to the date hereof. All such policies shall contain an endorsement in form and substance acceptable to the Administrative Agent showing loss payable to the Administrative Agent as its interest appears, and all such policies shall be collaterally assigned to the Administrative Agent for the benefit of the Administrative Agent and the ratable benefit of the Lenders pursuant to one or more assignment agreements acceptable in form and substance to the Administrative Agent.

            (f) All policies of liability insurance required to be maintained under this Agreement shall name the Administrative Agent and shall cover each Lender as an additional insured as its interests may appear, contain a requirement for thirty (30) (or, in the case of nonpayment of premium, ten (10)) day notice of any cancellation, or material decrease in amount of, or other material change in, coverage provided by or cancellation of such policy or policies of insurance, and be in form and with insurers recognized as adequate by the Administrative Agent and, except as required hereby, all such policies shall be in such amounts as may be reasonably satisfactory to the Administrative Agent. Each Credit Party shall deliver to the Administrative Agent a copy of each policy of insurance and, at the Administrative Agent's request, evidence of payment of all premiums when and as due and of compliance with all provisions of this Agreement. In addition, each Credit Party shall notify the Administrative Agent promptly of any occurrence (it being understood that a general decline in the real estate market shall not constitute such an occurrence) causing a material loss or decline in value of any real or personal property and the estimated (or actual, if available) amount of such loss or decline. Each Credit Party each irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as the and lawful attorney (and agent-in-fact), acting at any time after the occurrence and during the continuance of an Event of Default, for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Credit Party on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, and for making all determinations and decisions with respect to such policies of insurance. In the event any Credit Party thereof at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, the Administrative Agent, without waiving or releasing any obligations or default of any Person hereunder, may at any time or times thereafter (but shall not be obligated to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so incurred by the Administrative Agent, including reasonable attorneys' fees, allocated costs and expenses of in-house counsel, court costs, expenses and other charges relating thereto, shall be payable, on demand, by the Parent or any of its Subsidiaries to the Administrative Agent and shall be additional Obligations hereunder secured by the Collateral.

            (g) The Administrative Agent reserves the right at any time, upon a material change of the Parent's or any of its Subsidiaries' risk profile, to require additional forms and limits of insurance which, in the Administrative Agent's reasonable opinion, will adequately


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protect any rights and interests of the Administrative Agent or any Lender in or to the Collateral, the Obligations or any Loan Documents.

            (h) All insurance policy minimum amounts set forth in this Section
9.5 are subject to the continuing availability of such insurance at commercially reasonable rates, and to the extent such policy minimum amounts are not so available, the Credit Parties shall obtain policies with the maximum amounts of coverage then available at commercially reasonable rates.

      9.6   Leases; New Real Estate; Permitted Transfers.

            (a) Upon the request of the Administrative Agent or any Lender, each Credit Party shall provide, and shall cause each of its Subsidiaries to provide, the Administrative Agent with copies of all leases of real property or similar agreements (and all amendments thereto) to which such Credit Party or such Subsidiary is a party, whether as lessor or lessee. Each Credit Party shall comply and shall cause each of its Subsidiaries to comply in all material respects with all of its and their obligations under all Leases now existing or hereafter entered into by it or them with respect to real property including, without limitation, the Master Sublease and all leases listed on Schedule 8.11. Each Credit Party shall, and shall cause each of its Subsidiaries to, (i) provide the Administrative Agent with a copy of each notice of any payment default or other material default received by such Credit Party or such Subsidiary under any such lease immediately upon receipt of any such notice, which default, in either case, could reasonably be expected to result in the termination of such lease or could reasonably be expected to have a Material Adverse Effect; and (ii) notify the Administrative Agent promptly (or within the stated time period otherwise expressly required by the terms of this Agreement or any Security Document) after it opens any new Facility.

            (b) If any Permitted Transfer of a Mortgaged Sale-Leaseback Facility shall not have been completed by the relevant Credit Party by the Transfer Date, to the extent requested by the Administrative Agent with respect to such Mortgaged Sale-Leaseback Facility, such Credit Party shall deliver to the Administrative Agent, (i) one or more mortgagee title insurance policies, in form, substance and amount reasonably satisfactory to the Administrative Agent and the Lenders, insuring that such Amended Mortgage executed and delivered by it hereunder is a valid and perfected first priority Lien in favor of the Administrative Agent for the benefit of the Administrative Agent and the ratable benefit of the Lenders on the fee interest of such Credit Party (subject only to Permitted Liens), in the Premises described therein, and that such Credit Party has good and marketable title thereto (subject to customary exceptions), issued by a title insurance company reasonably satisfactory to the Administrative Agent, together with satisfactory evidence that all title insurance premiums have been fully paid; (ii) consents of third parties to such Amended Mortgage and security agreements, title searches, title insurance, non-disturbance agreements, lease amendments and/or consents, landlord's waivers, estoppel certificates and waivers as shall be required, if any, by the terms of the documents executed in connection with such Mortgaged Sale-Leaseback Facility or as the Administrative Agent shall reasonably request; and (iii) such opinions of counsel, searches, consents, instruments and documents as the Administrative


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Agent shall reasonably request, in each case in form and substance satisfactory to the Administrative Agent.

            (c) If any Permitted Transfer of a Non-Mortgaged Sale-Leaseback Facility shall not have been completed by the relevant Credit Party by the Transfer Date, to the extent requested by the Administrative Agent, with respect to such Non-Mortgaged Sale-Leaseback Facility:

            (i) such Credit Party shall duly execute and deliver to the Administrative Agent mortgages or deeds of trust (each such mortgage or deed of trust, as it may be amended, modified or supplemented from time to time in accordance with its terms, a "Mortgage") and if requested by the Administrative Agent, personal property security agreements in respect of such Non-Mortgaged Sale-Leaseback Facility that is owned by such Credit Party so as to create in the Administrative Agent's favor, for the benefit of the Administrative Agent and the ratable benefit of the Lenders, upon recordation thereof, a valid, perfected and enforceable (subject to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equity principles) first priority Lien on the Premises described therein (subject only to Permitted Liens), such Mortgage to be in form, scope and substance reasonably satisfactory to the Administrative Agent and the Lenders;

            (ii) such Credit Party shall cause any Mortgage (and UCC financing statements with respect to personal property security agreements) executed and delivered by it to be duly recorded in the appropriate recording office or offices and shall pay all fees and taxes payable in connection therewith;

            (iii) such Credit Party shall furnish to the Administrative Agent, in sufficient copies for each Lender, for the benefit of the Administrative Agent and the Lenders, at such Credit Party's expense, one or more policies of mortgagee title insurance, in form, substance and amount reasonably satisfactory to the Administrative Agent and the Lenders, insuring that any Mortgage executed and delivered by it pursuant to this Section is a valid and perfected first priority Lien in favor of the Administrative Agent for the benefit of the Administrative Agent and the ratable benefit of the Lenders on the fee interest of such Credit Party (subject only to Permitted Liens), in the Premises described therein, and that such Credit Party has good and marketable title thereto (subject to customary exceptions), issued by a title insurance company reasonably satisfactory to the Administrative Agent, together with satisfactory evidence that all title insurance premiums have been fully paid. In addition, the Borrowers shall and shall cause each of the Credit Parties to provide to each Lender with respect to any Non-Mortgaged Sale-Leaseback Facility subject to a Mortgage on or prior to the taking of such Mortgage such appraisals of such real property as shall be required under applicable law; and

            (iv) such Credit Party shall promptly execute and deliver to the Administrative Agent or cause to be executed and delivered to the Administrative


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      Agent, as the Administrative Agent shall reasonably request, such other documents, certificates, title insurance, surveys, consents of third parties, opinions of counsel and the like with respect to such Non-Mortgaged Sale-Leaseback Facility as the Administrative Agent shall reasonably request in connection therewith, in form and substance satisfactory to the Administrative Agent and the Lenders, such that the Administrative Agent shall receive valid and perfected first priority Liens (subject only to Permitted Liens) on all such property for the benefit of the Administrative Agent and the ratable benefit of the Lenders.

      9.7 Environmental Laws. (a) Each Credit Party shall and shall cause each of its Subsidiaries to (i) comply in all material respects with the Environmental Laws applicable to it.

            (b) Each Credit Party shall fully and promptly pay, discharge, defend, indemnify and hold harmless each Indemnified Person from and against any action, claim, loss, liability, damage, cost, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees, disbursements, investigation, removal, cleanup and remedial costs and reasonable modification costs incurred to permit continued or resumed normal operation of the Facilities) suffered or incurred by such Indemnified Person, whether as mortgagee pursuant to any Amended Mortgage, as mortgagee in possession, or as successor in interest to such Credit Party or any of its Subsidiaries as owner, operator or lessee of any Facilities by virtue of foreclosure or acceptance in lieu of foreclosure or otherwise: (i) under or on account of the Environmental Laws as they may apply to any Credit Party, any of its Subsidiaries or the Facilities, including the assertion of any Lien thereunder; and (ii) with respect to any Environmental Claim, Release or Contaminant affecting such Facilities, whether or not the same originates or emanates from such Facilities or any contiguous real estate, including any loss of value of such Facilities as a result of a Release of any Contaminant. The foregoing indemnity shall survive the expiration or earlier termination of this Agreement and the satisfaction of the Obligations under the Loan Documents. Further, the foregoing indemnity shall not be available with respect to matters arising solely out of an act of an Indemnified Person involving a release of Contaminant at, on, in or under an affected Facility by such Indemnified Person, or out of the gross negligence or willful misconduct of an Indemnified Person. The indemnification rights provided by this Section 9.7 shall constitute the sole indemnity available to Indemnified Parties with respect to the matters addressed under this Section.

             (c) The Administrative Agent and each Lender agree that in the event any investigation, litigation or proceeding is asserted or threatened in writing or instituted against it or any Indemnified Person, or any Remedial Action is requested of it or any Indemnified Person, for which indemnity is available under Section 9.7(b) hereof and the Administrative Agent or any Lender may desire indemnity or defense hereunder, the Administrative Agent or such Lender shall promptly notify the Credit Parties in writing, setting forth a description of those elements of which it has knowledge, but any failure to so notify the Credit Parties shall not relieve the Credit Parties of any of their obligations hereunder, except to the extent such failure materially interferes with the ability of the Credit Parties to defend the investigation, litigation, proceeding or requested Remedial Action. The Credit Parties at the request of the


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Administrative Agent or any Lender shall have the obligation to defend against such investigation, litigation or proceeding or requested Remedial Action, and the Credit Parties in any event may participate in the defense or settlement thereof with legal counsel of its choice; provided, however, that the Credit Parties shall not be entitled to control the defense described above. The Administrative Agent or such Lender shall have the right to participate in such defense, at such party's expense, with legal counsel of its choice, and shall cooperate with the Credit Parties in the conduct of such defense, provided, that so long as no Event of Default is continuing, no Indemnified Person shall settle any such investigation, litigation or proceeding or requested Remedial Action without the consent of the Credit Parties, which consent shall not be unreasonably withheld or delayed. No action taken by legal counsel chosen by the Administrative Agent or any Lender in defending against any such investigation, litigation or proceeding or requested Remedial Action shall vitiate or impair the obligation of the Credit Parties and duty hereunder to indemnify and hold harmless the Indemnified Parties. Any and all amounts payable by the Credit Parties (or any of them) as indemnification under this Section 9.7(c), together with interest thereon at the interest rate set forth in Section 3.1(a)(i) (and, if applicable, Section 3.1(b)), shall be due and payable upon receipt of written notice to the Credit Parties and, until paid, shall be added to the Obligations.

            (d) In the event of any Adverse Environmental Condition affecting any Facilities, whether or not the same originates or emanates from such Facilities or any contiguous real estate, and if any Credit Party or any Subsidiary thereof shall fail to remedy such condition in a manner that complies in all respects with any of the material requirements of the applicable Environmental Laws, or, in the case of a leasehold, if required to do so under the applicable lease, the Administrative Agent (at the direction of the Majority Lenders) may, but shall not be obligated to, cause such work to be performed or take actions reasonably necessary to remedy such Adverse Environmental Condition or cure such failure to comply after providing Written Notice to the Credit Parties of an intent to do so, allowing a reasonable time after receipt of such notice for the Credit Parties to cure such failure and in no event less than 60 days; provided, however, that such work or action shall not interfere unreasonably with such Credit Party or Subsidiary. Any amounts paid by the Administrative Agent as a result thereof, together with interest thereon at the interest rate set forth in Section 3.1(a)(i) (and, if applicable, Section 3.1(b)), shall be immediately due and payable by the Credit Parties and, until paid, shall be added to the Obligations. Nothing in this Agreement shall be construed as limiting or impeding the rights or obligations of any of the Credit Parties to take any and all actions necessary or desirable to remedy any Adverse Environmental Condition. Any partial exercise by the Administrative Agent of the remedies hereinabove set forth or any partial undertaking on the part of the Administrative Agent to cure any Credit Party's failure or the failure of any Subsidiary thereof to comply with the Environmental Laws, shall not obligate the Administrative Agent to complete the actions taken or require the Administrative Agent to expend further sums to cure noncompliance by any Credit Party or any Subsidiary thereof; neither shall the exercise of any such remedy operate to place upon the Administrative Agent or any Lender any additional responsibility for the operation, control, care, management or repair of the Facilities or make the Administrative Agent or any Lender the "owner" or "operator" of the Facilities or "owner" or "generator" of Contaminants within the meaning of the Environmental Laws.



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            (e) If an Event of Default occurs as the result of any Adverse
Environmental Condition or Environmental Claim, the Administrative Agent (at its option or at the direction of the Majority Lenders) in the reasonable exercise of its discretion and with reasonable notice under the circumstances, may at any time, and at the sole cost and expense of the Credit Parties (which shall be added to the Obligations), take such actions and incur such expenses as are reasonably necessary to investigate the condition or claim involved, including without limitation, to cause one or more environmental assessments of the Facilities to be undertaken. Environmental assessments may include a detailed visual inspection of the Facilities, including, without limiting the generality of the foregoing, all storage areas, storage tanks, drains, dry wells, and leaching areas, as well as the taking of soil samples, surface water samples, and ground water samples, and such other investigation or analysis as is reasonably necessary or appropriate for a complete assessment of the compliance of the Facilities and the use and operation thereof with all Environmental Laws; provided, however, any such inspection and sampling shall be performed by a qualified, and if necessary licensed, environmental consultant, retained by Agent; and provided further that no such inspection and sampling shall take place on any real property leased to any Credit Party or any of its Subsidiaries that requires the consent of the landlord for such inspection and sampling without first obtaining such consent (each Credit Party agreeing to use commercially reasonable efforts to obtain such consent); provided, however, that such inspection shall not interfere unreasonably with the business operations of such Credit Party or Subsidiary. The Credit Parties shall be given the opportunity to review and comment upon the scope of work and work plan developed by the consultant for the environmental assessment prior to such assessment; provided that such review and comments shall not be unreasonably withheld or delayed. The Administrative Agent shall give the Credit Parties ten (10) Business Days' advance notice that the consultant intends to enter the Facilities for the purpose of conducting an environmental assessment. A representative of the Credit Parties shall have the right to accompany the consultant as the consultant performs any portion of the environmental assessment, provided such representative is reasonably available, and the consultant shall provide split samples to the representative of the Credit Parties upon request. The consultant shall take all reasonable measures to restore the property to the condition in which the property was found prior to the environmental assessment.

            The Administrative Agent promptly shall provide the Borrowers with a copy of any reports (including draft reports) and analytical data prepared or gathered by the consultant relating to the environmental assessment of the Facilities; provided, however, that with respect to any such reports and other data provided by the Administrative Agent to the Borrowers: (i) the Administrative Agent makes no representation or warranty as to the accuracy thereof, and shall not be liable for any information or lack of information (including, without limitation, errors or omissions) contained therein; (ii) the Borrowers expressly disclaim any reliance upon (A) any information contained therein or (B) the Administrative Agent's selection of any consultant(s) preparing such reports; and (iii) without limiting the generality of any other indemnification provision contained in this Section 9.7, the Borrowers agree to pay and protect, and defend, indemnify and hold the Administrative harmless from and against, any claims, damages, actions, suits, proceedings, costs, expenses and other amounts (including, without limitation, the reasonable fees, costs and expenses of the Administrative Agent's outside and in-house counsel) incurred by the Administrative Agent as a result of the any


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Credit Party's or any other party's reliance upon any information contained therein or the selection of the consultant(s) preparing such reports.

            (f) Each Credit Party shall, and shall cause each of its Subsidiaries to, without regard to whether any such Person is in default, and at such party's sole cost and expense, cause one or more "phase I" environmental assessments to be undertaken by an environmental consultant satisfactory to the Administrative Agent (and in any event, in form and substance sufficient to entitle the Administrative Agent and the Lenders to an exemption under any applicable state or federal law for lenders or financial institutions holding a lien or security interest) before any such party shall (i) enter into a contract for the purchase of any real property or (ii) enter into any lease with a term in excess of one year; provided, however, that no such "phase I" environmental assessments shall be required prior to entry into a lease of real property to be used solely for retail or office purposes. If any such "phase I" environmental assessment shall identify any Adverse Environmental Condition or Environmental Claim with respect to such real property, such party shall refrain from entering into such contract or lease, as the case may be, unless such party shall ensure to the satisfaction of the Administrative Agent that such further Remedial Action as any Lender may reasonably request is undertaken at the sole expense of such party or a third party.

      9.8 Compliance with ERISA. (a) Each Credit Party shall pay and discharge, and shall cause each ERISA Affiliate to pay and discharge, when due (including any permissible extensions) any liability imposed upon it pursuant to the provisions of Title IV of ERISA.

            (b) Each Credit Party shall deliver to the Administrative Agent promptly, and in any event within ten (10) days, after

                 (i) such party knows, or has reason to know, of the occurrence of any Reportable Event (as defined in Section 4043 of ERISA) with respect to any Pension Benefit Plan ("Reportable Event"), a copy of the materials that are filed by the applicable plan administrator with the PBGC, or the materials that would have been filed if the PBGC had not waived the notice requirements;

                (ii) the receipt of notice by such Credit Party or any ERISA Affiliate or any administrator of any Pension Benefit Plan who is an employee of such Credit Party or any ERISA Affiliate from the PBGC of the PBGC's intention to terminate any such Pension Benefit Plan or to appoint a trustee to administer any such Pension Benefit Plan, a copy of such notice;

               (iii) the filing thereof with the Internal Revenue Service, copies of each annual report that is filed on Treasury Form 5500 with respect to any Pension Benefit Plan, together with any actuarial statements on Schedule B to such Form 5500;

               (iv) such Credit Party or any ERISA Affiliate or any administrator of any Pension Benefit Plan who is an employee of such Credit Party, or any ERISA Affiliate files with participants, beneficiaries or the PBGC a notice of intent to terminate any Pension Benefit Plan, a copy of any such notice;


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                (v) such Credit Party or any ERISA Affiliate knows or has reason to know of any event or condition which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Benefit Plan, an explanation of such event or condition;

               (vi) an application has been made to the Secretary of the Treasury for a waiver of the minimum funding standard under the provisions of Section 412 of the Code with respect to any Pension Benefit Plan, a copy of such application;

              (vii) the receipt by such Credit Party or any ERISA Affiliate of an assessment of withdrawal liability under Section 4201 of ERISA from a Multiemployer Plan, a copy of such assessment;

            (viii) the receipt by such Credit Party or ERISA Affiliate that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice or notice of the amount of a liability incurred or that may be incurred by any Credit Party or ERISA Affiliate in connection with any event described in the foregoing clause (vii) or this clause (viii); and

in each case described above, together with a statement signed by an appropriate officer of such Credit Party or ERISA Affiliate setting forth details as to such Reportable Event, filing, notice, event or condition, assessment or application and the action that will be taken with respect thereto.

      9.9 Mergers, Consolidations or Sales. Neither the Parent nor any of its Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except (i) for sales of Inventory in the ordinary course of its business and (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing:
(a) sales for fair consideration of assets (other than Inventory or Real Estate) in the ordinary course of business that constitute (1) worn out or obsolete personal property of such Credit Party or any Subsidiary thereof or (2) properties of any Credit Party or any Subsidiary thereof no longer necessary for the proper conduct of their respective businesses, having a value in the case of
(1) and (2) taken together, together with the value of all other such property of the Credit Parties and their respective Subsidiaries so sold in the same Fiscal Year, of not greater than $5,000,000; (b) sales for fair consideration of properties (other than Facilities that are distribution centers and other than Inventory held for sale outside the ordinary course of business) owned or leased by any Credit Party or any Subsidiary thereof; provided, that the aggregate value (based on the greater of cost and fair market value) of all properties permitted to be sold pursuant to this clause (b) shall not exceed, together with assets sold under clause (c) below, $20,000,000 during the term of this Agreement; (c) sales of assets set forth in Schedule 9.9; (d) the merger of a wholly-owned Subsidiary of any Credit Party (other than any Subsidiary that is a Borrower) with such Credit Party (so long as such Credit Party is the sole survivor of such merger) or with another wholly-owned Subsidiary of such Credit Party (other than any Subsidiary that is a Borrower); and (e) the Parent may make a capital


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contribution of all of the capital stock of a Borrower to another wholly-owned
Subsidiary of the Parent (and in connection therewith, the Parent shall execute and deliver to the Administrative Agent such amendments, updated schedules, stock certificates and other documents as the Administrative Agent shall reasonably request in connection therewith); and (f) the Permitted Transfers.

      9.10 Restricted Investments; Capital Change; Distributions. Neither the Parent nor any of its Subsidiaries shall (i) make any change in its capital structure which could have a Material Adverse Effect, (ii) make any Restricted Investment or (iii) directly or indirectly declare or make, or incur any liability to make, any Distribution, except (a) any Subsidiary of a Borrower or the Parent may declare and pay dividends or make other distributions to such Borrower or the Parent; (b) the Parent may make required payments in respect of stock appreciation rights which are outstanding on the date hereof; (c) the loans evidenced by the Amended and Restated Intercompany Notes may be funded;
(d) amounts payable under the Master Sublease may be made; and (e) payments by any Credit Party which is not a Borrower may be made to the Parent or a Borrower.

      9.11 Transactions Affecting Collateral or Obligations. Neither the Parent nor any of its Subsidiaries shall enter into any transaction which could be reasonably expected to have a Material Adverse Effect.

      9.12 Guaranties. Neither the Parent nor any of its Subsidiaries shall make, issue, or become liable on any Guaranty, except (i) Guaranties of the Obligations in favor of the Administrative Agent and (ii) Guaranties by any Credit Party (other than a Borrower) of Debt of any other Credit Party, but only to the extent such Debt is permitted by Section 9.13(i).

      9.13 Debt. Neither the Parent nor any of its Subsidiaries shall incur, maintain or guarantee any Debt, other than:

            (a) the Obligations;

            (b) trade payables and contractual obligations to suppliers and customers incurred in the ordinary course of business;

            (c) Debt For Borrowed Money outstanding on the Closing Date and listed on Schedule 9.13, but not any increase in or refinancings, extensions, renewals, exchanges or replacements of such Debt;

            (d) intercompany Debt described in clause (viii) of the definition of Restricted Investment;

            (e) Debt permitted to be incurred under Section 9.24;

            (f) Debt under or in respect of Rate Protection Agreements;



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            (g) Debt of any Credit Party to the Parent pursuant to the
Management Agreements;

            (h) Debt secured by Liens described in clause (b), (c) or (d) of the definition of Permitted Liens, subject to the limitations set forth therein; and

            (i) Guaranties by any Credit Party (other than any Borrower) of Debt of any other Credit Party, but only to the extent that such Debt is permitted under any other clause of this Section 9.13.

      9.14 Redemptions and Other Payments. Neither the Parent nor any of its Subsidiaries shall make any payment or prepayment of principal or interest on account of, or purchase, defease, acquire or redeem, any Debt For Borrowed Money (or give any notice thereof or establish a sinking fund, reserve or like set aside of funds or other property therefor), except (i) the prepayment of Obligations in accordance with the terms of this Agreement, (ii) payments (other than (x) prepayments, except to the extent that Net Cash Proceeds with respect to any asset sales permitted by Section 9.9 are available therefor, (y) prepayments in connection with the termination in the ordinary course of business of any real or personal property leases listed on Schedule 9.13 and (z) prepayments in connection with any Permitted Transfer) of Debt of any Credit Party permitted under clauses (b), (d), (e), (g) or (h) of Section 9.13, in each case, to the extent due and payable and (iii) regularly scheduled payments of Debt of any Credit Party permitted under clause (c) of Section 9.13 and prepayments of Debt of any Credit Party permitted under clause (c) of Section
9.13 in connection with any Permitted Transfer, in each case to the extent due and payable and permitted to be paid by the terms thereof.

      9.15 Transactions with Affiliates. Except as set forth below, neither the Parent nor any of its Subsidiaries shall sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, so long as no Default or Event of Default shall have occurred and be continuing, the Parent and its Subsidiaries may enter into transactions and agreements with Affiliates in the ordinary course of business, in amounts and upon terms fully disclosed to the Administrative Agent and the Lenders, and no less favorable to the Parent and its Subsidiaries than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate; provided, that the Parent and its Subsidiaries may engage in the transactions contemplated by the Management Agreements. Notwithstanding the foregoing, neither the Parent nor any of its Subsidiaries may engage in any transactions permitted under this Section
9.15 unless such transaction is also permitted by the other provisions of this Agreement.

      9.16 Investment Banking and Finder's Fees. Neither the Parent nor any of its Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any


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investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. The Credit Parties shall defend and indemnify the Administrative Agent and the Lenders against and hold them harmless from all claims of any Person that the Parent or any of its Subsidiaries is obligated to pay for any such fees, and all costs and expenses (including without limitation, attorneys' fees) incurred by the Administrative Agent and/or any Lender in connection therewith.

      9.17 Management Compensation. Neither the Parent nor any of its Subsidiaries shall, directly or indirectly, pay any compensation in any form (including, without limitation, salary, bonuses, commissions, fees, and incentive compensation) to employees of the Parent or any Subsidiary thereof, other than (i) in the ordinary course of business and consistent with the historical practices of the Parent or such Subsidiary; (ii) payments to employees pursuant to severance arrangements existing on the Closing Date; and
(iii) payments to the extent permitted by Section 9.10(b).

      9.18 Business Conducted. The Parent shall not and shall not permit any of its Subsidiaries to engage, directly or indirectly, in any line of business other than the businesses in which the Parent or such Subsidiary is engaged on the Closing Date.

      9.19 Liens. Neither the Parent nor any of its Subsidiaries shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

      9.20 Sale and Leaseback Transactions. Neither the Parent nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for the Parent or such Subsidiary to lease or rent property that the Parent or such Subsidiary has sold or will sell or otherwise transfer to such Person, except Permitted Transfers.

      9.21 New Subsidiaries. The Parent shall not, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than those listed on Schedule 8.5.

      9.22 Fiscal Year. The Parent shall not change, and shall not permit any of its Subsidiaries to change, its Fiscal Year.

      9.23 Capital Expenditures. Neither the Parent nor any of its Subsidiaries shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Parent and its Subsidiaries on a consolidated basis would exceed the amounts set forth below for the Parent and its Subsidiaries for the period set forth below:

                     PERIOD                       MAXIMUM AMOUNT
                     ------                       --------------

            Fiscal Year ending January, 1997       $30,000,000

            Fiscal Year ending January, 1998       $39,000,000

            Fiscal Year ending January, 1999       $52,000,000


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            Fiscal Year ending January, 2000       $33,000,000

            For the period commencing on the
               first day of the Fiscal Year ending
               January, 2001 and ending on
               June 30, 2000                       $16,000,000

provided, however, that the maximum aggregate amount of Capital Expenditures permitted to be made by the Parent and its Subsidiaries on a consolidated basis in any Fiscal Year shall be increased as follows:

            (i) amounts not expended in any one Fiscal Year may be carried forward to the following Fiscal Year;

            (ii) to the extent that on any date of determination during any Fiscal Year of the Parent and its consolidated Subsidiaries, the Parent or any Subsidiary thereof has received Net Cash Proceeds from the sale of six owned stores identified on Schedule 9.9, by the amount of such Net Cash Proceeds;

            (iii) to the extent that on any date of determination during any Fiscal Year of the Parent and its consolidated Subsidiaries, the Parent or any Subsidiary thereof has received tax refunds relating to the Parent's 10 year "carry back" refund claims, by the amount of such refunds;

            (iv) for the Fiscal Year of the Parent and its consolidated Subsidiaries ending January, 1998, the amount by which EBITDA for the Fiscal Year ending January, 1997 exceeds $40,000,000; and

            (v) for each Fiscal Year of the Parent and its consolidated Subsidiaries ending January, 1999 and thereafter, 25% of the amount by which EBITDA for the immediately preceding Fiscal Year exceeds $50,000,000 and 50% of the amount by which EBITDA for the immediately preceding Fiscal Year exceeds $60,000,000.

      9.24 Lease Obligations. Neither the Parent nor any of its Subsidiaries shall incur, create, assume or permit to exist, in respect of leases of real or personal property, rental obligations or other commitments thereunder to make any direct or indirect payment (including, without limitation, any payments in respect of a Capital Lease), whether as rent, payment of principal and/or interest in respect of a Capital Lease or otherwise, for fixed or minimum rentals ("Rentals"), in excess of the aggregate amount of Rentals set forth below for the Parent and its Subsidiaries on a consolidated basis for the period set forth below:

                  PERIOD                          MAXIMUM AMOUNT
                  ------                          --------------

            Fiscal Year ending January, 1998       $65,000,000

            Fiscal Year ending January, 1999       $75,000,000


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            Fiscal Year ending January, 2000       $77,500,000

            For the period commencing on the
               first day of the Fiscal Year ending
               January, 2001 and ending on
               June 30, 2000                       $33,000,000


      9.25 EBITDA. The Parent shall not permit EBITDA for any period of four consecutive fiscal quarters of the Parent (with the first date of determination to be the end of the four-fiscal quarter period ending with the fourth fiscal quarter of Fiscal Year 1996) to be less than $40,000,000.

      9.26 Coverage Ratio 1. The Parent shall maintain a Coverage Ratio 1 for each period of four consecutive fiscal quarters of the Parent (with the first date of determination to be the end of the four-fiscal quarter period ending with the fourth fiscal quarter of Fiscal Year 1996) of not less than 2.25:1.00.

      9.27 Cleanup. The Borrowers shall cause the outstanding principal balance of the Revolving Loans to be no greater than $20,000,000 for at least thirty
(30) consecutive days during the period from November 15 of each year to February 15 of the next year (the "Cleanup Period"); provided, that solely for purposes of complying with this Section 9.27 for the period of November 15, 1996 to February 15, 1997, the outstanding principal balance of the Existing Revolving Loans for such period (or portion thereof) shall be deemed to be Revolving Loans made hereunder for such period.

      9.28 Use of Proceeds. The Parent shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly,
(i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of any Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, (iv) to acquire any security in any transaction that is subject to
Section 13 or 14 of the Exchange Act, or (v) other than as described in Section 8.23.

      9.29 Modification of Plan of Reorganization and Other Documents. (a) Neither the Parent nor any Credit Party shall directly or indirectly, amend, modify, supplement, waive compliance with, seek a waiver under, or assent to noncompliance with, any material term (which, in the case of any debt agreement shall include, without limitation, all payment terms and the timing thereof), provision or condition of the Plan of Reorganization or any material agreement entered into in connection therewith, or any Material Contract, or the articles or certificate of incorporation or by-laws or partnership agreement of any Credit Party or any Subsidiary thereof or any certificate of designation of preferred stock of any thereof or suffer or permit any of the foregoing to lapse or terminate; provided, that, this Section 9.29 shall not prohibit any change to the J. Baker Shoe Agreement so long as the terms and conditions of the J. Baker Shoe Agreement, as so amended, changed or otherwise modified, are not adverse


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in any material respect to the rights and interests of the Credit Parties and the Administrative Agent and the Lenders under the Loan Documents.

            (b) Neither the Parent nor any Credit Party shall directly or indirectly, amend, modify, supplement, waive compliance with, seek a waiver under, or assent to noncompliance with, any material term or provision of any other agreement, instrument or document to which any Credit Party or any Subsidiary thereof is a party in a manner that could reasonably be expected to have a Material Adverse Effect.

      9.30 No Negative Pledges. After the Closing Date, neither the Parent nor any Credit Party shall enter into or be subject to, directly or indirectly, including, without limitation, as a non-party Subsidiary of a party to any agreement, any agreement (including, without limitation, any agreement existing on the date of this Agreement) prohibiting or restricting, in any manner (including, without limitation, by way of covenant, representation or event of default), (i) the incurrence, creation or assumption of any Debt, or any Lien upon any property of any Credit Party, except restrictions in a Capital Lease or other purchase money financing agreement permitted hereunder relating to the asset financed thereunder, (ii) the sale, disposition or pledge of any asset of any Credit Party, except restrictions in a Capital Lease or other purchase money financing agreement permitted hereunder relating to the asset financed thereunder, (iii) any Capital Expenditures by any Credit Party or (iv) any amendment or supplement to or waiver under this Agreement or any other Loan Document or other document relating to the Obligations.

      9.31 Supplemental Disclosure. From time to time as may be necessary (in the event that such information is not otherwise delivered by the Borrowers to the Administrative Agent and the Lenders pursuant to this Agreement), the Borrowers will promptly supplement or amend each Schedule or representation herein with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby in any material respect. No such supplement shall cure any Default arising from any misrepresentation being corrected, unless such supplement has been approved by the Majority Lenders.

      9.32 Further Assurances. The Credit Parties shall execute and deliver, or cause to be executed and delivered, to the Administrative Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Administrative Agent or any Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.




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



                                  ARTICLE 10

                             CONDITIONS OF LENDING

      10.1 Conditions Precedent to Making of Loans on the Closing Date. The obligation of the Lenders to make the initial Loans on the Closing Date, and the obligation of the Administrative Agent to cause to be issued or provide Credit Support for any Letter of Credit on the Closing Date and the obligation of the Lenders to participate in Letters of Credit issued on the Closing Date or in Credit Support for any Letters of Credit, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Administrative Agent and each Lender:

            (a) This Agreement and the other Loan Documents have been executed by each party thereto and the Credit Parties shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Credit Parties before or on such Closing Date.

            (b) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as of the Closing Date as if made on such date.

            (c) No Default or Event of Default shall exist on the Closing Date, or would exist after giving effect to the Loans to be made on such date.

            (d) The Administrative Agent and the Lenders shall have received such opinions of counsel for the Parent and its Subsidiaries as the Administrative Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Administrative Agent, the Lenders, and their respective counsel.

            (e)   The Administrative Agent shall have received:

                   (i) acknowledgment copies of proper financing statements, duly filed on or before the Closing Date under the UCC of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Administrative Agent's Lien on the Collateral;

                  (ii) duly executed UCC-3 Termination Statements and such other instruments, in form and substance satisfactory to the Administrative Agent, as shall be necessary to terminate and satisfy all Liens on the property of the Parent and its Subsidiaries except Permitted Liens; and

                 (iii) the certificates representing all shares of capital stock pledged under the relevant Security Documents, accompanied by undated stock powers endorsed in blank and the instruments pledged under the relevant Security Documents, duly endorsed to the Administrative Agent.



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            (f) The Borrowers shall have paid all fees and expenses of the
Administrative Agent and BABC and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby.

            (g) The Administrative Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Administrative Agent, of all insurance coverage as required by this Agreement.

            (h) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Administrative Agent and the Lenders.

            (i) In the judgment of the Administrative Agent and the Lenders, no Material Adverse Effect shall have occurred since the date of the Financial Statements referred to in Section 8.6(a), and the Parent shall have demonstrated compliance with the financial performance projections of the Parent and its Subsidiaries, dated March 8, 1996, delivered to the Administrative Agent prior to the Closing Date.

            (j) The Administrative Agent and the Lenders shall have received the agreements, instruments and other documents set forth or referred to on Exhibit B, and such agreements, instruments and documents shall be in form and substance satisfactory to the Administrative Agent and the Lenders.

            (k) The Administrative Agent and the Lenders shall have received (i) one or more mortgagee title insurance policies, in form, substance and amount satisfactory to the Administrative Agent and the Lenders, insuring that each of the Amended Mortgages executed and delivered by it hereunder (including, without limitation, with respect to the Leesport, Pennsylvania facility) is a valid and perfected first priority Lien in favor of the Administrative Agent for the benefit of the Administrative Agent and the ratable benefit of the Lenders on the fee interest of such Credit Party (subject only to Permitted Liens), in the Premises described therein, and that such Credit Party has good and marketable title thereto (subject to customary exceptions), issued by a title insurance company reasonably satisfactory to the Administrative Agent, together with satisfactory evidence that all title insurance premiums have been fully paid; and (ii) such consents of third parties to the Amended Mortgages and the Amended Collateral Assignments executed and delivered by it, and such non-disturbance agreements, estoppel certificates and waivers as the Administrative Agent shall reasonably request (in each case in form and substance satisfactory to the Administrative Agent).

            (l) The Administrative Agent and the Lenders shall have received evidence in form and substance satisfactory to them that either there is no outstanding indebtedness under the Existing Credit Agreement or such indebtedness shall be refinanced hereby, and the Administrative Agent shall be satisfied in all respects with the arrangements with respect to the continued validity, perfection and priority of all Liens and security interests granted to the Administrative Agent under the Existing Credit Agreement.



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



            (m) The Credit Parties shall have entered into blocked account and other cash management arrangements pursuant to documentation satisfactory in form and substance to the Administrative Agent as contemplated by Section 6.8.

      The acceptance by any Borrower of any Loans made on the Closing Date shall be deemed to be a representation and warranty made by the Credit Parties to the effect that all of the conditions precedent to the making of such Loans have been satisfied, with the same effect as delivery to the Administrative Agent and the Lenders of a certificate signed by a Responsible Officer of the Parent or the Borrowers, dated the Closing Date, to such effect.

      Execution and delivery to the Administrative Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that
(i) all conditions precedent in this Section 10.1 have been fulfilled to the satisfaction of such Lender and (ii) the decision of such Lender to execute and deliver to the Administrative Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Administrative Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 10.1.

      10.2 Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan, including the initial Loans on the Closing Date, and the obligation of the Administrative Agent to take reasonable steps to cause to be issued or to provide Credit Support for any Letter of Credit and the obligation of the Lenders to participate in Letters of Credit or Credit Support for Letters of Credit, shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

            (a) the following statements shall be true, and the acceptance by any Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and (ii), with the same effect as the delivery to the Administrative Agent and the Lenders of a certificate signed by a Responsible Officer of the applicable Borrower, dated the date of such extension of credit, stating that:

                  (i) The representations and warranties contained in Articles 6 and 8 of this Agreement are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date; and

                  (ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

            (b) the amount of the Combined Availability, the Individual Availability of the relevant Borrower or the Individual Term Availability of the relevant Borrower, as applicable, shall be sufficient to make such Loan or cause the issuance or provision of such Letter of Credit or Credit Support without exceeding the Combined Availability, the Individual Availability of the relevant Borrower or the Individual Term Availability of the relevant Borrower, as applicable; provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing BABC or the Administrative


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Agent for such Lenders' Pro Rata Share of any BABC Loan or Agent Advance as
provided in Sections 2.2(h), (i) and (j).


                                  ARTICLE 11

                               DEFAULT; REMEDIES

      11.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

            (a) (i) any failure to pay the principal of any of the Obligations when due, whether upon demand or otherwise or (ii) any failure to pay any interest or premium on any of the Obligations, or any fee or other amount owing hereunder or under any other Loan Document, when due, and such failure shall continue for five (5) consecutive days;

            (b) any representation or warranty made or deemed made by any Credit Party in this Agreement or by any Credit Party in any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Credit Party at any time to the Administrative Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

            (c) any default shall occur in the observance or performance of any of the covenants and agreements contained in Section 6.7(c), 6.8 or 6.9(b) or in
Article 9 (other than Section 9.4, 9.6, 9.7 and 9.31);

            (d) (i) any default shall occur in the observance or performance of any of the covenants, representations, warranties and agreements contained in this Agreement, any other Loan Documents, or any other agreement entered into at any time to which any Credit Party and the Administrative Agent or any Lender are party (other than as specified in clauses (a), (b) and (c) above) and such default shall continue unremedied for a period of thirty (30) days (or (I) one
(1) Business Day in the case of Section 6.6(a) or 6.7(a), (II) three (3) Business Days in the case of any of Section 7.2(a), 7.2(b), 7.2(c), 7.2 (e), 7.2
(f), 7.2 (h), 7.3(a), 7.3 (d) or 7.3(g), (III) five (5) Business Days in the case of Section 6.7(b) or (IV) ten (10) days in the case of Section 6.5) after the earlier to occur of (x) notice thereof from the Administrative Agent or any Lender to the Parent or any Borrower and (y) the Parent's or any Borrower's receipt of actual knowledge thereof, or (ii) if any such agreement or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Administrative Agent and the Majority Lenders) or become void or unenforceable, without the written consent of the Administrative Agent and the Majority Lenders;

            (e) (i) one or more defaults shall occur in the payment of any principal, interest or premium with respect to any Debt For Borrowed Money (including, without limitation, obligations under conditional sales contracts, Capital Leases and the like) of which any Credit Party is principal, guarantor or other surety, and such default shall continue for


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



more than the period of grace, if any, specified therefor in the documents governing same, or (ii) one or more defaults shall occur under any agreement or instrument under or pursuant to which any such Debt For Borrowed Money or obligation may have been issued, created, assumed, guaranteed or secured by any Credit Party and, in the case of clause (ii) of this Subsection 11.1(e), such default shall continue for more than the period of grace, if any, therein specified, or (iii) any such Debt For Borrowed Money or obligation shall be declared due and payable prior to the stated maturity thereof; and the aggregate principal amount of all such Debt For Borrowed Money and obligations as to which any such matters under clause (i), (ii) or (iii) occur shall exceed $3,000,000; or

            (f) any Credit Party shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

            (g) an involuntary petition or proposal shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of any Credit Party or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and either (i) such petition, proposal, action or proceeding shall not have been dismissed within a period of sixty (60) days after its commencement or (ii) an order for relief against any Credit Party shall have been entered in such proceeding;

            (h) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for any Credit Party or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of any Credit Party;

            (i) any guaranty of the Obligations shall be terminated, revoked or declared void or invalid;

            (j) (i) a final judgment shall be rendered against a Credit Party which, by itself or with other outstanding final judgments against such or any other Credit Party, exceeds in the aggregate $1,500,000 unless, within thirty
(30) days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or unless, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged; or (ii) any of the assets of a Credit Party shall be attached, seized, levied upon or subject to an injunction, execution, writ or distress warrant and shall remain unstayed or undismissed for a period of thirty (30) days, which by itself or together with all other attachments, seizures, levies, injunctions, executions, writs or distress warrants against


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properties of such Credit Party remaining unstayed or undismissed for a period of thirty (30) days, is for an amount in excess of $1,500,000; or (iii) any final non-monetary judgment or order shall be rendered against a Credit Party that could reasonably be expected to have a Material Adverse Effect and if, within thirty (30) days after entry thereof, such non-monetary judgment or order shall not have been discharged or execution thereof stayed pending appeal, or if, within thirty (30) days after the expiration of any such stay, such judgment or order shall not have been discharged;

            (k) any Credit Party shall suspend the operation of a material portion of its business as presently conducted or there shall occur the loss, theft, substantial damage to, condemnation of, exercise of right of eminent domain with respect to or destruction of, any Collateral not fully covered by insurance (except for deductibles and self-insured retention), which by itself or with other such losses, thefts, damage, condemnation or destruction of, or exercise of right of eminent domain with respect to, Collateral, shall constitute a Material Adverse Effect;

            (l) for any reason other than the failure of the Administrative Agent to take any action available to it to maintain perfection of the Administrative Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

            (m) (i) a Reportable Event shall have occurred with respect to a Pension Benefit Plan other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable provisions;

                (ii) any Credit Party or any ERISA Affiliate or an administrator of any Pension Benefit Plan that is subject to Title IV of ERISA shall have terminated or filed a notice of intent to terminate a Pension Benefit Plan under the provisions of Section 4041(c) of ERISA;

               (iii) any Credit Party or any ERISA Affiliate or an administrator of a Pension Benefit Plan shall have received a notice that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) a Pension Benefit Plan;

               (iv) any other event or condition exists which might reasonably be expected, in the reasonable opinion of the Majority Lenders, to constitute grounds under the provisions of Section 4042(a)(1) or (2) of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Benefit Plan by the PBGC;

                (v) any Credit Party or any ERISA Affiliate has incurred or is likely to incur a liability under the provisions of Section 4063, 4064 or 4201 of ERISA;

               (vi) any Person shall engage in any transaction in connection with which any Credit Party or any ERISA Affiliate could be subject to either a civil penalty


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      assessed pursuant to the provisions of Section 502(i) of ERISA or a tax imposed under the provisions of Section 4975 of the Code;

              (vii) any Credit Party or any ERISA Affiliate fails to pay the full amount of any payment which, under the provisions of any Employee Plan or Multiemployer Plan, it is required to pay as contributions thereto or as premiums to the PBGC, or with respect to any Pension Benefit Plans or any installment due under Section 412(m) of the Code or any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code) shall exist with respect to any Pension Benefit Plan;

             (viii) any Person shall adopt an amendment to any Pension Benefit Plan requiring the provision of security under Section 307 of ERISA or
      Section 401(a)(29) of the Code;

               (ix) any Person shall enter into an agreement that would obligate a Credit Party or an ERISA Affiliate to make contributions to a Multiemployer Plan or to create, extend or increase an obligation to provide health or medical benefits for retirees (other than at retiree's sole expense) of a Credit Party or an ERISA Affiliate;

                (x) any Credit Party or ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization, is insolvent, or is being terminated within the meaning of Title IV of ERISA, and as a result, the aggregate annual contributions by the Credit Party and any ERISA Affiliates to such Plan have been or will be increased over the amounts contributed for the immediately preceding Plan year by an amount exceeding $1,500,000;

      and in each case in clauses (i) through (x) above, in the opinion of the Majority Lenders, such event or condition, together with all other such events or conditions, could subject a Credit Party or any ERISA Affiliate to any tax, penalty or other liabilities which in the aggregate would be material in relation to the business, operations, liabilities, assets, properties, prospects or condition (financial or otherwise) of such Credit Party or such ERISA Affiliate;

            (n)   there occurs a Change of Control; or

            (o) one or more defaults shall occur under (i) the Plan of Reorganization or any Material Contract (other than as specified in clause (o)
(i) and clause (o)(ii) below), and in each case such default(s) shall continue for more than the period of grace, if any, therein specified, (ii) the J. Baker Shoe Agreement, which default is by a Credit Party or (iii) the J. Baker Shoe Agreement by a Person other than a Credit Party, and such default shall continue for a period of sixty (60) consecutive calendar days; provided, that this clause
(o)(iii) shall not constitute an Event of Default hereunder if arrangements with respect to replacing the transactions contemplated by the J. Baker Shoe Agreement in form and substance satisfactory to the Administrative Agent in its sole discretion have been made.



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      11.2 Remedies. (a) If a Default or an Event of Default exists, the
Administrative Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on any Credit Party: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Inventory and/or goods covered by merchandise or documentary Letters of Credit used in computing the Combined Availability or Individual Availability or reduce one or more of the other elements used in computing the Combined Availability or Individual Availability; (ii) restrict the amount of or refuse to make Loans; and (iii) restrict or refuse to arrange for or provide Letters of Credit or Credit Support. If an Event of Default exists, the Administrative Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on any Credit Party: (a) terminate the Commitments and this Agreement; (b) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Section 11.1(f), 11.1(g) or 11.1(h), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; and (c) pursue its other rights and remedies under the Loan Documents and applicable law. The Administrative Agent agrees promptly to notify the Borrowers and the Lenders after any action taken by the Administrative Agent pursuant to this Section 11.2 (other than with respect to clause (b) or clause (c) of the preceding sentence); provided, however, that the failure to give such notice shall not affect the validity of any such action or result in any liability to the Administrative Agent.

            (b) If an Event of Default exists: (i) the Administrative Agent shall have for the benefit of the Administrative Agent and the Lenders, in addition to all other rights of the Administrative Agent and the Lenders, the rights and remedies of a secured party under the UCC; (ii) the Administrative Agent may, at any time, take possession of the Collateral and keep it on any Credit Party's premises, at no cost to the Administrative Agent or any Lender, or remove any part of it to such other place or places as the Administrative Agent may desire, or the Credit Parties shall, upon the Administrative Agent's demand, at the Credit Parties' cost, assemble the Collateral and make it available to the Administrative Agent at a place reasonably convenient to the Administrative Agent; and (iii) the Administrative Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion, and may, if the Administrative Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Credit Party agrees that any notice by the Administrative Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Credit Parties if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the applicable Credit Party's address specified in or pursuant to Section 16.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Administrative Agent or the Lenders receive payment, and if the buyer defaults in payment, the Administrative Agent may resell the


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Collateral without further notice to any Credit Party. In the event the
Administrative Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Credit Party irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Administrative Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Credit Party agrees that the Administrative Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Administrative Agent is hereby granted a license or other right to use, without charge, each Credit Party's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and each Credit Party's rights under all licenses and all franchise agreements shall inure to the Administrative Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations in whatever order the Administrative Agent elects, subject to
Section 4.6. The Administrative Agent will return any excess to the applicable Credit Party and the Credit Parties shall remain liable for any deficiency.

            (c) If an Event of Default occurs, each Credit Party hereby waives, to the fullest extent permitted by applicable law, all rights to notice and hearing prior to the exercise by the Administrative Agent of the Administrative Agent's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.


                                  ARTICLE 12

                             TERM AND TERMINATION

      12.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date. The Administrative Agent upon direction from the Majority Lenders may terminate this Agreement upon the occurrence of an Event of Default as set forth in Section 11.2. Upon the date of termination of this Agreement for any reason whatsoever, all Obligations (including, without limitation, all unpaid principal, accrued interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrowers shall immediately arrange for the cancellation of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Credit Parties shall remain bound by the terms of this Agreement and shall not be relieved of any of their respective Obligations hereunder, and the Administrative Agent and the Lenders shall retain all their rights and remedies hereunder (including, without limitation, the Administrative Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).




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                                  ARTICLE 13

          AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

      13.1 No Waivers; Cumulative Remedies. No failure by the Administrative Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among any Credit Party and the Administrative Agent and/or any Lender, or delay by the Administrative Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Administrative Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Administrative Agent or the Lenders on any occasion shall affect or diminish the Administrative Agent's and each Lender's rights thereafter to require strict performance by the Credit Parties of any provision of this Agreement. The Administrative Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Administrative Agent or any Lender may have.

      13.2 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Credit Parties therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Administrative Agent at the written request of the Majority Lenders) and the Credit Parties party thereto and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Credit Parties and acknowledged by the Administrative Agent, do any of the following:

            (a)   increase or extend the Commitment of any Lender;

            (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

            (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

            (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

            (e) increase any of the percentages set forth in the definition of Individual Availability;

            (f) amend this Section or any provision of this Agreement providing for consent or other action by all Lenders;



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            (g) release Collateral other than as permitted by Section 14.12 or release any Credit Party of its guaranty obligations under Article 15;

            (h)   change the definition of "Majority Lenders";

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

      13.3 Assignments; Participations. (a) Any Lender may, with the written consent of the Administrative Agent, assign and delegate to one or more assignees (provided that no written consent of the Administrative Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $10,000,000 or if less the entire amount of such Lender's Commitment (provided, that, unless an assignor Lender has assigned and delegated all its Loans and Commitment, no such assignment and/or delegation shall be permitted unless, after giving effect to such assignment and/or delegation, such assignor Lender retains a Commitment in a minimum amount of $10,000,000); provided, however, that the Credit Parties and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Credit Parties and the Administrative Agent by such Lender and the Assignee;
(ii) such Lender and its Assignee shall have delivered to the Credit Parties and the Administrative Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") and (iii) the assignor Lender or Assignee has paid to the Administrative Agent a processing fee in the amount of $3,000.

            (b) From and after the date that the Administrative Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

            (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no


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responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Credit Parties or the performance or observance by the Credit Parties of any of their respective obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (d) Immediately upon each Assignee's or assigning Lender's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

            (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Credit Parties (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged,
(ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Credit Parties and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, and all amounts payable by any Credit Party hereunder shall be determined as if such Lender had not sold such participation; except that,
(A) if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, (B) in the case of a participation by any Lender that is not the Administrative Agent or a Co-Agent, the


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participant shall not have any rights under this Agreement or any other Loan
Document (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto which agreement shall not, in any event, grant to the participant the right of consent as to any matters under the Loan Documents other than those which require the consent of all Lenders except that the participant shall, solely for the purposes of Section 5.3, 5.4 and
16.11 and in any event subject to Section 5.7, be deemed to be a Lender with all applicable rights and obligations of a Lender under such Sections), and (C) in the case of a participation by any Lender that is the Administrative Agent or a Co-Agent, the participant shall not have any rights under this Agreement or any other Loan Document (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto which agreement shall not prevent such Lender from complying with the proviso to this clause (C) below and shall require that the voting rights granted to the participant under such agreement shall be subject to the proviso to this clause (C)), except that the participant shall, solely for the purposes of Section 5.3, 5.4 and 16.11 and in any event subject to Section 5.7, be deemed to be a Lender with all applicable rights and obligations of a Lender under such Sections; provided, that if, in connection with any proposed action or inaction for which the consent of the Majority Lenders is required hereunder or for which a direction by the Majority Lenders may be given hereunder, a Lender that is the Administrative Agent or a Co-Agent that would otherwise vote in favor of such consent or direction is required to withhold its consent or direction by virtue of voting rights granted to one or more of its participants (each such Lender being referred to as a "Constrained Lender"), then, such Constrained Lender shall cast its vote in respect of such proposed consent or direction by apportioning its vote (on a ratable basis based on the relative percentages of beneficial interests in such Constrained Lender's Commitment) with respect thereto.

            (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.


                                  ARTICLE 14

                           THE ADMINISTRATIVE AGENT

      14.1 Appointment and Authorization. Each Lender hereby designates and appoints BankAmerica Business Credit, Inc. as its Administrative Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Administrative Agent agrees to act as


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such on the express conditions contained in this Article 14. The provisions of this Article 14 are solely for the benefit of the Administrative Agent and the Lenders and the Credit Parties shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Administrative Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Administrative Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including, without limitation, (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Individual Availability, (b) the making of Administrative Agent Advances pursuant to Section 2.2(i), and (c) the exercise of remedies pursuant to Section 11.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

      14.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

      14.3 Liability of Administrative Agent. None of the Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Credit Party or any Subsidiary or Affiliate of any Credit Party, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Credit Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or


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conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Credit Party or any Credit Party's Subsidiaries or Affiliates.

      14.4 Reliance by Administrative Agent. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Credit Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders or all Lenders, as applicable, as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders or all Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

            (b) For purposes of determining compliance with the conditions specified in Section 10.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

      14.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will promptly notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Section 11; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

      14.6 Credit Decision. Each Lender acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Parent and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender. Each Lender represents to the


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Administrative Agent that it has, independently and without reliance upon any
Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Parent and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and other Credit Parties. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Credit Party which may come into the possession of any of the Administrative Agent-Related Persons.

      14.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of the Credit Parties and without limiting the obligation of the Credit Parties to do
so), pro rata, from and against any and all Indemnified Liabilities as such term is defined in Section 16.11; provided, however, that no Lender shall be liable for the payment to the Administrative Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Credit Parties. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

      14.8 Administrative Agent in Individual Capacity. BABC and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Credit Parties and their Subsidiaries and Affiliates as though BABC were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BABC or its Affiliates may receive information regarding the Credit Parties or their Affiliates (including information that may be subject to confidentiality obligations in favor of the Credit Parties or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation


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to provide such information to them. With respect to its Loans, BABC shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" include BABC in its individual capacity.

      14.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrowers. If the Administrative Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall upon such acceptance be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

      14.10 Withholding Tax. (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent:

                   (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                  (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                 (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.


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Such Lender agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations owing to such Lender. To the extent of such percentage amount, the Administrative Agent will treat such Lender's IRS Form 1001 as no longer valid.

            (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

            (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

            (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

      14.11 Co-Agents. None of the Lenders, if any, identified on the facing page or signature pages of this Agreement as a "co-agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "co-agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.



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      14.12 Collateral Matters. (a) The Lenders hereby irrevocably authorize the
Administrative Agent, at its option and in its sole discretion, to release any Administrative Agent's Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Borrowers of all Loans and reimbursement obligations in respect of Letters of Credit and Credit
Support, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property (other than Inventory) being sold or disposed of or used as collateral in connection with a borrowing if a Borrower certifies to the Administrative Agent that the sale, disposition or borrowing is made in compliance with Section 9.9, 9.13 or 9.20, as appropriate (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which a Credit Party owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to a Credit Party under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Administrative Agent will not release any of the Administrative Agent's Liens without the prior written authorization of the Lenders; provided that the Administrative Agent may, in its discretion, release the Administrative Agent's Liens on Collateral valued in the aggregate not in excess of $1,000,000 without the prior written authorization of the Lenders; and provided, further, that the Administrative Agent shall be permitted and is authorized to release Collateral which a Credit Party is permitted to sell or otherwise transfer or has obtained consent or does not require consent to sell or otherwise transfer under Section 9.9 (unless such Collateral is Inventory sold outside the ordinary course of business, in which case there shall be no such release unless all Lenders shall have consented to such sale). In connection with any such release, the Administrative Agent shall, at the Borrowers' expense, execute and deliver UCC-3 partial releases and/or termination statements, satisfactions of mortgage and/or such other documents and instruments as the applicable Credit Parties may reasonably request to evidence such release. Upon request by the Administrative Agent or the Borrowers at any time, the Lenders will confirm in writing the Administrative Agent's authority to release any Administrative Agent's Liens upon particular types or items of Collateral pursuant to this Section 14.12.

            (b) Upon receipt by the Administrative Agent of any authorization required pursuant to Section 14.12(a) from the Lenders of the Administrative Agent's authority to release the Administrative Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days' prior written request by the Borrowers, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Administrative Agent's Liens upon such Collateral; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Credit Parties in respect
of) all interests retained by any Credit Party, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.



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            (c) The Administrative Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or has been encumbered, or that the Administrative Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion given the Administrative Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Administrative Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

      14.13 Restrictions on Actions by Lenders; Sharing of Payments. (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to any Credit Party or any accounts of any Credit Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Administrative Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Credit Party, including, without limitation, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

            (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations owing to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Administrative Agent pursuant to the terms of this Agreement, or (ii) payments from the Administrative Agent in excess of such Lender's ratable portion of all such distributions by the Administrative Agent, such Lender shall promptly (1) turn the same over to the Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to the Administrative Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or
(2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

      14.14 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in


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accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent's request therefor shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent's instructions.

      14.15 Payments by Administrative Agent to Lenders. All payments to be made by the Administrative Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to such transfer instructions for such Lender set forth on Schedule B (or, with respect to a Lender which was an Assignee, on the applicable Assignment and Acceptance pursuant to which such Assignee became a Lender) or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Administrative Agent. Concurrently with each such payment, the Administrative Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans, the Term Loans or otherwise.

      14.16 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Administrative Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit of the Administrative Agent and the Lenders. Each Lender agrees that any action taken by the Administrative Agent, Majority Lenders or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral, and the exercise by the Administrative Agent, the Majority Lenders, or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

      14.17 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

            (a) is deemed to have requested that the Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by the Administrative Agent;

            (b) expressly agrees and acknowledges that neither BABC nor the Administrative Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

            (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent or other party performing any audit or examination will inspect only specific information regarding the Borrowers and other Credit Parties and will rely significantly upon each Credit Party's books and records, as well as on representations of each Credit Party's personnel;



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            (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

            (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Administrative Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the Administrative Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, without limitation reasonable attorney costs) incurred by the Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

      14.18 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.


                                  ARTICLE 15

                                  GUARANTEES

            Each Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor, the due and punctual payment of the principal of and interest on the Loans and of all other Obligations, when and as due, whether at maturity, by acceleration, by notice or prepayment or otherwise. Each Guarantor further agrees that the Obligations may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligations.

            To the fullest extent permitted by law, each Guarantor waives presentment to, demand of payment from and protest to the Borrowers or any other Person of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by law, the obligations of a Guarantor hereunder shall not be affected by (a) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any right or remedy against any Borrower or any other Guarantor under the provisions of this Agreement or any of the other Loan Documents or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any of the other Loan Documents, any guarantee or any other agreement; (c) the release of any security held by the Administrative Agent or any Lender for


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the Obligations or any of them; (d) the failure of the Administrative Agent or any Lender to exercise any right or remedy against any other Guarantor of the Obligations; or (e) the delivery to the Administrative Agent on the Closing Date of the Amended and Restated Guarantees.

            Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any security (if any) held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of any Borrower or any other Person.

            To the fullest extent permitted by law, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by law, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or under any other Loan Document, any guarantee or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor as a matter of law or equity.

            Each Guarantor further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal or of interest on any Obligation is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

            Each Guarantor hereby waives and releases all rights of subrogation against each Credit Party and its property and all rights of indemnification, contribution and reimbursement from each Credit Party and its property, in each case in connection with this


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guarantee and any payments made hereunder, and regardless of whether such rights arise by operation of law, pursuant to contract or otherwise.


                                  ARTICLE 16

                                 MISCELLANEOUS

      16.1 Cumulative Remedies; No Prior Recourse to Collateral. The enumeration herein of the Administrative Agent's and each Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Administrative Agent and the Lenders may have under the UCC or other applicable law. The Administrative Agent and the Lenders shall have the right, in their sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Administrative Agent and the Lenders may, without limitation, proceed directly against any or all of the Credit Parties to collect the Obligations without any prior recourse to the Collateral. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

      16.2 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

      16.3 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver. (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

            (B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH CREDIT PARTY, THE ADMINISTRATIVE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO


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THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH CREDIT PARTY, THE
ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY CREDIT PARTY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE ADMINISTRATIVE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

            (C) EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH CREDIT PARTY AT ITS ADDRESS SET FORTH IN SECTION 16.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

      16.4 WAIVER OF JURY TRIAL. EACH CREDIT PARTY, LENDER AND THE ADMINISTRATIVE AGENT WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY ADMINISTRATIVE AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH CREDIT PARTY, LENDER AND THE ADMINISTRATIVE AGENT AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY


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SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT
AND THE OTHER LOAN DOCUMENTS.

      16.5 Survival of Representations and Warranties. All of each Credit Party's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Administrative Agent or the Lenders or their respective agents.

      16.6 Other Security and Guaranties. The Administrative Agent, may, without notice or demand and without affecting the Credit Parties' obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

      16.7 Fees and Expenses. (a) Each Borrower agrees, jointly and severally, to pay to the Administrative Agent, for its benefit, on demand, all reasonable costs and expenses paid or incurred by the Administrative Agent in connection with the Loan Documents and the financing contemplated thereunder, including but not limited to reasonable appraisal fees, title insurance fees, audit fees, recording fees, travel and transportation fees, search and filing fees, and the reasonable fees and expenses of Messrs. Kaye, Scholer, Fierman, Hays & Handler, LLP, special counsel to the Administrative Agent, all local counsel to the Administrative Agent and allocated costs and expenses of in-house counsel to the Administrative Agent, and of any industry, environmental, tax, accounting and other consultants retained by the Administrative Agent in connection with the discharge of its duties under the Loan Documents. Such expenses shall also include, without limitation, any reasonable costs paid or incurred by the Agent (including, without limitation, reasonable fees and disbursements of respective special counsel to the Administrative Agent as well as the allocated costs and expenses of in-house counsel to the Administrative Agent) in connection with (i) the administration of the financial accommodations herein provided (including, without limitation, appraisals, audits, inspections and verifications of the Collateral, including, without limitation, customary per diem charges for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each agent or employee of the Administrative Agent with respect to each field examination or audit)), (ii) preserving and protecting the Collateral, (iii) any waivers, amendments, modifications, extensions, renewals, renegotiations or "work-outs" of this Agreement or any instrument or document delivered in connection herewith and
(iv) any consents or approvals provided hereunder or otherwise requested by any Credit Party. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include recording costs, appraisal costs, paralegal fees, costs and expenses; accountants' fees, costs and expenses; photocopying and duplicating expenses; long distance telephone charges; air express charges; telegram charges; telecopier


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charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with any of the foregoing. In addition, in the event that the Administrative Agent requests an appraisal of the Leesport, Pennsylvania facility (which appraisal may be requested by the Administrative Agent at any time during the term of this Agreement), the Borrowers shall pay all appraisal fees and expenses with respect thereto (but not more frequently than once during the term of this Agreement).

            (b) If an Event of Default occurs, the Borrowers shall pay all court costs and costs of collection paid or incurred by the Administrative Agent and any Lender in connection with the Obligations, the Collateral and the Loan Documents, including, without limitation, reasonable fees, expenses and disbursements of counsel (including the allocated costs and expenses of in-house counsel) employed in connection with any and all collection efforts. The attorney's fees arising from such services, including those of any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel in any way or with respect to or arising out of or in connection with or relating to any of the events or actions described in this Section 16.7 shall be payable by the Borrowers to the Administrative Agent or the Lenders, as the case may be, on demand, and shall be additional Obligations under this Agreement. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: recording costs, appraisal costs, paralegal fees, costs and expenses; accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; telecopier charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with any of the foregoing.

            (c) The foregoing Section 16.7(a) and Section 16.7(b) shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by any Borrower or other Credit Party. All of the foregoing costs and expenses shall be charged to the Borrowers' Loan Account as Revolving Loans as described in Section 4.5.

      16.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, or (b) in the case of notice by such a telecommunications device, when properly transmitted:

If to the Administrative Agent or to BABC:

      BankAmerica Business Credit, Inc.
      40 East 52nd St.
      New York, New York  10022
      Attention:  Division Manager
      Telecopy No. (212) 836-5167


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      with copies to:

      Bank of America NT & SA
      10124 Old Grove Road
      San Diego, California  92131
      Attention: Legal Department
      Telecopy No. (619) 549-7518

If to any Lender (other than BABC): at such address for such Lender as set forth on the signature pages hereto (or, with respect to a Lender which was an Assignee, on the applicable Assignment and Acceptance pursuant to which such Assignee became a Lender);

If to any Credit Party:

      c/o Ames Department Stores, Inc.
      2418 Main Street
      Rocky Hill, Connecticut  06067
      Attention:   John F. Burtelow
      Telecopy No.:  (860) 563-8560

      with copies to:

      c/o Ames Department Stores, Inc.
      2418 Main Street
      Rocky Hill, Connecticut  06067
      Attention:   David H. Lissy, Esq.
      Telecopy No.:  (860) 257-5160

      Weil, Gotshal & Manges LLP
      767 Fifth Avenue
      New York, New York 10153
      Attention:   Warren T. Buhle, Esq.
      Telecopy No.:  (212) 310-8007

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

      16.9 Waiver of Notices. Unless otherwise expressly provided herein, each Credit Party waives presentment, protest and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No


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



notice to or demand on any Credit Party which the Administrative Agent or any Lender may elect to give shall entitle any Credit Party to any or further notice or demand in the same, similar or other circumstances.

      16.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Credit Party without prior written consent of the Administrative Agent and each Lender. The rights and benefits of the Administrative Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

      16.11 Indemnity of the Administrative Agent and the Lenders by the Credit Parties. Each Credit Party agrees, jointly and severally, to defend, indemnify and hold the Administrative Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, Affiliates, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Credit Parties shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

      16.12 Limitation of Liability. No claim may be made by any Credit Party, any Lender or other Person against the Administrative Agent, any Lender, or the affiliates, directors, officers, officers, employees, or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Document, or any act, omission or event occurring in connection therewith, and each Credit Party and each Lender hereby waive, release and agree not to sue upon any claim for such damages, whether or not accrued and whether or not know or suspected to exist in its favor.

      16.13 Final Agreement. This Agreement and the other Loan Documents are intended by each Credit Party, the Administrative Agent and the Lenders to be the final, complete, and


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



exclusive expression of the agreement among them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Credit Parties and a duly authorized officer of each of the Administrative Agent and the requisite Lenders.

      16.14 Counterparts. This Agreement may be executed in any number of counterparts, and by the Administrative Agent, each Lender and each Credit Party in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

      16.15 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

      16.16 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to any Credit Party, any such notice being waived by the Credit Parties to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of any Credit Party against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY CREDIT PARTY HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

      16.17 Joint and Several Liability. The Borrowers shall be liable for all amounts due to the Administrative Agent and/or any Lender under this Agreement, regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which the Administrative Agent and/or such Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower's Obligations with respect to Loans made to it, and each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder, with respect to Loans made to the other Borrower hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of each Borrower.

            The Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to the other Borrower hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrower, (ii) the absence of any attempt to collect the Obligations from the other Borrower, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same,
(iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Administrative Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of the other Borrower, or any part thereof, or any other agreement now or hereafter executed by the other Borrower and delivered to the Administrative Agent and/or any Lender, (iv) the failure by the Administrative Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of the other Borrower, (v) the Administrative Agent's and/or any Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by the other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of the Administrative Agent's and/or any Lender's claim(s) for the repayment of the Obligations of the other Borrower under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of the other Borrower. With respect to the Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to the other Borrower hereunder, each Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Administrative Agent and/or any Lender now has or may hereafter have against any Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent and/or any Lender to secure payment of the Obligations or any other liability of any Borrower to the Administrative Agent and/or any Lender.

            Upon any Event of Default, the Administrative Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and


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



agrees that the Administrative Agent shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations.

           [The remainder of this page is intentionally left blank.]

            IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                              "BORROWERS"

                              ZAYRE NEW ENGLAND CORP.


                              By:/s/ John F. Burtelow
                                 --------------------------------
                                 Name: John F. Burtelow
                                 Title: President


                              Address:    2418 Main Street
                                          Rocky Hill, Connecticut 06067
                              Attn:       John F. Burtelow
                              Telecopy No.:  (860) 563-8560


                              AMES STORES

                              By:  Zayre New England Corp.,
                                        its general partner

                              By:/s/ John F. Burtelow
                                 --------------------------------
                                 Name: John F. Burtelow
                                 Title: President


                              By:  Zayre Central Corp.,
                                       its general partner


                              By:/s/ John F. Burtelow
                                 --------------------------------
                                 Name: John F. Burtelow
                                 Title: President

                              Address:    2418 Main Street
                                          Rocky Hill, Connecticut 06067
                              Attn:       John F. Burtelow
                              Telecopy No.:  (860) 563-8560

                              "OTHER CREDIT PARTIES"

                              AMES DEPARTMENT STORES, INC.


                              By:/s/ John F. Burtelow
                                 --------------------------------
                                 Name: John F. Burtelow
                                 Title: Executive Vice President


                              Address:    2418 Main Street
                                          Rocky Hill, Connecticut 06067
                              Attn:       John F. Burtelow
                              Telecopy No.:  (860) 563-8560


                              ZAYRE CENTRAL CORP.


                              By:/s/ John F. Burtelow
                                 --------------------------------
                                 Name: John F. Burtelow
                                 Title: President


                              Address:    2418 Main Street
                                          Rocky Hill, Connecticut 06067
                              Attn:       John F. Burtelow
                              Telecopy No.:  (860) 563-8560


                              AMD, INC.


                              By:/s/ John F. Burtelow
                                 --------------------------------
                                 Name: John F. Burtelow
                                 Title: President


                              Address:    2418 Main Street
                                          Rocky Hill, Connecticut 06067
                              Attn:       John F. Burtelow
                              Telecopy No.:  (860) 563-8560

                              AMES REALTY II, INC.


                              By:/s/ John F. Burtelow
                                 --------------------------------
                                 Name: John F. Burtelow
                                 Title: Vice President

                              Address:    2418 Main Street
                                          Rocky Hill, Connecticut 06067
                              Attn:       John F. Burtelow
                              Telecopy No.:  (860) 563-8560


                              AMES TRANSPORTATION SYSTEMS, INC.


                              By:/s/ John F. Burtelow
                                 --------------------------------
                                 Name: John F. Burtelow
                                 Title: Vice President


                              Address:    2418 Main Street
                                          Rocky Hill, Connecticut 06067
                              Attn:       John F. Burtelow
                              Telecopy No.:  (860) 563-8560


                              "ADMINISTRATIVE AGENT"

                              BANKAMERICA BUSINESS CREDIT, INC.,
                                 as the Administrative Agent


                              By:/s/ Louis Alexander
                                 --------------------------------
                                 Name: Louis Alexander
                                 Title: Vice President

                              Address:    40 East 52nd Street
                                          New York, New York  10022
                              Attn:       Division Manager
                              Telecopy No.:  (212) 836-5167

                              "CO-AGENTS"

                              GENERAL ELECTRIC CAPITAL
                                  CORPORATION, as a Co-Agent


                              By:/s/ Timothy Morris
                                 --------------------------------
                                 Name: Timothy Morris
                                 Title: Duly Authorized Signatory


                              CONGRESS FINANCIAL CORPORATION


                              By:/s/ Mark Fagnani
                                 --------------------------------
                                 Name: Mark Fagnani
                                 Title: Senior Vice President


                              "LENDERS"

Commitment:  $ 95,000,000     BANKAMERICA BUSINESS CREDIT, INC.,
                              as a Lender


                              By:/s/ Louis Alexander
                                 --------------------------------
                                 Name: Louis Alexander
                                 Title: Vice President

                              Address:    40 East 52nd Street
                                          New York, New York  10022
                              Attn:       Division Manager
                              Telecopy No.:  (212) 836-5167

Commitment:  $ 75,000,000     CONGRESS FINANCIAL CORPORATION,
                                as a Lender


                              By:/s/ Mark Fagnani
                                 --------------------------------
                                 Name: Mark Fagnani
                                 Title: Senior Vice President

                              Address:    1133 Avenue of the Americas
                                          New York, New York  10036
                              Attn:       Josephine Norris
                              Telecopy No.:  (212) 545-4283


Commitment:  $ 50,000,000     GENERAL ELECTRIC CAPITAL CORPORATION,
                                as a Lender



                              By:/s/ Timothy Morris
                                 --------------------------------
                                 Name: Timothy Morris
                                 Title: Duly Authorized Signatory

                              Address:    201 High Ridge Road
                                          Stamford, Connecticut 06927
                              Attn:       Vice President - Portfolio
                              Telecopy No.:  (203) 316-7893


Commitment:  $ 30,000,000     SANWA BUSINESS CREDIT CORPORATION,
                                as a Lender


                              By:/s/ Peter L. Skavla
                                 ---------------------------------
                                 Name: Peter L. Skavla
                                 Title: Vice President

                              Address:    500 Glenpointe Centre West
                                          Teaneck, New Jersey  07666
                              Attn:       Peter Skavla
                              Telecopy No.:  (201) 836-4744

Commitment:  $ 25,000,000     THE CHASE MANHATTAN BANK, N.A.
                                as a Lender


                              By:/s/ George Louis McKingley
                                 --------------------------------
                                 Name: George Louis McKingley
                                 Title: Vice President

                              Address:    633 Third Avenue
                                          New York, New York  10017
                              Attn:       Credit Deputy
                              Telecopy No.:  (212) 622-5218


Commitment:  $ 25,000,000     TRANSAMERICA BUSINESS CREDIT
                              CORPORATION, as a Lender


                              By:/s/ Michael Burns
                                 --------------------------------
                                 Name: Michael Burns
                                 Title: Vice President

                              Address:    555 Theodore Fremd Avenue
                                          Suite C-301
                                          Rye, New York  10580
                              Attn:       Steven R. Fisher
                              Telecopy No.:  (914) 921-0110


Commitment:  $ 10,000,000     LASALLE BUSINESS CREDIT, INC.,
                                as a Lender


                              By:/s/ Mary Ellen Nixon-Moore
                                 --------------------------------
                                 Name: Mary Ellen Nixon-Moore
                                 Title: Vice President

                              Address:    477 Madison Avenue
                                          12th Floor
                                          New York, New York  10022
                              Attn:       Mary Ellen Nixon-Moore
                              Telecopy No.:  (212) 371-2966




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



Commitment:  $ 10,000,000     FLEET NATIONAL BANK
                                as a Lender


                              By:/s/ Linda Smyth
                                 --------------------------------
                                 Name: Linda Smyth
                                 Title: Vice President

                              Address:    777 Main Street
                                          MSN 240
                                          Hartford, Connecticut 06115
                              Attn:       Linda Smyth
                              Telecopy No.:  (860) 986-6919

                                                                    SCHEDULE B


                     ADDRESSES FOR NOTICES TO LENDERS AND
                     WIRE TRANSFER INFORMATION FOR LENDERS


LENDER                               ADDRESS FOR NOTICES               TRANSFER INFORMATION
------                               -------------------               --------------------
BankAmerica Business Credit, Inc.    40 East 52nd Street               The Chase Manhattan
                                     New York, New York  10022         Bank
                                     Attn: Division Manager            4 Metrotech Center
                                     Telecopy No.:  (212) 836-5167     Brooklyn, NY 11245
                                                                       ABA No.: 021000021
                                                                       Account No.: 910-2-
                                                                       640704
                                                                       Account Name:
                                                                       BankAmerica Business
                                                                       Credit, Inc.
                                                                       Reference: Ames

Congress Financial Corporation       1133 Avenue of the Americas
                                     New York, New York  10036
                                     Attn: Josephine Norris
                                     Telecopy No.:  (212) 545-4283


General Electric Capital             201 High Ridge Road               Bankers Trust Company
Corporation                          Stamford, Connecticut  06927      1 Bankers Trust Place
                                     Attn: Vice President - Portfolio  New York, NY 10006
                                     Telecopy No.:  (203) 316-7893     Account Name:
                                                                       GECC/CAF Depository
                                                                       Account No.:  50232854
                                                                       ABA No.: 021001033
                                                                       Ref#: CFN2105



                                       B-1





Sanwa Business Credit Corporation    500 Glenpointe Centre West        Harris Bank and Trust
                                     Teaneck, New Jersey  07666         Company
                                     Attn: Peter Skalva                111 West Monroe Street
                                     Telecopy No.:  (201) 836-4744     Chicago, Illinois
                                                                       Account Name: Sanwa
                                                                       Business Credit
                                                                       Corporation
                                                                       Account No.: 401-686-1
                                                                       ABA No.: 071-000-288
                                                                       Reference: Ames
                                                                       Department Stores, Inc.


The Chase Manhattan Bank, N.A.       633 Third Avenue
                                     New York, New York  10017
                                     Attn: Credit Deputy
                                     Telecopy No.:  (212) 622-5218


Transamerica Business Credit         555 Theodore Fremd Avenue         First National Bank of
Corporation                          Suite C-301                        Chicago
                                     Rye, New York  10580              ABA No.: 071-000-013
                                     Attn: Steven R. Fisher            Account No.: 52-97184
                                     Telecopy No.:  (914) 921-0110     Reference: Ames
                                                                       Department Stores, Inc.

LaSalle Business Credit, Inc.        477 Madison Avenue
                                     12th Floor
                                     New York, New York  10022
                                     Attn: Mary Ellen Nixon-Moore
                                     Telecopy No.:  (212) 371-2966


Fleet National Bank                  777 Main Street                   Fleet National Bank
                                     MSN 240                           Hartford, CT
                                     Hartford, Connecticut 06115       ABA No.: 011900571
                                     Attn: Linda Smyth                 Credit:
                                     Telecopy No.:  (860) 986-6919     GL#151082003121
                                                                       Reference: Ames
                                                                       participation




                                           B-2